Exhibit 10.27
WEBBANK
and
BLUESTEM BRANDS, INC.
(dba “GETTINGTON”)
AMENDED AND RESTATED
REVOLVING LOAN PRODUCT PROGRAM AGREEMENT
Dated as of August 20, 2010
Confidential Treatment Requested
[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission

SCHEDULES AND EXHIBITS

SCHEDULE 1	Definitions

EXHIBIT A	The Program

EXHIBIT B	Credit Policy

EXHIBIT C	Form of Application

EXHIBIT D	Account Documentation

EXHIBIT E	Customer Identification Program

EXHIBIT F	Sample Daily Settlement Statement

EXHIBIT G	Settlement Account Information

EXHIBIT H	Insurance Summary

EXHIBIT I	Program Compliance Manual

EXHIBIT J	Third Party Service Contractors

EXHIBIT K	Bank Secrecy Act Policy

EXHIBIT L	Debt Waiver Product

EXHIBIT M	Debt Waiver Product Terms and Conditions

EXHIBIT N	Services Provided By Company

EXHIBIT O	Service Level Standards

          THIS AMENDED AND RESTATED REVOLVING LOAN PRODUCT PROGRAM AGREEMENT (“Agreement”), effectively dated as of August 20, 2010 (the “Effective Date”), amends and restates in its entirety that certain Revolving Loan Product Program Agreement, dated as of July 23, 2009 (as modified and amended) (the “Original Program Agreement”), made by and between WEBBANK, a Utah-chartered industrial bank having its principal location in Salt Lake City, Utah (“Bank”), and BLUESTEM BRANDS, INC., (formerly known as Fingerhut Direct Marketing, Inc.) a Delaware corporation, having its principal location in Eden Prairie, Minnesota (“Company”).
RECITALS
          WHEREAS, Company is a direct marketing retailer of general merchandise and services (“Merchandise”) directly to consumers primarily through catalog and internet shopping channels; and
          WHEREAS, Bank is in the business of originating various types of consumer loans, including open-end revolving loan accounts to qualifying Company customers; and
          WHEREAS, the Parties entered into the Original Program Agreement to develop a program pursuant to which Company markets, and Bank originates open-end revolving loan accounts to qualifying Company customers identified by Company to enable consumers to purchase Company’s Merchandise, with Company administering the program and servicing the open-end revolving loan accounts in accordance with the terms and conditions set forth in the Original Program Agreement; and,
          WHEREAS, the Bank and Company are parties to that certain Receivables Sale Agreement, dated as of July 23, 2009 pursuant to which the Company purchases the Receivables originated under the Original Program Agreement, with such Receivables Sale Agreement being amended and restated contemporaneously with this Agreement.; and
          WHEREAS, the Parties desire that this Agreement replace and supersede the Original Program Agreement as of the Effective Date.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing Recitals and the terms, conditions, representations and warranties, and mutual covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Company mutually agree as follows:
1.	Definitions. The terms used in this Agreement shall be defined as set forth in Schedule 1.
2.	Marketing of Accounts; Offering Debt Waiver Product.
(a)	At its own cost, Company shall promote and market the Program and the Accounts via the Internet and any other form of media determined to be appropriate by Company. Bank shall have the right to direct the Company not to promote or market the Program through any media channels or vendors that Bank deems, in its reasonable discretion, to be unsuitable or harmful to Bank’s reputation. Bank agrees that Company may refer to Bank and the Program in promotional and marketing materials, including marketing scripts, upon the condition that any references to Bank and/or the Program in any such materials which relate to the extension of credit by Bank or Bank’s participation in the Program must receive the prior written Approval of Bank, which decision shall not be unreasonably withheld or delayed. Company shall ensure that all promotional and marketing materials and marketing strategies relating to the Program, including without limitation the extension of credit by Bank, shall be accurate, not misleading, and comply with Applicable Laws.
(b)	At its own cost, Company, on behalf of Bank, shall offer and promote to Applicants and Borrowers a debt waiver product with terms and features recommended by Company and approved by Bank in its sole discretion, initially as described in Exhibit L attached hereto (“Debt Waiver Product”), and as amended, modified, or otherwise changed from time to time, subject to prior written approval of Bank, which decision shall not be unreasonably withheld or delayed. Company shall administer the Debt Waiver Product in accordance with the Debt Waiver Product Terms and Conditions described in Exhibit M attached hereto, and as amended, modified, or otherwise changed from time to time by Bank. Company agrees that it will promptly cancel or suppress, as applicable, any indebtedness of Borrower under an Account in accordance with the Debt Waiver Product purchased by such Borrower.
(c)	Bank shall pay Company an amount equal to the amounts actually collected from Borrowers for the purchase of the Debt Waiver Product (“Premiums”), less the fees retained by Bank in the following amounts: (i) [ * ] of Premiums collected during each Measuring Period; (ii) [ * ] of Premiums collected during each Measuring Period between [ * ]; and (iii) [ * ] of Premiums collected in excess of [ * ] during each Measuring Period. In the event that Company collects any Premiums on behalf of Bank, Company shall pay Bank the applicable fees for all such Premiums collected during any calendar month not later than ten (10) days following the end of such calendar month.
3.	Bank to Extend Credit; Origination Fees; Minimum Origination Fees.
(a)	Bank agrees to make Accounts available, in accordance with the Credit Policy, to qualifying Applicants residing in any state in the United States, its territories, or the District of Columbia. All Accounts shall be originated by Bank using the origination system of Company or its designated service provider. Company acknowledges that approval of an Application creates a creditor-borrower relationship between Bank and Borrower which involves, among other things, the
[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission establishment of an account, the extension of credit, the disbursement of loan proceeds, and the collection of loan payments by Bank. Nothing in this Agreement shall obligate Bank to extend credit to an Applicant or make an advance on an Account if Bank determines that doing so would be an unsafe or unsound banking practice; provided, however, that in such an event, Bank shall notify Company of its determination.
(b)	Subject to the provisions for Minimum Origination Fees in subsection (c) below, Company shall pay to the Bank an origination fee (“Origination Fee”) for each Account Advance equal to: (i) [ * ] for the first [ * ] of Receivables originated by Bank in each Measuring Period; (ii) [ * ] over [ * ] of Receivables originated by Bank in each Measuring Period; and, (iii) [ * ] over [ * ] of Receivables originated by Bank in each Measuring Period, including during any Renewal Term. Company shall pay the Origination Fee to Bank in accordance with the terms of the Receivables Sale Agreement.
(c)	Company shall pay Origination Fees in the minimum amounts (“Minimum Origination Fees”) of: (i) [ * ] for months one (1) (which, for the avoidance of doubt, shall be the calendar month in which the Launch Date occurs) through twelve (12) following the Launch Date; (ii) [ * ] for months thirteen (13) through twenty-four (24) following the Launch Date; and, (iii) [ * ] for months twenty-five (25) through thirty-six (36) following the Launch Date and for each Measuring Period thereafter. An amount equal one-twelfth (1/12) of the Minimum Origination Fees shall be paid to the Bank on a monthly basis (for example, [ * ] per month during months one (1) (which, for the avoidance of doubt, shall be the calendar month in which the Launch Date occurs) through twelve (12) following the Launch Date) for each calendar month after the Launch Date (“Minimum Monthly Payment”), with a pro-rated portion of the Minimum Monthly Payment being paid to the Bank for a partial calendar month, if any, immediately following the Launch Date. To the extent the payment made in respect of Origination Fees paid during any calendar month are less than the then applicable prorated Minimum Monthly Payment, the Company shall pay such difference to Bank not later than five (5) Business Days from the conclusion of each month and each subsequent month thereafter until such time as the aggregate Origination Fees paid equal the then applicable Minimum Origination Fees. Company shall make the payment in respect of Origination Fees above and beyond the Minimum Monthly Payments once the aggregate of the Origination Fees exceed the sum of the Minimum Monthly Payments at any time during each
[*]	Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission applicable twelve (12)-month period in accordance with the terms of the Receivables Sale Agreement.
4.	Consumer Documents and Credit Policy. The following documents, terms and procedures (“Consumer Finance Materials”) that will be used by Bank initially with respect to the Accounts shall be agreed to by the Parties and attached to this Agreement no later than the Launch Date: (i) Program description (financial terms of Accounts) as Exhibit A; (ii) Credit Policy as Exhibit B; (iii) form of Application, including disclosures required by Applicable Law, as Exhibit C; (iv) Account Documentation, including the forms of Account Agreement, privacy policy and privacy notices and monthly Account statements as Exhibit D; Customer Identification Procedures as Exhibit E; (v) Sample Daily Settlement Statement as Exhibit F; Settlement Account Information as Exhibit G; Insurance Requirements as Exhibit H; Program Compliance Manual as Exhibit I; Third Party Service Contractors as Exhibit J; Bank Secrecy Act Policy as Exhibit K; Debt Waiver Product as Exhibit L; and Debt Waiver Product Terms and Conditions as Exhibit M . With the exception of the Credit Policy, Exhibit B, the Consumer Finance Materials shall not be changed without the prior written consent of both Parties, which consent shall not be unreasonably withheld or delayed; provided, however that Bank may change the Consumer Finance Materials upon written notice provided to Company, but without Company’s prior written consent, to the extent that Bank is advised by legal counsel or a Regulatory Authority that such change is required by Applicable Laws or necessitated by safety and soundness concerns. In addition, Company will notify Bank if any of the form communications to Applicants and Borrowers relating specifically to the extension of credit, which forms the Company has provided, or will provide to the Bank prior to the Launch Date, are changed. Notwithstanding the foregoing, no change may be made to the Credit Policy, Exhibit B, unless such change has been approved by the Bank’s Board of Directors, in its sole discretion. The Parties acknowledge that each Account Agreement and all other documents referring to the creditor for the Program shall identify the Bank as the creditor for the Accounts at the time of Account origination, and that all checks or other items in repayment of Account Advances shall be made payable to Bank or its assigns so long as Bank owns such Account Advances. Company shall ensure that the Consumer Finance Materials comply with Applicable Laws; provided however, that Company shall not be responsible to the extent Bank makes changes to the Consumer Finance Materials pursuant to this section without the previous written consent of Company, except to the extent any such changes are made pursuant to advice or direction delivered in accordance with Section 28 hereof.
5.	Account Referral, Processing and Origination.
(a)	In connection with Company’s Gettington Brand Merchandise, Company shall distribute, promote and process Applications from Applicants for Accounts, on behalf of Bank (including retrieving credit reports) to determine whether the Applicant meets the eligibility criteria set forth in the Credit Policy. Company will only process Applications on behalf of Bank from residents of the United States, its territories and the District of Columbia that have had their identity verified and are not listed on the United States Department of the Treasury’s Office of Foreign Assets Control (OFAC) list of Specially Designated Nationals and Blocked

Persons. Company shall promptly respond on behalf of Bank to all inquiries from Applicants regarding the application process. All such Applications, except as set forth below on an exception basis, shall be automatically adjudicated utilizing the Credit Policy.
(b)	Upon Bank’s request, Company shall forward to Bank mutually agreed information, which shall include at a minimum, the name, address, social security number and date of birth, of each Applicant who meets the eligibility criteria set forth in the Credit Policy. Company shall forward to Bank those Applications that require discretionary approval action. Company shall have no discretion to override the Credit Policy with respect to any Applications and Company must obtain Bank’s prior written consent to establish any Account with respect to an Applicant that does not satisfy the eligibility criteria set forth in the Credit Policy.
(c)	Subject to the terms of this Agreement, Bank shall establish Accounts with respect to Applicants who meet the eligibility criteria set forth in the Credit Policy. Company, on behalf of the Bank, shall promote the Debt Waiver Product offered by the Bank to each such qualifying Applicant. Except as otherwise provided in this Agreement, Bank shall maintain ownership of all Accounts established under the Program.
(d)	Pursuant to procedures mutually agreed by the Parties, Company shall deliver adverse action notices on behalf of Bank to Applicants who do not meet Credit Policy criteria or are otherwise denied credit by Bank.
(e)	On behalf of Bank, Company shall deliver Program privacy notices and Account Agreements to Borrowers, and shall authorize or decline each Account Advance requested by a Borrower in accordance with the Credit Policy. Pursuant to procedures mutually agreed by the Parties, if the Company declines a Borrower’s Account Advance request on behalf of Bank in accordance with the Credit Policy, Company shall deliver an adverse action notice to the Borrower.
(f)	Company shall hold and maintain, as custodian for Bank, all documents of Bank pertaining to Accounts. At Bank’s request, Company shall provide Bank with immediate access to the originals or copies of such documents in accordance with Bank’s reasonable request.
(g)	Company shall perform the obligations described in Section 5 and the services set forth in Exhibit N hereto, and deliver any customer communications to Applicants and Borrowers as necessary to carry on the Program, all at Company’s own cost and in accordance with Applicable Laws.
6.	Servicing of Accounts. Company shall service the Accounts for as long as Bank owns the Accounts. Such Account servicing shall include, without limitation, Account transaction authorization, preparation and mailing of account statements, undertaking collections, providing customer service (including responding to credit limit adjustment requests in accordance with the Credit Policy), crediting Accounts in respect of unauthorized charges, chargebacks, refunds and adjustments, resolving customer disputes, and providing such other services as are ordinary and customary in the servicing of open-end revolving loan accounts, including the services set forth on Exhibit N hereto. Company shall perform Account servicing all at Company’s own cost and in accordance with the Consumer Finance Materials, Program Compliance Manual, Applicable Laws, and with the service level standard set forth on Exhibit O hereto. In connection with the foregoing, subject to Company’s data security requirements, Bank shall be provided access to the online system of Company or data processor, as applicable, for the purpose of reviewing the Accounts and Receivables being serviced. In addition, Bank may review (i) all forms of written communications with Borrowers, including Account statements and collection letters, and customer service scripts and (ii) all communications with regulatory agencies, better business bureaus, or like entities regarding the Program and/or any Account servicing inquiries, in each case, during the periodic onsite reviews in accordance with Section 18 hereunder.
7.	Settlement with Company.
(a)	Company will provide a Daily Settlement Statement to Bank by e-mail or as otherwise mutually agreed on each applicable Business Day no later than 1:00 p.m. Eastern Time, which statement shall detail the Settlement Amount for all Accounts that are ready for settlement by Bank. The Daily Settlement Statement shall be substantially in the form of Exhibit F attached hereto. No later than 4:00 p.m. Eastern Time on the same Business Day as Bank receives the Daily Settlement Statement, but subject to the provisions of the Program Documents, Bank shall transfer in immediately available funds to the Company’s Settlement Account, as initially identified on Exhibit G attached hereto, but which the Company may change from time to time upon prior written notice to Bank, the Settlement Amount due to Company for the purchase of Merchandise by Borrowers as set forth on the applicable Daily Settlement Statement. Failure to strictly adhere to the times referenced in this Section 7(a), shall not constitute a technical breach of this Agreement, provided that performance occurs on the same Business Day.
(b)	The obligation of Bank to disburse the Settlement Amount stated on a Daily Settlement Statement is, in each instance, subject to the satisfaction of the following conditions precedent:
(1)	the representations and warranties of Company set forth in the Program Documents shall be true, complete, and correct in all material respects; and,
(2)	the obligations of Company set forth in the Program Documents to be performed prior to the applicable settlement shall have been performed prior to each disbursement of the proceeds of each such Account Advance by Bank.

8.	Customer Disputes and Refunds.
(a)	With respect to any Merchandise returns accepted by Company or customer refunds provided by Company under its customer satisfaction policy or otherwise, for a purchase that was originally financed via an Account, Company shall, to the extent of the outstanding balance of the Receivable with respect to such Account, pay the refund amount to the Person owning and holding such Receivable within three (3) Business Days after the Merchandise return is accepted or the customer refund is made, as applicable. Company shall ensure that any amounts paid as provided in the foregoing sentence are credited by the Person to the applicable Account.
(b)	Company shall ensure that all monetary adjustments and/or credits agreed upon by Company in resolving any Customer dispute regarding Merchandise purchased via an Account shall promptly be communicated to the Person owning and holding the Receivable with respect to such Account at the time of the adjustment. The procedures for applying such adjustments and/or credits to the Receivables shall be mutually agreed upon by the Parties.
9.	Representations and Warranties.
(a)	Bank hereby represents, warrants or covenants, as applicable, to Company as of the Effective Date that:
(1)	Bank is an FDIC-insured Utah-chartered industrial bank, duly organized, validly existing under the laws of the State of Utah and has full corporate power and authority to execute, deliver, and perform its obligations under this Agreement; the execution, delivery and performance of this Agreement have been duly authorized, and are not in conflict with and do not violate the terms of the charter or bylaws of Bank and will not result in a material breach of or constitute a default under, or require any consent under, any indenture, loan, or material agreement to which Bank is a party unless such breach or default is waived or consent is obtained;

(2)	All approvals, authorizations, licenses, registrations, consents, and other actions by, notices to, and filings with, any Person that may be required in connection with the execution, delivery, and performance of this Agreement by Bank, have been obtained (other than those required to be made to or received from Borrowers and Applicants);

(3)	This Agreement constitutes a legal, valid, and binding obligation of Bank, enforceable against Bank in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect, including the rights and obligations of receivers and conservators under 12 U.S.C. §§ 1821 (d) and (e), which may affect the enforcement of creditors’ rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(4)	There are no proceedings or investigations pending or, to the best knowledge of Bank, threatened against Bank (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Bank pursuant to this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of Bank, would materially and adversely affect the performance by Bank of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or (v) that would have a materially adverse financial effect on Bank or its operations if resolved adversely to it;

(5)	Bank is not Insolvent;

(6)	The execution, delivery and performance of this Agreement by Bank comply in all material respects with Utah and federal banking laws specifically applicable to Bank’s operations; provided that Bank makes no representation or warranty regarding compliance with Utah or federal banking laws relating to consumer protection, consumer lending, loan collections, anti-money-laundering or privacy;

(7)	The Proprietary Materials Bank licenses to Company pursuant to Section 14, and their use as contemplated by this Agreement, do not violate or infringe upon, or constitute an infringement or misappropriation of, any U.S. patent, copyright or U.S. trademark, service mark, trade name or trade secret of any person or entity and Bank has the right to grant the licenses set forth in Sections 14(a) and 14(b) below; and

(8)	Bank shall comply with Title V of the Gramm-Leach-Bliley Act and the implementing regulations of the Federal Trade Commission, including but not limited to applicable limits on the use, disclosure, storage, and safeguarding of Applicant and Borrower information, and shall maintain reasonable disaster recovery protections; provided, however, that the Bank’s representation in this subsection 9(a)(8) shall not apply to obligations of Company, which are performed on behalf of the Bank.
(b)	Company hereby represents and warrants to Bank as of the Effective Date and on each date that Company provides a Daily Settlement Statement to Bank that:
(1)	Company is a corporation, duly organized and validly existing in good standing under the laws of the State of Delaware, and has full power and authority to execute, deliver, and perform its obligations under this Agreement; the execution, delivery, and performance of this Agreement have been duly authorized, and are not in conflict with and do not violate the terms of the articles or bylaws of Company and will not result in a material breach of or constitute a default under or require any consent under any material indenture, loan, or Material Agreement to which Company is a party, unless such breach or defaults is waived or consent is obtained;

(2)	All approvals, authorizations, consents, and other actions by, notices to, and filings with any Person required to be obtained for the execution, delivery, and performance of this Agreement by Company, have been obtained;

(3)	This Agreement constitutes a legal, valid, and binding obligation of Company, enforceable against Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect, which may affect the enforcement of creditors’ rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(4)	There are no proceedings or investigations pending or, to the best knowledge of Company, threatened against Company (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Company pursuant to this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of Company, would materially and adversely affect the performance by Company of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, or (v) that would have a materially adverse financial effect on Company or its operations if resolved adversely to it;

(5)	Company is not Insolvent;

(6)	The execution, delivery and performance of this Agreement by Company, including without limitation, the Company’s obligations in Sections 2 and 5 herein, the servicing of Accounts, the Consumer Finance Materials, the promotional and marketing materials, and marketing strategies shall all comply in all material respects with Applicable Laws;

(7)	The Proprietary Materials Company licenses to Bank pursuant to Section 14, and their use as contemplated by this Agreement, do not violate or infringe upon, or constitute an infringement or misappropriation of, any U.S. patent, copyright or U.S. trademark, service mark, trade name or trade secret of any person or entity and Company has the right to grant the license set forth in Section 14(a) below; and

(8)	Company shall comply with Title V of the Gramm-Leach-Bliley Act and the implementing regulations of the Federal Trade Commission, including but not limited to applicable limits on the use, disclosure, storage and safeguarding of Applicant and Borrower information, and shall maintain reasonable disaster recovery protections.
(c)	Company hereby represents and warrants to Bank as of each Settlement Date that:
(1)	For each Account and each Account Advance: (i) to the best of Company’s knowledge, none of the information in the related Application is false, incomplete, and/or inaccurate; (ii) all required disclosures to Borrowers have been delivered in compliance with Applicable Laws; (iii) the Account Agreement and all other Account documents are genuine and legally binding and enforceable, conform in all material respects to the requirements of the Program and were prepared in conformity with the Program Compliance Manual and all Applicable Laws; (iv) all necessary approvals required to be obtained by Company have been obtained; (v) that the Company has taken no action that would prohibit the sale of Receivables by Bank; and (vi) as between the Company, the Bank, and any Third Party Beneficiaries, the Bank is the sole owner of the Receivables prior to the sale of the Receivables to Company and Company has no interest or claim in and to the Receivables prior to the sale of the Receivables to Company;

(2)	Each Borrower whose requested Account Advance is listed (in aggregate) on a Daily Settlement Statement is eligible for an Account and the requested Account Advance under the Credit Policy; and each Borrower has completed an Application; and

(3)	The information on each Daily Settlement Statement is true, complete, and correct in all material respects.
(d)	The representations and warranties of Bank and Company contained in this Section 9 are made continuously throughout the term of this Agreement. In the event that any investigation or proceeding of the nature described in subsections 9(a)(4) and 9(b)(4) is instituted or threatened against either Party, except to the extent prohibited by Applicable Law, such Party shall promptly notify the other Party of the pending or threatened investigation or proceeding.
10.	Other Relationships with Borrowers.
(a)	Separate from the obligation to market Accounts offered by Bank, and subject to the Program privacy policy (including Borrower’s exercise of any rights to opt out of information sharing) and Applicable Laws, Company shall have the right, at its own expense, to solicit Applicants and/or Borrowers with offerings of goods and services from Company and parties other than Bank, provided, however, that in the event that Company uses Bank’s name and/or Proprietary Materials in connection with such offerings, Company shall obtain Bank’s prior Approval for such use, which may be withheld or conditioned in the Bank’s sole discretion. Subject to Applicable Laws and its obligations under this Agreement, Company, at its own cost also shall have the right to include inserts, on its own behalf or on behalf of third parties, to billing statements on Accounts (whether in paper or electronic form) and market through messages on such statements; provided, however, that Bank shall have priority for space on the billing statements and in the envelope for matters required by Applicable Laws.
(b)	Except as necessary to carry out its rights and responsibilities under this Agreement and the Receivables Sale Agreement, Bank shall not use Applicant and/or Borrower information and shall not provide or disclose any Applicant and/or Borrower information to any Person, except to the extent required to do so under Applicable Law or legal process. Without limiting the generality of the foregoing, except as otherwise provided in subsection (c) below, Bank shall not use the Applicant and/or Borrower information to do any of the following, either directly or indirectly, including through an arrangement with any Person other than the Company: (1) solicit Applicants or Borrowers with product or service offerings (including offerings by third parties); (2) insert any offerings in billing statements to Borrowers, other than offerings approved by Company; or (3) use the names of Applicants or Borrowers, or any other information relating to the Accounts or to the Applicants in way related to this Agreement, other than as specifically authorized in this Agreement.
(c)	Notwithstanding the restrictions set forth in subsection 10(b) hereof, (i) Bank may make solicitations for goods and services to the public, which may include one or more Applicants or Borrowers; provided that Bank does not (A) target such solicitations to specific Applicants and/or Borrowers, (B) use or permit a third party to use any list of Applicants and/or Borrowers in connection with such solicitations or (C) refer to or otherwise use the name of Company; and (ii) Bank shall not be obligated to redact the names of Applicants and/or Borrowers from marketing lists acquired from third parties (e.g., subscription lists) that Bank uses for solicitations. Further, the Bank shall not be restricted from responding to unsolicited requests or inquiries made by an Applicant and/or Borrower for any product or service offered by the Bank or its Affiliates.
(d)	The terms of this Section 10 shall survive the expiration or earlier termination of this Agreement.
11.	Indemnification.
(a)	Bank agrees to indemnify, defend and hold harmless Company and its Affiliates, and the officers, directors, employees, representatives, shareholders, agents and attorneys of such entities (the “Company Indemnified Parties”) from and against any and all claims, actions, liability, judgments, damages, costs and expenses, including reasonable attorneys’ fees (“Losses”), that may arise from the gross negligence or willful misconduct of Bank related to obligations or undertakings under this Agreement by Bank.

(b)	Company agrees to indemnify, defend and hold harmless Bank and its Affiliates, and the officers, directors, employees, representatives, shareholders, agents and attorneys of such entities (the “Bank Indemnified Parties”) from and against any and all Losses that may arise from Bank’s participation in the Program as contemplated by the Program Documents, (including Losses arising from a violation of Applicable Laws or a breach by Company or its agents, subcontractors, or representatives of any of Company’s obligations or undertakings under the Program Documents and notwithstanding any materiality qualifier made in connection with any of the Company’s representations and warranties set forth herein), unless such Loss results from the gross negligence or willful misconduct of Bank.
(c)	The Company Indemnified Parties and the Bank Indemnified Parties are sometimes referred to herein as the “Indemnified Parties,” and Company or Bank, as an indemnitor hereunder, is sometimes referred to herein as the “Indemnifying Party.”
(d)	Any Indemnified Party seeking indemnification hereunder shall immediately notify the Indemnifying Party, in writing, of any notice of the assertion by any third party of any claim or of the commencement by any third party of any legal or regulatory proceeding, arbitration or action, or if the Indemnified Party determines the existence of any such claim or the commencement by any third party of any such legal or regulatory proceeding, arbitration or action, whether or not the same shall have been asserted or initiated, in any case with respect to which the Indemnifying Party is or may be obligated to provide indemnification (an “Indemnifiable Claim”), specifying in reasonable detail the nature of the Loss, and, if known, the amount, or an estimate of the amount, of the Loss, provided that failure to promptly give such notice shall only limit the liability of the Indemnifying Party to the extent of the actual prejudice, if any, suffered by such Indemnifying Party as a result of such failure. The Indemnified Party shall provide to the Indemnifying Party as promptly as practicable thereafter information and documentation reasonably requested by such Indemnifying Party to defend against the claim asserted.
(e)	The Indemnifying Party shall have thirty (30) days after receipt of any notification of an Indemnifiable Claim (a “Claim Notice”) to notify the Indemnified Party of the Indemnifying Party’s election to assume the defense of the Indemnifiable Claim and, through counsel of its own choosing, and at its own expense, to commence the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith if such cooperation is so requested and the request is reasonable; provided that the Indemnifying Party shall hold the Indemnified Party harmless from all its reasonable out-of-pocket expenses, including reasonable attorneys’ fees, incurred in connection with the Indemnified Party’s cooperation. If the Indemnifying Party assumes responsibility for the settlement or defense of any such claim, (i) the Indemnifying Party shall permit the Indemnified Party to participate at the Indemnifying Party’s expense in such settlement or defense through counsel chosen by the Indemnified Party (subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed); provided that, in the event that both the Indemnifying Party and the Indemnified Party are defendants in the proceeding and the Indemnified Party shall have reasonably determined and notified the Indemnifying Party that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, then the fees and expenses of one such counsel for all Indemnified Parties in the aggregate shall be borne by the Indemnifying Party; and (ii) the Indemnifying Party shall not settle any Indemnifiable Claim without the Indemnified Party’s consent, which consent shall not be unreasonably withheld or delayed for any reason if the settlement involves only payment of money, and which consent may be withheld for any reason if the settlement involves more than the payment of money, including any admission by the Indemnified Party. So long as the Indemnifying Party is reasonably contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party’s consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, (i) where such Indemnifiable Claim involves a Bank’s Regulatory Authority, Bank shall retain the right to control the settlement or defense thereof whether Bank is an Indemnifying Party or an Indemnified Party, and (ii) if Bank is the Indemnified Party, Bank shall be entitled to the Indemnifying Party’s cooperation and indemnification, including out-of-pocket expenses, and reasonable attorney’s fees incurred by Bank.
(f)	If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, or if the Indemnifying Party fails to contest vigorously any such Indemnifiable Claim, the Indemnified Party shall have the right, upon notice to the Indemnifying Party, to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided that the Indemnified Party shall notify the Indemnifying Party at least five (5) Business Days prior to any compromise or settlement of any such Indemnifiable Claim. No action taken by the Indemnified Party pursuant to this paragraph (f) shall deprive the Indemnified Party of its rights to indemnification pursuant to this Section 11.
(g)	The terms of this Section 11 shall survive the expiration or earlier termination of this Agreement.
12.	Term and Termination.
(a)	This Agreement shall have an initial term commencing on the Effective Date and continuing through August 19, 2013 (the “Initial Term”) and shall renew automatically for successive additional terms of twelve (12) months each (each a “Renewal Term”), unless either Party provides notice of non-renewal to the other Party at least one hundred and eighty (180) days prior to the end of the Initial Term or any Renewal Term or this Agreement is earlier terminated in accordance with the provisions hereof.
(b)	In addition to any other rights or remedies available to the Bank under this Agreement or by law, Bank shall have the right to suspend payments of the

Settlement Amounts due to Company (as required under Section 7(a) of this Agreement) during the period commencing with the occurrence of any monetary default, including but not limited to the failure to maintain the Required Balance in the Collateral Account, and ending when such condition has been cured. Notwithstanding such suspension right, Bank may terminate this Agreement upon written notice to Company if Company defaults on its obligations to make a payment to Bank as provided in Section 2 of the Receivables Sale Agreement, or to deposit funds into the Collateral Account as provided in Section 34 of the Receivables Sale Agreement and, in each case, fails to remedy such default within two (2) Business Days after notice thereof from Bank. In the event of any termination, Company shall immediately discontinue processing Accounts and Account Advances under the terms of the Agreement.
(c)	Bank shall have the right to terminate this Agreement immediately upon written notice to Company if Bank’s continued participation in the Program has been prohibited pursuant to an order or other action, including any letter or directive of any kind, by Bank’s Regulatory Authority.
(d)	In addition to the termination right set forth in Section 28 herein, a Party shall have a right to terminate this Agreement immediately upon written notice to the other Party in any of the following circumstances:
(1)	any representation or warranty made by the other Party in this Agreement shall be incorrect in any material respect and shall not have been corrected within thirty (30) calendar days after written notice thereof has been given to such other Party;

(2)	the other Party shall default in the performance of any material obligation or undertaking under this Agreement and such default shall continue for thirty (30) calendar days after written notice thereof has been given to such other Party;

(3)	the other Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official or to any involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(4)	an involuntary case or other proceeding, whether pursuant to banking regulations or otherwise, shall be commenced against the other Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official of it or any substantial part of its property; or an order for relief shall be entered against either Party under the federal bankruptcy laws as now or hereafter in effect that is not dismissed within thirty (30) days;

(5)	there is a materially adverse change in the financial condition of the other Party; or

(6)	either Party has terminated the Receivables Sale Agreement in accordance with the terms thereof and any applicable notice period provided therein shall have expired.
(e)	Upon termination of the Agreement by Company pursuant to Section 12(d), at the written request of Company, and subject to Section 12(i) below, Bank shall continue to operate the Program for up to one hundred and eighty (180) days following receipt of Company’s written notice of termination, so long as both Parties continue to perform their respective obligations under the Program during the period contemplated in this Section 12(e). At the conclusion of such period, Bank shall assign to Company or a designee of Company upon such terms and conditions as are reasonably agreeable to Bank all Accounts originated by Bank pursuant to this Agreement, provided, however, that Company or its designee shall also purchase all outstanding Receivables owned by Bank in connection with Accounts originated under the Program. If at the conclusion of such period Company is not able to accept the assignment of the Accounts and has not identified a designee to accept assignment of the Accounts upon such terms and conditions as are reasonably agreeable to Bank, Bank may close all Accounts. All costs associated with closing or transferring Accounts shall be borne by Company.
(f)	Except as provided in Section 12(e), Bank shall not be obligated to approve Applications or establish new Accounts or make any advance on any Account after termination of this Agreement.
(g)	The termination of this Agreement either in part or in whole shall not discharge any Party from any obligation incurred prior to such termination, provided that if this Agreement is terminated for any of the events set forth in subsection 12(c), subsection 12(d)(3), or subsection 12(d)(4), Company shall not be required to pay any additional Origination Fee. To secure the obligations of Bank to perform under the Program Documents, Bank hereby grants to Company a security interest in all Accounts and all Account Agreements. In the event Company validly terminates this Agreement, after the expiration of any applicable notice and cure periods, Company may exercise all rights and remedies under the Program Documents and under any Applicable Law; provided however, that the security interest granted in this subsection 12(g) may be enforced only in the event that Company validly terminates this Agreement for one or more of the events set forth in subsection

12(d). No termination nor rejection or failure to assume the executor’s obligations under this Agreement in the bankruptcy or receivership of either Party shall be deemed to impair or affect the obligations pertaining to any executed obligations, including, without limitation warranties by either Party pertaining to the obligations that expressly survive termination of this Agreement.
(h)	Except as provided in Section 12(e), upon termination of this Agreement, Bank shall assign to Company or a designee of Company upon such terms and conditions as are reasonably agreeable to Bank all Accounts originated by Bank pursuant to this Agreement, provided, however, that Company or its designee shall also purchase all outstanding Receivables owned by Bank in connection with Accounts originated under the Program. If at the conclusion of such period Company is not able to accept the assignment of the Accounts and has not identified a designee to accept assignment of the Accounts upon such terms and conditions as are reasonably agreeable to Bank, Bank may close all Accounts. All costs associated with closing or transferring Accounts shall be borne by Company.
(i)	Bank’s obligation to operate the Program, establish Accounts or make advances on any Accounts subsequent to a notice of termination or termination of this Agreement shall in all cases be subject to Applicable Laws and/or regulatory requirements. Further, immediately upon termination of this Agreement, Company shall discontinue offering the Program as a purchase payment option for Company’s Merchandise, including without limitation the removal of all references to the Program from all of the Company’s websites.
(j)	The terms of this Section 12 shall survive the expiration or earlier termination of this Agreement.
13.	Confidentiality.
(a)	Each Party agrees that Confidential Information of the other Party (the “Disclosing Party”) shall be used by each other Party (the “Restricted Party”) solely in the performance of its obligations and exercise of its rights pursuant to the Program Documents. Except as required by Applicable Laws or legal process, the Restricted Party shall not disclose Confidential Information of the Disclosing Party to third parties; provided, however, that the Restricted Party may disclose Confidential Information of a Disclosing Party (i) to the Restricted Party’s Affiliates, agents, representatives or subcontractors for the sole purpose of fulfilling the Restricted Party’s obligations under this Agreement (as long as the Restricted Party exercises commercially reasonable efforts to prohibit any further disclosure by its Affiliates, agents, representatives or subcontractors), provided that in all events, the Restricted Party shall be responsible for any breach of the confidentiality obligations hereunder by any of its Affiliates, agents (other than Company as agent for Bank), representatives or subcontractors, (ii) to the Restricted Party’s auditors, accountants and other professional advisors, or to a Regulatory Authority, or (iii) to the Administrative Agent, other lenders to Bluestem and Bluestem’s other financing sources, or (iv) to any other third party as mutually agreed by the Parties.
(b)	A Party’s Confidential Information shall not include information that:
(1)	is generally available to the public;

(2)	has become publicly known, without fault on the part of the Restricted Party, subsequent to the Restricted Party acquiring the information;

(3)	was otherwise known by, or available to, the Restricted Party prior to April 28, 2008; or

(4)	becomes available to the Restricted Party on a non-confidential basis from a Person, other than a Party to this Agreement, who is not known by the Restricted Party after reasonable inquiry to be bound by a confidentiality agreement with the Disclosing Party or otherwise prohibited from transmitting the information to the Restricted Party.
(c)	Upon written request or upon the termination of this Agreement, each Restricted Party shall return to the Disclosing Party all Confidential Information in its possession that is in written form, including by way of example, but not limited to, reports, plans, and manuals; provided, however, that a Restricted Party may maintain in its possession all such Confidential Information of the Disclosing Party required to be maintained under Applicable Laws relating to the retention of records for the period of time required thereunder.
(d)	In the event that a Restricted Party is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information of the other Party, the Restricted Party will provide the Disclosing Party with prompt notice of such request(s) so that the Disclosing Party may seek an appropriate protective order or other appropriate remedy and/or waive the Restricted Party’s compliance with the provisions of this Agreement. In the event that the Disclosing Party does not seek such a protective order or other remedy, or such protective order or other remedy is not obtained, or the Disclosing Party grants a waiver hereunder, the Restricted Party may furnish that portion (and only that portion) of the Confidential Information of the Disclosing Party which the Restricted Party is legally compelled to disclose and will exercise such efforts to obtain reasonable assurance that confidential treatment will be accorded any Confidential Information of the Disclosing Party so furnished as the Restricted Party would exercise in assuring the confidentiality of any of its own Confidential Information.
(e)	The terms of this Section 13 shall survive the expiration or earlier termination of this Agreement.
14.	Proprietary Material.

(a)	Each Party (“Licensing Party”) hereby provides the other Party (“Licensee”) with a non-exclusive, non-transferable, revocable limited license to use and reproduce the Licensing Party’s name, logo, registered trademarks and service marks (“Proprietary Material”) on the Applications, Account Agreements, marketing materials, and otherwise in connection with the fulfillment of Licensee’s obligations under this Agreement; provided, however, that (i) Licensee shall at all times comply with written instructions provided by Licensing Party regarding the use of its Proprietary Material, and (ii) Licensee acknowledges that, except as specifically provided in this Agreement, it will acquire no interest in Licensing Party’s Proprietary Material, including without limitation, any and all goodwill arising from the Licensee’s use of the Licensing Party’s Proprietary Material, which shall inure solely to the Licensing Party. Upon termination of this Agreement, Licensee will cease using Licensing Party’s Proprietary Material.
(b)	No Licensee shall use the Licensing Party’s Proprietary Material for any purpose other than as set forth in subsection (a) above whatsoever without the prior written consent, in each instance, of the Licensing Party. Further, no Licensee shall at any time adopt or use, without the Licensing Party’s prior written consent, any variation of Licensing Party’s Proprietary Material, including translations, or any mark likely to be similar to or confusing with any of the Licensing Party’s Proprietary Material. In the event that Licensing Party consents to any variation of Licensing Party’s Proprietary Material, the Licensee hereby agrees that Licensing Party shall own such new mark and shall, at its cost and expense, file and obtain in Licensing Party’s name all United States and international trademark registrations.
15.	Relationship of Parties. The Parties agree that in performing their responsibilities pursuant to this Agreement, they are in the position of independent contractors. This Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of partner or joint venturer or any association for profit between Bank and Company.
16.	Expenses.
(a)	Except as set forth herein, each Party shall bear the costs and expenses of performing its obligations under this Agreement.
(b)	Company shall bear all of its expenses in the originating and servicing of the Accounts. Company shall also pay all costs of obtaining credit reports, performing initial and ongoing credit and compliance screening, and delivering adverse action notices.
(c)	Company shall pay all wire transfer and ACH costs for transfers by Bank under the Program. Company shall reimburse Bank for all third party bank fees incurred by Bank in connection with the performance of this Agreement.
(d)	Company shall reimburse Bank for Bank’s reasonable out of pocket expenses incurred in the performance of on-site reviews of Company’s financial condition, operations, internal controls and subcontracting arrangements in accordance with

Section 18 hereunder; provided, however, all such out of pocket expenses shall be invoiced by the Bank on a monthly basis and paid for by Company at the Bank’s actual cost therefore, and shall not include any corporate allocations, administrative fees, mark-ups imposed by the Bank, or other non-reimbursable expenses of inspection to be borne by Bank specifically provided in Section 18 hereunder.
(e)	On the Effective Date, Company shall pay Bank [ * ] as a one-time implementation fee, which shall be fully earned as of the Effective Date and non-refundable.
(f)	The Company shall pay such other costs and expenses as are set forth on the Term Sheet.
(g)	Each Party shall be responsible for payment of any federal, state, or local taxes or assessments associated with the performance of its obligations under this Agreement and for compliance with all filing, registration and other requirements with regard thereto.
(h)	Within thirty (30) days after receipt of an invoice from Bank, Company shall reimburse Bank for all of Bank’s closing costs and legal fees incurred in the due diligence, negotiation and drafting of this Agreement. Company shall be responsible for all of Bank’s ongoing legal fees associated with the Program.
17.	Examination. Each Party agrees to submit to any examination that may be required by a Regulatory Authority having jurisdiction over the other Party, during regular business hours and upon reasonable prior notice, and to otherwise provide reasonable cooperation to the other Party in responding to such Regulatory Authorities’ inquiries and requests relating to the Program.
18.	Inspection; Reports. Each Party, upon reasonable prior notice from the other Party, agrees to submit to an inspection of its books, records, accounts, and facilities relevant to the Program, from time to time, during regular business hours subject, in the case of Bank, to the duty of confidentiality it owes to its customers and banking secrecy and confidentiality requirements otherwise applicable under Applicable Laws. Except as otherwise specifically provided herein, all expenses of inspection shall be borne by the Party conducting the inspection. Notwithstanding the obligation of each Party to bear its own expenses of inspection, in accordance with Section 16(d), Company shall reimburse Bank for reasonable out of pocket expenses incurred by Bank in the performance of on-site reviews of Company’s financial condition, operations, internal controls and subcontracting arrangements. Company shall store all documentation and electronic data related to its performance under this Agreement consistent with its existing document and data storage and retention practices as of the date hereof and shall make such documentation and data available during any inspection by Bank or its designee. From time to time upon Bank’s request, Company shall report to Bank regarding the performance of its obligations, including the performance of its Account servicing obligations according to the service level standards (Exhibit O).
[*]	Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission

19.	Governing Law; Waiver of Jury Trial. This Agreement shall be interpreted and construed in accordance with the laws of the State of Utah, without giving effect to the rules, policies, or principles thereof with respect to conflicts of laws. THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER.
20.	Severability. Any provision of this Agreement which is deemed invalid, illegal or unenforceable in any jurisdiction, shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining portions hereof in such jurisdiction or rendering such provision or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.
21.	Assignment. This Agreement and the rights and obligations created under it shall be binding upon and inure solely to the benefit of the Parties and their respective successors, and permitted assigns. Neither Party shall be entitled to assign or transfer any interest under this Agreement without the prior written consent of the other Party, except that Bank may assign this Agreement or any of its rights or obligations arising hereunder to the surviving entity in a merger, sale, acquisition, or consolidation in which it participates. No assignment under this Section 21 shall relieve Bank or Company of its obligations under this Agreement. Company may use subcontractors in the performance of its obligations under this Agreement; provided that Company shall be fully responsible for the acts and omissions of its subcontractors, including the subcontractors’ compliance with the terms of the Agreement and all Applicable Laws. Notwithstanding the prohibition on assignment in the second sentence of this Section 21, Bank hereby acknowledges and consents to (i) the sale, transfer and assignment by Company of all of its right, title and interest (but excluding all of Company’s obligations, including, without limitation, Company’s obligations under Section 34 of the Receivables Sale Agreement) in, to and under the Receivables, the Account Agreements and the Program Documents, whether now existing or hereafter acquired (the “Assigned Interests”), pursuant to the Receivables Purchase Agreement (“RPA”), dated as of August 20, 2010 between Company and Fingerhut Receivables I, LLC (“Fingerhut Receivables”), as the same may be amended, supplemented or otherwise modified, or refinanced, restated or replaced (with the same or different financing sources), from time to time in accordance with the terms thereof upon the prior written notification to Bank, and (ii) in connection with the Credit Agreement (“Credit Agreement”) dated as of August 20, 2010 by and among Goldman Sachs Bank USA, as administrative agent (in such capacity, and including any successor thereto, the “Administrative Agent”), collateral agent (in such capacity, and including any successor thereto, the “Collateral Agent”), joint lead arranger, joint bookrunner, syndication agent and documentation agent and J.P. Morgan Securities Inc., as joint lead arranger and joint bookrunner, as the same may be amended, supplemented or otherwise modified, or refinanced, restated or replaced (with the same or different financing sources), from time to time in accordance with the terms thereof, the grant of a security interest by Fingerhut Receivables in all of its right, title and interest in the Assigned Interests to the Collateral Agent, and the enforcement of such security interest by the Collateral Agent, in each case pursuant to the Security Agreement (the “Security Agreement”) dated as of August 20, 2010 between Collateral Agent and Fingerhut Receivables, as the same may be amended, supplemented or otherwise modified, or refinanced, restated or replaced (with the same or different financing sources), from time to time in accordance with the terms thereof. Bank hereby further acknowledges and consents to the exercise of the rights, title and interest in the Assigned Interests directly by Fingerhut Receivables to the extent permitted by the RPA, and by the Collateral Agent to the extent permitted by the Security Agreement. Notwithstanding the foregoing, in exercising such rights in the Assigned Interests permitted by the RPA and the Security Agreement, neither Fingerhut Receivables nor the Collateral Agent shall have any greater right, title and interest than Company’s right, title and interest in the Assigned Interests, and the Bank shall have any and all rights and defenses against Fingerhut Receivables and the Collateral Agent as it would have had against the Company.
22.	Third Party Beneficiaries. Nothing contained herein shall be construed as creating a third-party beneficiary relationship between either Party and any other Person; provided, however, (i) Fingerhut Receivables, (ii) the Administrative Agent and (iii) the Collateral Agent (collectively, the “Third Party Beneficiaries”) shall each be a third party beneficiary of this Agreement.
23.	Notices. All notices and other communications that are required or may be given in connection with this Agreement shall be in writing and shall be deemed received (i) on the day delivered, if delivered by hand; (ii) on the day transmitted, if transmitted by facsimile or e-mail with receipt confirmed; or (iii) the following Business Day after the date of mailing to the other Party, if mailed for next-day delivery and delivered by a reputable overnight courier with package tracing capability, at the following address, or such other address as either Party shall specify in a notice to the other:

To Bank:	WebBank
Attn: Senior Vice President — Strategic Partnerships
6440 S. Wasatch Blvd., Suite 300
Salt Lake City, UT 84121
Tel. 908-251-5798
Fax: 801-993-5015
Email: strategicpartnerships@WebBank.com

With a copy to:	WebBank
Attn: Compliance Officer
6440 S. Wasatch Blvd., Suite 300
Salt Lake City, UT 84121
Tel. 801-993-5008
Fax: 801-993-5015
Email: complianceofficer@WebBank.com
mailto:Dave.Thwaits@WebBank.com

To Company:	Bluestem Brands, Inc.
Attn: SVP and Chief Credit Officer
6509 Flying Cloud Drive
Eden Prairie, MN 55344
Tel. (952) 656-3916
Fax (952) 656-4117

With copy(s) to:	Bluestem Brands, Inc.
Attn: General Counsel
6509 Flying Cloud Drive
Eden Prairie, MN 55344
Tel. (952) 656-3916
Fax (952) 656-4117

Goldman Sachs Bank USA
Attn: Account Manager
6011 Connection Drive
Irving TX 75039
Telephone: (972) 368-5099
Facsimile: (972) 368-5000
24.	Amendment and Waiver. This Agreement may be amended only by a written instrument signed by each of the Parties. The failure of a Party to require the performance of any term of this Agreement or the waiver by a Party of any default under this Agreement shall not prevent a subsequent enforcement of such term and shall not be deemed a waiver of any subsequent breach. All waivers must be in writing and signed by the Party against whom the waiver is to be enforced.
25.	Entire Agreement. The Program Documents, including exhibits, constitute the entire agreement between the Parties with respect to the subject matter thereof, and supersede any prior or contemporaneous negotiations or oral or written agreements with regard to the same subject matter.
26.	Counterparts. This Agreement may be executed and delivered by the Parties in any number of counterparts, and by different parties on separate counterparts, each of which counterpart shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.
27.	Interpretation. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto, and the same shall be construed neither for nor against either Party, but shall be given a reasonable interpretation in accordance with the plain meaning of its terms and the intent of the Parties.
28.	Agreement Subject to Applicable Laws. If (a) either Party has been advised by legal counsel of a change in Applicable Laws or any judicial decision of a court having jurisdiction over such Party or any interpretation of a Regulatory Authority that, in the view of such legal counsel, would have a materially adverse effect on the rights or obligations of such Party under this Agreement or the financial condition of such Party, (b) either Party shall receive a request of any Regulatory Authority having jurisdiction over such Party, including any letter or directive of any kind from any such Regulatory Authority, that prohibits or restricts such Party from carrying out its obligations under this

Agreement, or (c) either Party has been advised by legal counsel that such Party’s or the other Party’s continued performance under this Agreement would violate Applicable Laws then the Parties shall meet and consider in good faith any modifications, changes or additions to the Program or the Program Documents that may be necessary to eliminate such result. Notwithstanding any other provision of the Program Documents, including Section 12 hereof, if the Parties are unable to reach agreement regarding such modifications, changes or additions to the Program or the Program Documents within ten (10) Business Days after the Parties initially meet, either Party may terminate this Agreement upon five (5) Business Days’ prior written notice to the other Party. A Party may suspend performance of its obligations under this Agreement, or require the other Party to suspend its performance of its obligations under this Agreement, upon providing the other Party advance written notice, if any event described in subsections 28(a), (b) or (c) above occurs.
29.	Force Majeure. If any Party shall be unable to carry out the whole or any part of its obligations under this Agreement by reason of a Force Majeure Event, then the performance of the obligations under this Agreement of such Party as they are affected by such cause shall be excused during the continuance of the inability so caused, except that should such inability not be remedied within thirty (30) days after the date of such cause, the Party not so affected may at any time after the expiration of such thirty (30)-day period, during the continuance of such inability, terminate this Agreement on giving written notice to the other Party and without payment of a termination fee or other penalty. To the extent that the Party not affected by a Force Majeure Event is unable to carry out the whole or any part of its obligations under this Agreement because a prerequisite obligation of the Party so affected has not been performed, the Party not affected by a Force Majeure Event also is excused from such performance during such period. A “Force Majeure Event” as used in this Agreement shall mean an unanticipated event that is not reasonably within the control of the affected Party or its subcontractors (including, but not limited to, acts of God, acts of governmental authorities, strikes, war, riot and any other causes of such nature), and which by exercise of reasonable due diligence, such affected Party or its subcontractors could not reasonably have been expected to avoid, overcome or obtain, or cause to be obtained, a commercially reasonable substitute therefore. No Party shall be relieved of its obligations hereunder if its failure of performance is due to removable or remediable causes which such Party fails to remove or remedy using commercially reasonable efforts within a reasonable time period. Either Party rendered unable to fulfill any of its obligations under this Agreement by reason of a Force Majeure Event shall give prompt notice of such fact to the other Party, followed by written confirmation of notice, and shall exercise due diligence to remove such inability with all reasonable dispatch. Notwithstanding the foregoing, Bank shall have the right to suspend payments of the Settlement Amounts due to Company (as required under Section 7(a) of the Revolving Loan Product Program Agreement) during the period commencing with the occurrence of a Force Majeure Event resulting in Company’s monetary default, including its failure to maintain the Required Balance in the Collateral Account, and ending when such Force Majeure Event has been cured.
30.	Jurisdiction; Venue. The Parties consent to the personal jurisdiction and venue of the federal and state courts in Salt Lake City, Utah for any court action or proceeding. The terms of this Section 30 shall survive the expiration or earlier termination of this Agreement.
31.	Insurance. Company agrees to maintain insurance coverages on the terms and conditions specified in Exhibit H at all times during the term of this Agreement and to notify Bank promptly of any cancellation or lapse of any such insurance coverage.
32.	Compliance with Applicable Laws; Program Compliance Manual. Company shall comply with Applicable Laws, the Bank Secrecy Act Policy and the Program Compliance Manual in its performance of this Agreement, including Application and Account solicitation, Application processing and preparation of Account Agreements and other Account documents. Except as required by Applicable Laws, Company may not amend or otherwise modify the Program Compliance Manual without the prior written consent of Bank, which consent shall not be unreasonably withheld or delayed. A copy of the Program Compliance Manual provided to the Bank as of the date hereof is attached hereto as Exhibit I. Without limiting the foregoing, Company shall:
(a)	apply to all Applicants customer identification procedures that comply with Section 326 of the USA PATRIOT Act of 2001 (“Patriot Act”) and the implementing regulations applicable to Bank (31 C.F.R. § 103.121);
(b)	retain for five (5) years after an Account is purchased from Bank, and deliver to Bank upon request: (i) the Applicant’s name, address, social security number, and date of birth obtained pursuant to such customer identification procedures; (ii) a description of the methods and the results of any measures undertaken to verify the identity of the Applicant; and (iii) a description of the resolution of any substantive discrepancy discovered when verifying the identifying information obtained;
(c)	screen all Applicants against the Office of Foreign Assets Control list of Specially Designated Nationals and Blocked Persons, at the time an Applicant requests an Account from Bank, reject any Applicant whose name appears on such list and immediately notify Bank thereof, screen all Borrowers against the OFAC list of Specially Designated Nationals and Blocked Persons on a monthly basis throughout the Term, immediately notify Bank if any Borrower’s name appears on such list and work with Bank, the Office of Foreign Assets Control or any other Regulatory Authority to take such actions as necessary;
(d)	monitor, identify and report to Bank any suspicious activity that meets the thresholds for submitting a Suspicious Activity Report under the Bank Secrecy Act and the implementing regulations applicable to Bank (31 C.F.R. § 103.18);
(e)	implement an anti-money laundering program to assist Bank in its compliance with Section 352 of the Patriot Act and the implementing regulations applicable to Bank (31 C.F.R. § 103.120);
(f)	in addition to the information retained pursuant to subsection (b) above, retain the account number identifying a Borrower’s Account for at least one (1) year after purchasing the Borrower’s Account from Bank;

(g)	upon receipt of a government information request forwarded by Bank to Company, (i) compare the names, addresses, and social security numbers on such government list provided by Bank with the names, addresses, and social security numbers of Borrowers for all Accounts purchased from Bank within the prior twelve (12) months, and (ii) within one (1) week of receipt of such an information request, deliver to Bank a certification of completion of such a records search, which shall indicate whether Company located a name, address, or social security number match and, if so, provide for any such match: the name of the Borrower, the loan number identifying the Borrower’s Account, and the Borrower’s social security number, date of birth, address, or other similar identifying information provided by the Borrower, to assist Bank in its compliance with Section 314(a) of the Patriot Act and the implementing regulations applicable to Bank (31 C.F.R. § 103.100); and
(h)	provide to Bank electronic copies of the information retained pursuant to subsections (b) and (f) above as mutually agreed to by the Parties, immediately upon request.
Upon Bank’s request, Company will provide to Bank a certification letter that it is complying in all material respects with its obligations under this Section 32.
33.	Information Security; Consumer Compliance. In connection with the servicing of the Accounts, Company shall maintain an information security program that is designed, after consulting with Bank, to: (i) ensure the security and confidentiality of Applicant or Borrower information held on behalf of Bank; (ii) protect against any anticipated threats or hazards to security or integrity of such information held on behalf of Bank; and (iii) protect against unauthorized access to or use of such information held on behalf of Bank that could result in substantial harm or inconvenience to any Applicant or Borrower. In addition, Company shall designate one or more persons and/or committees for purposes of the Program who shall oversee reviews of Company’s compliance with consumer laws and regulations that may be applicable to the Program, including without limitation, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Act, the Truth-in-Lending Act and Regulation Z, the Fair and Accurate Credit Transactions (FACT) Act, and issues related to prescreening. On an annual basis, Company shall provide to Bank in writing a report of the results of such reviews and significant issues to be addressed (if any), as well as Company’s resolutions of such issues (if applicable). Company shall designate one individual, who Company shall make available to Bank, to respond to any matters regarding compliance with consumer laws and regulations. At least once annually (which annual period shall commence on the Launch Date), Company shall have a reputable third party auditor conduct an industry standard information technology audit, which shall include review of Company’s information security program. Upon request by Bank, Company shall promptly provide a copy of the audit report.
34.	Intentionally Omitted.
35.	Prohibition on Tie-In Fees. Company shall not directly or indirectly impose or collect any fees, charges or remuneration relating to the distribution, processing or approval of an

Application and/or Account, unless such fee, charge or remuneration is set forth in the Consumer Finance Materials or approved by Bank.
36.	Notice of Consumer Complaints. Each Party shall notify the other Party if it receives any consumer complaint or it becomes aware of any investigations or proceedings by any governmental authority and/or better business bureau relating to any aspect of the Program within five (5) days of receipt of such complaint or upon becoming aware of such investigation or proceeding, and each Party shall provide the other Party with all related documentation thereof, subject to any legal prohibitions on disclosure of such investigation or proceeding. Company shall respond to such consumer complaints within ten (10) days or such other time periods reasonably established by Bank. In addition, Company shall cooperate in good faith and provide such assistance, at Bank’s request, to permit Bank to promptly resolve or address any investigation or proceeding by any governmental authority or other Person with respect to the Program.
37.	Headings. Captions and headings in this Agreement are for convenience only, and are not to be deemed part of this Agreement.
38.	Exclusivity. During the term of this Agreement, Company shall exclusively retain Bank with respect to Applications, Accounts, and Debt Waiver Products solicited, opened, issued, and serviced in connection with the Gettington Brand, except in the case where Bank declines to originate a new product/program offered by Company or if Company offers a VISA/MasterCard or similar product to its customers, and provided that nothing herein shall prevent Company from engaging a back-up account owner. Notwithstanding the foregoing sentence, Company will remain subject to and obligated to pay the Minimum Origination Fees set forth in Section 3 hereof throughout the term of this Agreement.
39.	Subcontractors. Company may use subcontractors in the performance of its obligations under the terms of this Agreement. Any Tier 1 subcontractor listed on Exhibit J hereto and performing Company’s obligations under this Agreement is subject to the Bank’s prior written consent, unless such subcontractor provides similar services for Company as of the Effective Date and/or is an affiliate of Company. Company may also use those subcontractors in the performance of its obligations under this Agreement, which are listed as Tier 2 subcontractors on Exhibit J hereto, and may add or change such subcontractors subject to prior notification to Bank of any such additions or changes. Further, in addition to any other rights or remedies available to Bank under this Agreement or by law, Bank may notify Company of any unacceptable service level issues with respect to any Tier 2 subcontractors, and Company shall promptly correct any such issues or discontinue using the subject subcontractor. Notwithstanding the foregoing, Company agrees to be fully responsible for the acts and omissions of all subcontractors, including the subcontractors compliance with the terms of this Agreement and all applicable laws. Company shall make commercially reasonable efforts to include provisions in any new agreement with Tier 1 or Tier 2 subcontractor requiring the Tier 1 or Tier 2 subcontractor to allow Bank and any Regulatory Authority having jurisdiction over Bank to audit, inspect and review their facilities, personnel, files and records insofar as they relate to the Accounts or the Program. With respect to existing Tier 1 and Tier 2 subcontractors, Company shall use commercially reasonable efforts to procure such audit and inspection rights in the event required by Bank or its Regulatory Authority, and Company shall take those measures reasonably required to honor the requirement of any such audit, inspection or review. Any audit, inspection or review provided hereunder shall be on terms reasonably acceptable to the applicable subcontractor, including advance notice, respecting the operating hours and confidentiality and such other reasonable terms established by the subcontractor.

40.	Data Security and Disaster Recovery.
(a)	Company shall maintain a data security and disaster recovery program and policies designed to ensure Company’s compliance with all Applicable Laws, which shall be reviewed and tested internally by Company and a third party mutually agreeable to Bank and Company. Company shall test its data security and disaster recovery program at least once annually, which annual period shall commence on the Launch Date. Bank shall have the right to review, upon request, a current copy of Company’s data security and disaster recovery program and the results of Company’s tests of such program. Company shall promptly notify Bank of any material changes to its data security and disaster recovery program.

(b)	Company shall maintain a notification process as required under Applicable Laws in respect of breaches in data security or unauthorized access to systems related to the Program and shall provide Bank with notice upon the occurrence of any actual, suspected or threatened breach of such systems. In any such event the Parties agree that they will fully cooperate with each other in investigating any such breach or unauthorized access. With respect to any actual, suspected or threatened breach in data security or unauthorized access to systems, Company agrees to take action promptly, at its own expense, to investigate the breach, to identify, mitigate and remediate the effects of the breach and to implement any other reasonable and appropriate measures in response to the breach, in each case, as required by Applicable Laws. Company will also provide Bank with additional information regarding such breach as necessary to assist Bank in implementing its own information security responses program and, if applicable, in notifying affected Borrowers. The specifics of any such notification by Company shall be mutually agreed by the Parties.
41.	Privacy Law Compliance. Subject to Applicable Laws, Bank and Company shall comply with the privacy policy agreed upon by both Parties with respect to Applicants and Borrowers.

42.	Manner of Payments. Unless the manner of payment is expressly provided herein, all payments under this Agreement shall be made by either ACH or wire transfer to the bank accounts designated by the respective Parties. Notwithstanding anything to the contrary contained herein, neither Party shall fail to make any payment required of it under this Agreement as a result of a breach or alleged breach by the other Party of any of its obligations under this Agreement or any other agreement, provided that the making of any payment hereunder shall not constitute a waiver by the Party making the payment of any rights it may have under the Program Documents or by law.

43.	Referrals. Neither Party has agreed to pay any fee or commission to any agent, broker, finder, or other person for or on account of such person’s services rendered in connection with this Agreement that would give rise to any valid claim against the other Party for any commission, finder’s fee or like payment.
44.	Financial Information to be Provided. During the term of this Agreement, Company agrees to provide Bank with unaudited quarterly financial statements, which shall include, at a minimum, a balance sheet, income statement, and cash flow statement, in such detail reasonably acceptable to Bank and certified by the Company’s Treasurer, and audited annual financial statements, which shall include, at a minimum, a balance sheet, income statement, and cash flow statement, in such detail reasonably acceptable to Bank and prepared by an independent certified public accountant in accordance with generally accepted accounting principles, which shall be provided to Bank no later than the Company provides such financial statements to its lenders. During the term of this Agreement, Company agrees to provide to Bank notice of any material change to or Company’s default under the RPA, or material change to or Fingerhut Receivables’ default under the Credit Agreement.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Parties have entered into this Agreement on the date set forth above.

WEBBANK		BLUESTEM BRANDS, INC.

By:	/s/ Kelly M. Barnett Name: Kelly M. Barnett	By:	/s/ Mark P. Wagener Name: Mark P. Wagener
	Title: Acting President		Title: Executive Vice President

Schedule 1
Definitions
     All capitalized terms used in this Amended and Restated Revolving Loan Product Program Agreement and not otherwise defined in this Amended and Restated Revolving Loan Product Program Agreement or this Schedule 1 shall have the meanings ascribed to those terms in the Receivables Sale Agreement.
(a)	“ACH” means the Automated Clearinghouse.
(b)	“Account” means each open-ended revolving consumer credit account established by Bank pursuant to an Account Agreement for the purpose of financing a Borrower’s purchase of Merchandise from the Company.
(c)	“Account Advance” means an advance by the Bank to a Borrower from an Account pursuant to the Program.
(d)	“Account Agreement” means each agreement between Bank and a Borrower containing the terms and conditions of an account relationship between Bank and a Borrower, as may be amended, modified, or otherwise changed from time to time.
(e)	“Affiliate” means, with respect to a Party, a Person who directly or indirectly controls, is controlled by or is under common control with the Party. For the purpose of this definition, the term “control” (including with correlative meanings, the terms controlling, controlled by and under common control with) means the power to direct the management or policies of such Person, directly or indirectly, through the ownership of fifty percent (50%) or more of a class of securities having ordinary voting power for the election of directors of such Person.
(f)	“Applicable Laws” means all federal, state and local laws, statutes, regulations and orders applicable to a Party or relating to or affecting any aspect of the Program including, without limitation, the Accounts, the Program promotional and marketing materials and the Consumer Finance Materials, all requirements of any Regulatory Authority having jurisdiction over a Party, as any such laws, statutes, regulations, orders and requirements may be amended and in effect from time to time during the term of this Agreement.
(g)	“Applicant” means an individual who is a consumer who submits an Application for an Account to Bank.
(h)	“Application” means any request from an Applicant for an Account in the form required by Bank.
(i)	“Approval” means Bank’s consent; provided, however, that the fact that the Bank has provided such consent shall not mean or otherwise be construed to mean that: (i) Bank has performed any due diligence with respect to the requested or required approval, as applicable; (ii) Bank agrees that the item or information for which

Company seeks approval complies with any Applicable Laws; (iii) Bank has assumed Company’s obligations to comply with all Applicable Laws arising from or related to any requested or required approval; or (iv) Approval impairs in any way the Bank’s rights or remedies under the Agreement, including without limitation, indemnification rights, for the Company’s failure to comply with all Applicable Laws.
(j)	“Bank” shall have the meaning set forth in the introductory paragraph of this Agreement.
(k)	“Bank Indemnified Parties” shall have the meaning set forth in Section 11(b) hereof.
(l)	“Borrower” means an Applicant or other Person for whom Bank has established an Account and/or who is liable, jointly or severally, for amounts owing with respect to an Account.
(m)	“Business Day” means any day, other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the State of Utah or State of Minnesota are authorized or obligated by law or executive order to be closed.
(n)	“Claim Notice” shall have the meaning set forth in Section 11(e) hereof.
(o)	“Collateral Account” shall have the meaning set forth in Section 33(a) of the Receivables Sale Agreement.
(p)	“Company Indemnified Parties” shall have the meaning set forth in Section 11(a) hereof.
(q)	“Confidential Information” means the terms and conditions of this Agreement, and any proprietary information or non-public information of a Party, including a Party’s proprietary marketing plans and objectives.
(r)	“Consumer Finance Materials” shall have the meaning set forth in Section 4 hereof.
(s)	“Credit Policy” means the minimum requirements of income, residency, employment history, credit history, and/or other such considerations that Bank uses to approve or deny an Application, establish an Account, and to authorize or decline an Account Advance or modify any terms of an Account (e.g. a credit line adjustment), as amended, modified, or otherwise changed from time to time as provided herein.
(t)	“Daily Settlement Statement” means the statement prepared by Company on a Business Day that contains the computation of the Settlement Amount, and all information necessary for the transfer of Account Advance proceeds to the Settlement Account and such other information as shall be reasonably requested by Bank and mutually agreed by the Parties.

(u)	“Disclosing Party” shall have the meaning set forth in Section 13(a) hereof.
(v)	“Effective Date” shall mean July 23, 2009.
(w)	“FDIC” means the Federal Deposit Insurance Corporation.
(x)	“Force Majeure Event” shall have the meaning set forth in Section 29 hereof.
(y)	“Gettington Brand” means the Company’s internet shopping channel, products and services having the name, logo, design, registered trademarks, or service marks of or associated with “Gettington.”
(z)	“Indemnifiable Claim” shall have the meaning set forth in Section 11(d) hereof.
(aa)	“Insolvent” means the failure to pay debts in the ordinary course of business, the inability to pay its debts as they come due or the condition whereby the sum of an entity’s debts is greater than the sum of its assets.
(bb)	“Launch Date” means the date that the Bank issues the first Account under the Program at the direction of Borrower.

(cc)	“Licensee” shall have the meaning set forth in Section 14(a) hereof.

(dd)	“Licensing Party” shall have the meaning set forth in Section 14(a) hereof.

(ee)	“Losses” shall have the meaning set forth in Section 11(a) hereof.

(ff)	“Material Agreement” means any agreement: (i) by and between Company and Corecard Software, Inc. (with respect to its card processing platform); and (ii) Company and Equifax Information Services, LLC (with respect to its application approval system Interconnect).

(gg)	“Measuring Period” means (i) the period from and including the Launch Date to but not including the date occurring 12 months thereafter and (ii) each twelve month period thereafter beginning on an anniversary of the first day of the calendar month immediately succeeding the Launch Date.

(hh)	“Origination Fee” shall have the meaning set forth in Section 3(b) hereof.

(ii)	“Party” means either Company or Bank and “Parties” means Company and Bank.

(jj)	“Person” means any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity, or other entity of similar nature.

(kk)	“Program” means the open-end credit card loan program pursuant to which Bank will (i) establish Accounts; and (ii) make Account Advances to Borrowers pursuant to the terms of this Agreement, initially as described in Exhibit A attached hereto.

(ll)	“Program Compliance Manual” means the policies and procedures for the implementation of the Program by Company, including the policies and procedures for the solicitation and receipt of Applications, the underwriting of Accounts and processing of Applications, and the servicing of Accounts.

(mm)	“Program Documents” means this Agreement and the Receivables Sale Agreement.

(nn)	“Proprietary Material” shall have the meaning set forth in subsection 14(a) hereof.

(oo)	“Receivable” shall have the meaning assigned to such term in Schedule 1 of the Receivables Sale Agreement.

(pp)	“Receivables Sale Agreement” means that certain Amended and Restated Receivables Sale Agreement, dated as of August 20, 2010, between Bank and Company, pursuant to which Bank agrees to sell to Company, and Company agrees to purchase from Bank, the Receivables, as may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

(qq)	“Regulatory Authority” means any federal, state or local regulatory agency or other governmental agency or authority having jurisdiction over a Party and, in the case of Bank, shall include, but not be limited to, the Utah Department of Financial Institutions and the FDIC.

(rr)	“Restricted Party” shall have the meaning set forth in Section 13(a) hereof.

(ss)	“Settlement Account” means the banking account designated by the Company to be used for receipt of the applicable Settlement Amount, as initially identified on Exhibit G attached hereto.

(tt)	“Settlement Amount” means the aggregate amount of all Account Advance proceeds to be disbursed by Bank to Company, as listed on the applicable Daily Settlement Sheet.

Exhibit A General Description of Program The following is an overview of the Program to be offered by Bank to Company’s customers pursuant to the terms of the Revolving Loan Product Program Agreement to which this Exhibit A is an exhibit (the “Agreement”). Capitalized terms used in this Exhibit A without definition shall have the meanings provided in the Agreement. Company is a direct marketing retailer of Merchandise to consumers primarily through the “Gettington” internet shopping channel. Applicants may be offered an Account which may be used by Applicant for personal purposes to purchase Merchandise. The Account shall be a single revolving credit account that supports multiple payment plans. The Borrower will initially be offered two (2) payment plans as follows: (1) the “Easy Option” which is twenty-four equal payments with a non-variable annual percentage rate (“APR”) on the Receivables of 19.90% and (2) the “Fast Option” with his four (4) equal payments with a non-variable APR of 14.90%. A copy of the form of Account Agreement currently used in the Program is attached as Exhibit D to the Agreement. Customers wishing to. apply for an Account via the Internet will complete the Form of Application, which is Exhibit C to the Agreement. This Form of Application will be located on web pages at www.gettington.com. Applicants applying for an Account via phone will provide Company’s sales representatives with oral answers to the application questions set forth on the Form of Application. Once the Applicant’s application is completed, a FICO Pinnacle score, or other such credit score(s) utilized by Bank at such time, will be obtained, and a credit determination will be made in accordance with the Bank’s then applicable Credit Policy, the current version of which is attached as Exhibit B to the Agreement.

EXHIBIT B
[ * ] Ten pages omitted
[ * ] indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission

1

EXHIBIT C Forms of Application Gettington Credit Account 1) Website Application See subsequent pages

EXHIBIT C— FORM OF APPLICATION (1) . Buy It Mow, Get it Now, Pay Over Time with Gettington Credit Learn more about oui 3 WAYS TO PAY ? APPLICATION FOR GETTINGTON CREDIT Get Started Here. Taxes’ mma’e Seiine -esf r.afa.iciv Gettington credit options give you more control Entei i’oui EmVi Address i"_” “ I —iiii ii rat hi p-irnn’ -men) vva-s to pay foryour 01 am an EXISTING Gettington customer. (J> Ism a HEW Gettington customer. ur ~ pun i >•-. u -ir ments i ft a quid’er payback. — - — - l nu Durrre: /ill be p3id in full. Our !cw non- Enter 10-digit number r MP-FRjfU (Hrtvan, u II oa,le sin finance charges, tooDo you have a customer I I ,,_, number?1KS¥ ‘- “ > Choose cdrE-vsi i on hem a nsscmb flexibility. Itspreadsouiihs cost of ;: your purchase cr sr loss — much faster than a typical creditcardpba:K!V ilhanji-tar le-PR uf 19.90% and payments of 5.5 of the Easy Option balance. or S20.00. (whichever is greater). /ou’II easily be able to budgehour purchases. Seeccmsarisons to afr.sr credit cards snjiearr r-or= ;!j’ut-j5”!r-cto credit Credit approval is required forths Geffinoton Credit Account, issued b;. YebBanh v’isw complete “srros S Conditions of the Getiinotori Credit Account including important rate, fee and other cost information. y’ou C3n also use our own majof credit card or debit card to complete your purchase, v mj ii still get the S3me great brands and deals’ Gettington accepts McstsrCard, Visa. American Express and Discover

EXHIBIT CFORM OF APPLICATION (2) Buy it How, Get it Mow, Pay Over Time with Gsttington Credit Learn more about our 3 WAY S TO PAY v APPLICATION FOR GETTINGTON CREDIT j Persona Information Applying is Easy . ___ ] Jusifilhn ths information ontiis page. 4,11 fields are required unless stated .clhr*lsa _ V_F53_h’rigfory_urp_on_hnf_fiT_onn=r_ including Socisf Sscurlty LasiName i Nuttier re ans= the securer, _n_ prr.=c _< our .ccourtt and trie accurac* of _ ,, . rfomalJ’jH f Home Address’ . . i ___ ____ IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING : A NEW ACCOUNT =_ j 7a n_p the government _ght*e funding of terrorism and money laundering I 1 s cttJti. s, Federal (aw requires all Unsocial institutions to _ _in, verfiV and rscard ; . _ , (fifcimsU.r.thatfd’.flSfiss ___ii persoruvho opens an .ccount Wfien you open an _e iccoum. we v.fll 33K/out nams address, date of arrtft and Glhsrinformation thai ,, v.ai aflcw us to identify *_u. HP Code. I i’oui phone number _s nesd_y;nca_=’.vended to contact rcu. Ffione Number: J ____ _______ ______ , Consent to Use of Telephone Numbers: Alternate Phone: P ™ . tglj gqjrasstjcons _fUto receiving calls 3nd mess sges.includingautodi_i_d SocialsS_*,r,,_mH i I _idpraMrd«<lmas5is.caUs.l«mvVBSanw_s_nston,8rr_ni.. 1 _ . _ Tiarh __c partners, agents and ottiEfs catting at their request on tfc _ir_enaif. at _ _ _ _ an lat=pr;._n_ num..rs that vou have provrdsd or may provide in the future Date of Birtti: iojtr n3 .>_,,, * ..ndudmg an, calf _lar tel eoh:n e number. Annual Income i sri in applying for tins Acccunt you agree tnat Wscsant; ma. acwss cur credit r.aar_rc_fp_5 csf evaluates this aooi:<3iict _n_ mine future a. grovtdedin • out ir’jn( agreement GstSfigiifi 13 committed tc protecting ;_ privacy and safeguarding/our information leW’Suf Prt.sy 4 ___un> =li?.

EXHIBIT C—FORM OF APPLICATION (3)



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EXHIBIT P Account Documentation 1) Online Consent for Electronic Disclosures/Terms and Conditions 2) eStatement Terms and Conditions 3) Privacy Policies 4) Gettington Credit Account Billing Statement See subsequent pages

EXHIBIT D Online Consent for Electronic Disclosures By consenting to receive information electronically at our web site, we may provide to you by electronic means information regarding your WebBank /Gettington Credit Account, including disclosures required by applicable federal or state law (collectively “Communications”) which may include, but is not limited to, the following: ® Initial Disclosure statement or agreement governing the WebBank/Gettington Credit Account ® Letters or notices regarding your Credit Account ® WebBank /Gettington Privacy Policy ® Other federal and state law disclosures, notices and communication in connection with the application for, the opening of, maintenance of or collection of the Credit Card Account ® SafeLine disclosures, Debt Cancellation Agreement and other information related to optional Debt Waiver products you may elect to purchase Communications may be sent to your e-mail address provided to us by you. Communications may include your name and information about your Credit Account, including your balance or the due date. Electronic Communications may be disclosed to any party with access to your Credit Account or e-mail account. All Communications in either electronic or paper format from us to you will be considered “in writing”. You may not apply online unless you accept these disclosures and information electronically. By clicking the “Accept” button, you agree to: ® Receive this information electronically, access and retain any disclosures received. To do this you will need a desktop or laptop personal computer with a minimum web browser that supports 128 bit encryption. ® Have ability to receive and read email. ® Receive disclosures electronically and confirm that you will download or print the disclosures for your records, acknowledge that you can access information that is provided electronically at this website. Acknowledge that such action constitutes your signature to the credit application and the Important Terms of your Credit Account and Disclosure Statement ® Acknowledge that you are providing your consent to receive electronic communications pursuant to the Electronic Signatures in Global and National Commerce Act and our intent that this statute applies to the fullest extent possible. Important Notice: You understand that the information you have elected to receive is confidential in nature. We are not responsible for unauthorized access by third parties to information and/or communications provided electronically nor any damages caused by unauthorized access. We are not responsible for delays in the transmission of any information. We are not responsible for any computer virus or related problems. If your e-mail address changes, you are required to notify us. You also have the right to: e Change your preference to receive periodic billing statements (from/to paper) at any time by logging on to MyAccount at Gettington.com. ® Receive any information provided electronically in paper form. We may charge a fee for a paper copy. To receive specific information in paper form contact us at customerservice@Gettington.com. Please provide your name, address, 10 digit customer number and the last 4 digits of your WebBank/Gettington Account number. You may also write us at Gettington, 6250 Ridgewood Road, St Cloud, MN 56303.

- Withdraw your consent to receive all disclosures electronically. If you choose to do so we will close your Gettington Credit Account. Please provide your name, address, e-mail address, 10 digit customer number and the last 4 digits of your WebBank/Gettington Account number. You may also write us at Gettington, 6250 Ridgewood Road, St Cloud, MN 56303.

To notify us if your e-mail address changes, contact us at customerservice@Gettington.com. Please provide your name, address, current e-mail address, new e-mail address, 10 digit customer number and the last 4 digits of your WebBank/Gettington Account number. You may also write us at Gettington, 6250 Ridgewood Road, St Cloud, MN 56303.

WebBank Gettington Credit Account Key Credit Terms	
Interest Rates and Interest Charges	
Annual Percentage Rate (APR) for Purchases	**19.90%** Easy Option APR. **14.90%** Fast Option APR.
How to Avoid Paying Interest	Your due date is at least 24 days after the close of each billing cycle. We will not charge you interest on purchases if you pay your entire balance by the due date each month.
Minimum Interest Charge	If you are charged interest, the charge will be no less than $0.50
For Credit Card Tips from the Federal Reserve Board	To learn more about factors to consider when applying for or using a credit card, visit the website of the Federal Reserve Board at http://www.federalreserve.gov/creditcard
Fees	
Penalty Fees • Late Payment: • Returned Payment:	 Up to **$30.00** Up to **$30.00**
How We Will Calculate Your Balance: We use a method called average daily balance including new purchases. See below for more details. **Billing Rights:** Information on your rights to dispute transactions and how to exercise those rights is provided below.

WebBank Gettington Credit Account Agreement This is the Agreement which covers your credit account (called your “Account”) with WebBank for purchases you make with Gettington. You can use your Account to purchase goods or services from Gettington or any merchant authorized to accept your Account, and to pay for goods and services offered in connection with your Account. You may only use your Account for personal, family, and household purposes. You and WebBank will be bound by this Agreement from the first time a transaction is posted to your Account. In this Agreement, and in your monthly statements (“Statements”), the words “you” and “your” refer to all persons named on the credit account we issue or who have signed application or acceptance forms, and the words “we”, “us” and “our” refer to WebBank. Your Promise to Pay. You promise to pay for (a) credit extended by WebBank to you or anyone you allow to use your Account; (b) interest charges, late fees, and all other charges provided in this Agreement or that you (or anyone you allow to use your Account) agree to pay; and (c) collection costs and attorneys’ fees as permitted by applicable law if your Account should go into default. If your Account is a joint Account, all joint Account holders promise to pay and be jointly and individually responsible for all amounts due under this Agreement. Available Credit. We will assign you a credit limit, and we will indicate your current credit limit on each Statement. You agree not to exceed the credit limit that we establish for you. If you request a transaction that would exceed the credit limit, we may decline it or we may allow the transaction without increasing your credit limit. You will be obligated to pay any amount in excess of your credit limit in accordance with the terms of this Agreement. We may increase or reduce your credit limit, or suspend or terminate your Account, at any time with or without cause. We will provide notice to you to the extent required by applicable law. Statements. We will send you a Statement covering each billing cycle in which you have a balance [including deferred balances, if applicable), or if required by law. Billing cycles are approximately one month long. Each Statement will reflect: (a) the total amount you owed on the first day of your billing cycle (called the “previous balance”), which will include any deferred balance (see below under the heading “Deferral Periods”); (b) payments, credits, purchases and interest charges, and all other charges made to your Account during the billing cycle; (c) the total amount you owed at the end of the billing cycle (called “new balance”); (d) the minimum payment you must make (called the “minimum payment”); and (e) the date by which the minimum payment must be paid to avoid a late charge. Account Plans. Your Account offers you two payment plans for purchases: the Easy Option standard plan and the Fast Option promotional plan. Each time you make a purchase, you will choose the plan to which your purchase should be added. Your minimum payment amount and your interest charges are different for the two plans. Payments. Each month, your minimum payment is due by the date set forth on the Statement, which will be at least 24 days from the Statement date. Your payment due date will always be the same date each month. You may pay more than the minimum payment, up to the entire new balance, at any time. Calculating your minimum payment. Your minimum payment each month will be the combined total of your Easy Option minimum payment amount and the Fast Option minimum payment amount, plus any amount that is past due.

Easy Option. Your Easy Option minimum payment amount is determined by the purchases and balances on the Easy Option plan. When you make a purchase using the Easy Option plan, if you do not already have an outstanding Easy Option plan balance, then your Easy Option minimum payment amount will be equal to 5.5% of the original purchase price or $20.00, whichever is greater at the time of purchase. This minimum payment amount will remain fixed until any one of the following events occurs: (a) any return is posted to your Easy Option plan; (b) a new purchase is added to your Easy Option plan. When any of these events occurs, we will recalculate the Easy Option minimum payment amount to be equal to 5.5% of the Easy Option balance or $20.00, whichever is greater at the time of our recalculation. When your payments reduce your Easy Option balance to $0, then the Easy Option minimum payment due will be equal to $0. Fast Option. When you make a purchase using the Fast Option plan, we will tell you the minimum payment for that purchase, which is calculated to allow you to pay for the purchase and related interest charges by making four equal monthly payments. If you make late payments or pay less than the required minimum payment, then you may be required to make additional payments for your Fast Option purchases. Because each purchase you make on the Fast Option plan has a separately calculated minimum payment, your total Fast Option minimum payment due is equal to the sum of the minimum payments for each of your purchases made using the Fast Option plan. After the first four payments for a purchase, the minimum payment for that purchase will be equal to any unpaid amount of that purchase and any interest charges on that purchase. If your total new balance is equal to, or no more than $5.00 greater than, the amount that we calculate for your minimum payment, then your minimum payment will be equal to your total new balance. Payment Instructions. All payments made by mail must be made by check or money order, following the instructions in this Agreement and on your Statement. You agree that we may return any payment you make, without applying the payment to your Account and without presentment or protest, for reasons including, but not limited to, that the check or money order: (1) is not drawn on the U.S. Post Office or a financial institution located in the United States; (2) is missing a signature; (3) is drawn with different numeric and written amounts; (4) contains a restrictive endorsement; (5) is post-dated; (6) is not payable to WebBank or its assigns; or (7) is not payable in U.S. dollars. If we accept a check payment made in U.S. dollars and drawn on a financial institution not located in the United States, you agree to pay any bank collection fees we incur. We can accept late or partial payments, or checks or money orders marked “Payment in Full” or otherwise restrictively endorsed, without losing any of our rights under this Agreement. All payments under this Agreement must be received at the address specified on your billing statement. Payments may also be made electronically on the web or phone, by ACH payment from a checking or savings account. However, you may not make a payment using any credit card issued by WebBank. We may charge a processing fee for payments made, when made with the assistance of a service representative of the company for an expedited payment posted on the same day. The fee will be disclosed at the time you request to make the payment. How We Figure Periodic Interest Charges. We figure your total periodic interest charges each month by adding together the interest charges applicable to your Easy Option plan and the interest charges applicable to your Fast Option plan. We will also add any deferred interest charges in connection with deferred interest promotions, if applicable. If the total periodic interest charges for a month are les s than $0.50 then we charge a minimum periodic interest charge of $0.50 which we will apply to the applicable balance.

Determining the Interest Charge on your Easy Option Plan and your Fast Option Plan. To determine the amount of interest charges applicable to each of the Easy Option plan and the Fast Option plan, we multiply the Average Daily Balance for each plan times the monthly periodic rate for that plan. Average Daily Balance. To get the Average Daily Balance for each of the Easy Option and Fast Option plans, we take the beginning balance of that plan of your Account each day, add any new purchases on the plan that day, and subtract any payments or credits we apply to the plan that day. We add interest charges to each feature on a monthly basis. We add other charges and fees, such as late fees, to the Easy Option plan on the day that such charges or fees are posted to the Account. If your Account has an overall credit balance, we treat this as a $0 balance. This gives us the daily balance for each plan. Then we add up all the daily balances for each plan for each day in the billing cycle and divide each total by the number of days in the billing cycle. This gives us the Average Daily Balance for each plan. Monthly Periodic Rate. We determine the monthly periodic rate as follows: ® For your Easy Option plan, an Annual Percentage Rate (or APR) of 19.90% (corresponding monthly periodic rate 1.658%) applies to your Easy Option Plan balances and purchases during the Easy Option Period. This is a non-variable rate. ® For your Fast Option plan, an Annual Percentage Rate (or APR) of 14.90% (corresponding monthly periodic rate 1.242%) applies to each purchase during the Fast Option Period. This is a non-variable rate. The amount of periodic interest charges and APRs are subject to change. See below under the heading “Change of Terms (including Interest Charges).” When interest charges begin to accrue. Interest charges begin to accrue on each purchase on the date of the purchase. However, if you paid the new balance on your previous Statement by the payment due date shown on that statement, then: (1) if you pay the new balance on your current billing statement by the payment due date shown, we impose no interest charges on purchases during the current billing cycle, and (2) if you make a payment by the payment due date shown on your current statement that is less than the new balance, we will credit that payment as of the first day in your current billing cycle. In addition, if your previous Statement reflected a new balance and you did not pay that new balance in full by the payment due date on that previous statement, then we will not impose interest charges on any purchases during the current billing cycle if you pay the new balance shown on your current Statement by the payment due date reflected on that current Statement. Deferral Periods. From time to time, we may offer you the opportunity to enter into promotions. Terms of these promotions will be provided in connection with any offers. Late Fees. Late fees will be equal to your minimum payment due with a maximum amount of up to $25.00 for the first time offense and will increase to a maximum amount of $30.00 if you have not made your payment by the due date in each of your next 6 billing cycles. The late fee will never be greater than your minimum payment due to which the late fee relates. Returned Payment Fees. Returned payment fees will be equal to your minimum payment with a maximum amount of up to $25.00 for the first time offense and will increase to a maximum amount of $30.00 if you have any returned payments in your next 6 billing cycles. The returned payment fee will never be greater than your most recent minimum payment due.

Application of Payments. Each payment you send to us will be applied to your Account in a manner consistent with applicable law. Generally, we will apply your payment first to satisfy all minimum payments due for your Easy Option and Fast Option plans. Change of Terms (including Interest Charges). Subject to applicable law, we may change or terminate any term of this Agreement or add new terms at any time, including, without limitation, adding or increasing fees, increasing your minimum payment and increasing the rate or amount of interest charges or changing the method of computing the balance upon which interest charges are assessed. Prior written notice will be provided to you when required by applicable law. Changes may apply to new and outstanding balances. Default. You will be in default under this Agreement if: (a) you fail to make at least the minimum payment by the Payment Due Date specified on your Statement; (b) you violate any other provision of this Agreement; (c) you die; (d)you become the subject of bankruptcy or insolvency proceedings; (e)you or any part of your property becomes the object of attachment, foreclosure, repossession, lien, judgment, or garnishment proceedings; (f) you fail to provide to us any information we reasonably deem necessary; (g) you supply us with misleading, false, incomplete or incorrect information; (h) we receive information indicating that you are unable to perform the terms and conditions of this Agreement; (i)you move out of the United States; or (j) you use your Account in an unlawful manner. Upon default, we have the right to require you to pay your entire Account balance (including all deferred purchases and all accrued but unpaid charges) immediately, and to sue you for what you owe. You will pay our court costs, reasonable attorneys’ fees and other collection costs related to the default to the extent permitted by applicable law. Following any default, any balances outstanding under this Agreement will continue to accrue interest charges until paid in full and will be subject to all the terms and conditions of this Agreement, except that we will apply your payments first to attorneys’ fees and other court costs, and then in the order set forth in the Application of Payments section. Closing Your Account. We can close your Account at any time. You can cancel or close your Account at any time by writing to us at WebBank, Gettington Credit Account, P.O. Box 1500, St Cloud, MN 56395-1500. If we have issued you a card with your Account number, you must cut it in half and return it to us. You may not use your Account for any purchases after you cancel or close your Account. If you do not pay us in full when you cancel, your outstanding balances will continue to accrue interest charges and other charges, and will be subject to the terms and conditions of this Agreement. Liability for Unauthorized Use/ Lost or Stolen Account Numbers. If you notice the loss or theft of your credit account number or a possible unauthorized use of your card, you should write to us immediately at WebBank, Gettington Credit Account, P.O. Box 1500, St Cloud, MN 56395-1500, or call as at 1-866-688-1091. You will not be liable for any unauthorized use that occurs after you notify us. You may, however, be liable for unauthorized use that occurs before you notify us. In any case, your liability will not exceed $50. However, unauthorized use does not include use by a person whom you have given the credit account number to or authority to use the Account, and you will be liable for all use by such a user. To terminate this authority you must send us notice in writing. Change of Name, Address, Telephone Number or Employment. Notify us immediately of any change in your name, mailing address, telephone number or place of employment. Send changes to: WebBank, Gettington Credit Account, P.O. Box 1500, St Cloud, MN 56395-1500. Consent to Use of Telephone Numbers .. You expressly consent to receiving calls and messages, including autodialed and prerecorded message calls, from WebBank, Gettington, their affiliates, marketing partners, agents and others calling at their request or on their behalf, at any telephone numbers that you have provided or may provide in the future (including any cellular telephone numbers). Assignment of Account. We may sell, assign or transfer your Account or any portion thereof without notice to you. You may not sell, assign or transfer your Account. Reporting and Monitoring. We may report information about your Account to credit bureaus. Late payments, missed payments, or other defaults on your Account may be reflected in your credit report. You agree that any government agency may release your residence address to us, should it become necessary to locate you. You agree that we may record your calls, and that our supervisory personnel may listen to telephone calls between you and our representatives in order to evaluate the quality of our service to you and other cardholders. Updated Financial and Other Information. Upon request, you agree to promptly give us accurate financial and other information about yourself. We may obtain information about you from credit bureaus or other third parties at any time. Governing Law/Enforceability. This Agreement will be governed by Federal Law, and to the extent State law applies, by the law of Utah, whether or not you live in Utah and whether or not this Account is used outside of Utah. If any provision of this Agreement is determined to be void or unenforceable under any applicable law, rule or regulation, all other provisions of this Agreement will remain enforceable (except as specifically addressed in the Arbitration provision). Our failure to exercise any of our rights under this Agreement will not be deemed to waive our rights to exercise such rights in the future. This Agreement is a final expression of the agreement between you and us and this Agreement may not be contradicted by evidence of any alleged oral agreement. Arbitration. Please review this provision carefully. It provides that any dispute may be resolved by binding arbitration. Arbitration replaces the right to go to court and the right to have a jury decide a dispute. Under this provision, your rights may be substantially limited in the event of a dispute. You may opt out of this Arbitration provision by following the instructions below. By accepting this Agreement, unless you opt out by following the instructions below, you agree that either you or we, at our sole discretion, can choose to have any dispute arising out of or relating to this Agreement or our relationship resolved by binding arbitration. If arbitration is chosen by any party, neither you nor we will have the right to litigate that dispute in court or to have a jury trial on that dispute. Pre-arbitration discovery will be permitted only as allowed by the arbitration rules. In addition, you will not have the right to participate as a representative or member of any class of claimants pertaining to any dispute subject to arbitration. The arbitrator’s decision will generally be final and binding. Other rights that you would have if you went to court may also not be available in arbitration. It is important that you read the entire Arbitration provision carefully before accepting the terms of this Agreement. For purposes of this Arbitration provision, “dispute” shall be construed as broadly as possible, and shall include any claim, dispute or controversy (whether in contract, regulatory, tort or otherwise, whether pre-existing, present or future and including constitutional, statutory, common law, intentional tort and equitable claims) arising from or relating to this Agreement, the credit offered or provided to you, or the goods or services you purchase; the actions of yourself, us, or third parties; or the validity of this Agreement or this Arbitration provision. It includes disputes brought as counterclaims, cross claims, or third party claims. A party that has brought a dispute in a court may elect to arbitrate any other dispute that may be raised in that litigation. Disputes brought as part of a class action or other representative basis are subject to arbitration on an individual (non-class, non-representative) basis. In this Arbitration provision, the words “we,” “us,” and “our” shall include WebBank and any assignees of any of

WebBank’s rights, any merchant from which you purchased goods or services using your Account, as well as their respective affiliates, servicers, employees, agents, and further assigns. Any arbitration under this Arbitration provision shall be administered by the American Arbitration Association (“AAA”) under the rules applicable to the resolution of consumer disputes in effect when the dispute is filed. The arbitrator shall have no authority to hear any disputes on a class action or representative basis. Neither you nor we may consolidate or join the disputes of other persons who may have similar disputes into a single arbitration, other than the disputes of or against joint account holders. You may obtain rules and forms by calling the AAA at 1-800-778-7879 or visiting www.adr.org. Any arbitration hearing that you attend will take place in the Federal judicial district where you reside. We will not elect arbitration of any dispute that is filed as an individual matter by you in a small claims or similar court, so long as the dispute is pending on an individual basis in such court. A single, neutral arbitrator will decide any disputes. The arbitrator must be either a retired or former judge or a lawyer with no less than 10 years’ experience, selected in accordance with the AAA’s rules. The arbitrator will apply applicable substantive law consistent with the FAA and applicable statutes of limitations, will honor claims of privilege under applicable law, and will have the power to award to a party any damages or other relief provided under applicable law. Any party may choose to have a hearing, and may choose to be represented by counsel. The arbitrator will issue an award in writing and, upon request, will provide a written explanation for the award. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The party initiating an arbitration must pay the AAA’s initial filing fee, although you can ask the AAA to waive the filing fee and we will consider your request that we pay the filing fee on your behalf. We will pay any subsequent administration fees imposed by the AAA, and we will pay the arbitrator’s fee for up to one day of hearings. All other fees will be allocated as provided by the AAA’s rules and applicable law. If you prevail in arbitration, we will reimburse you any fees paid to the AAA. However, even if we prevail, we will not seek reimbursement from you of any fees we paid to the AAA unless the arbitrator determines that your dispute was brought in bad faith. Each party shall bear its own costs of attorneys, experts, and witness fees, regardless of which party prevails in the arbitration. However, if applicable substantive law gives you the right to seek reimbursement of attorneys’ fees or other fees or costs, then that right shall also apply in the arbitration. You have the right to opt out of this Arbitration provision, but you may only do so in the first 30 days after the first transaction is posted to your Account. In order to opt out, you must write us at WebBank/ Gettington Arbitration, P.O. Box 1500, St Cloud, MN 56395-1500. You must inform us of your decision to opt out, and sign the notice. This Arbitration provision shall survive repayment of your extension of credit and termination of your Account. This Arbitration provision is made in connection with interstate commerce, and shall be governed by the Federal Arbitration Act, 9 USC Sections 1 through 16. If any part of this Arbitration provision is determined to be void or unenforceable, then this entire Arbitration provision shall be considered null and void; however, it shall not affect the validity of the rest of this Agreement. Credit Bureau Disputes. If you believe we inaccurately reported credit history information about you or your Account to a credit reporting agency, call us at 1-866-688-1091 or write to us at: Credit Bureau Reporti ng Services, P.O. Box 6250 Ridgewood Road, St Cloud, MN 56303. Please include a copy of the credit report reflecting the information that you believe is inaccurate. Ohio Residents: The Ohio laws against discrimination require that all creditors make credit equally available to all creditworthy customers, and that credit reporting agencies maintain separate credit histories on each individual upon request. The Ohio Civil Rights Commission administers compliance with this law.

Married Wisconsin Residents: No provision of any marital property agreement, unilateral agreement, or court decree under Wisconsin’s Marital Property Act will adversely affect a creditor’s interest unless prior to the time of credit is granted, the creditor is furnished a copy of that agreement or decree or is given complete information about the agreement or decree. All accounts, including New York/Rhode Island/Vermont Residents: You agree to give WebBank permission to access your credit report in connection with any transaction, or extension of credit, and on an ongoing basis, for the purpose of reviewing your Account, adjusting the credit limit on your Account, taking collection action on your Account, or for any other legitimate purposes associated with your Account. Upon your request, you will be informed of whether or not a consumer credit report was ordered, and if it was, you will be given the name and address of the consumer reporting agency that furnished the report. New York residents may contact the New York State Banking Department: 1-800-518-8866. All accounts, including California and Utah Residents As required by law, you are hereby notified that a negative credit report reflecting on your credit record may be submitted to a credit reporting agency if you fail to fulfill the terms of your credit obligations. Texas Residents: To contact us about your account call 1-866-688-1091. This contract is subject in whole or in part to Texas law which is enforced by the Consumer Credit Commissioner, 2601 North Lamar Boulevard, Austin, Texas 78705-4207. Phone (800) 538-1579; www.occc.state.tx.us. Contact the Commissioner relative to any inquires or complaints. End of Terms

YOUR BILLING RIGHTS — KEEP THIS DOCUMENT FOR FUTURE USE This notice tells you about your rights and our responsibilities under the Fair Credit Billing Act. WHAT TO DO IF YOU THINK YOU FIND A MISTAKE ON YOUR STATEMENT If you think there is an error on your statement, write to us at: Gettington Account Services, P.O. Box 1500, St Cloud, MN 56395-1500 In your letter, give us the following information ® Account Information: Your name and Gettington Credit Account number ® Dollar Amount: The dollar amount of the suspected error ® Description of Problem: If you think there is an error on your bill, describe what you believe is wrong and why you believe it is a mistake. You must contact us within 60 days after the error appeared on your statement. You must notify us of any potential errors in writing. You may call us, but if you do we are not required to investigate any potential errors and you may have to pay the amount in question. WHAT WILL HAPPEN AFTER WE RECEIVE YOUR LETTER When we receive your letter, we must do two things: Within 30 days of receiving your letter, we must tell you that we received your letter. We will also tell you if we have already corrected the error. Within 90 days of receiving your letter, we must either correct the error or explain to you why we believe the bill is correct. While we investigate whether or not there has been an error, the following are true: ® We cannot try to collect the amount in question, or report you as delinquent on that amount. ® The charge in question may remain on your statement, and we may continue to charge you interest on that amount. While you do not have to pay the amount in question, you are responsible for the remainder of your balance. We can apply any unpaid amount against your credit limit. After we finish our investigation, one of two things will happen: ® If we made a mistake: You will not have to pay the amount in question or any interest or other fees related to that amount. If we do not believe that there was a mistake: You will have to pay the amount in question, along with applicable interest and fees. We will send you a statement of the amount you owe and the date payment is due. We may then report you as delinquent if you do not pay the amount we think you owe. If you receive our explanation but still believe your bill is wrong, you must write to us within 10 days telling us that you still refuse to pay. If you do so, we cannot report you as delinquent without also reporting that you are questioning the bill. We must tell you the name of anyone to whom we reported you as delinquent, and we must let those organizations know when the matter has been settled between us. If we do not follow all of these rules, you do not have to pay the first $50 of the amount you question even if your bill is correct.

YOUR RIGHTS IF YOU ARE DISSATISFIED WITH YOUR CREDIT CARD PURCHASES If you are dissatisfied with the goods or services that you have purchased with your credit card, and you have tried in good faith to correct the problem with the merchant, you may have the right not to pay the remaining amount due on the purchase. To use this right, all of the following must be true: The purchase must have been made in your home State or within 100 miles of your current mailing address, and the purchase price must have been more than $50. (Note: Neither of these are necessary if your purchase was based on an advertisement we mailed to you, or if we own the company that sold you the goods or services.) You must have used your credit card for the purchase. You must have not yet have fully paid for the purchase. If all of the criteria above are met and you are still dissatisfied with the purchase, contact us in writing at: Gettington Account Services, P.O. Box 1500, St Cloud, MN 56395-1500. While we investigate, the same rules apply to the disputed amount as discussed above. After we finish our investigation, we will tell you our decision. At that point, if we think you owe an amount and you do not pay we may report you as delinquent.

EXHIBIT D eStatement Terms & Conditions By electing to receive online E Statements, you agree to receive and access your monthly periodic billing statement electronically. You will receive an e-mail from Gettington notifying you when your current Gettington Statement is available for viewing and printing at Gettington.com/My Account. To view your Gettington billing statement you may either click on the link in the e-mail notification or login to Gettington.com/IV1y Account to access, view and print your E statement. Your initial statement will be delivered both electronically and by printed mail. After your initial statement, if you have opted in to electronic statements you will receive an electronic notification your statement is available online, however, you will not receive a paper statement. If your account is delinquent at the time of billing you will receive a paper statement in the mail. Once your account has become current, you will begin to receive E statements only. If the e-mail address you have provided to us is not deliverable, you will receive paper statements until the time you provide us a new valid e-mail address. Once you have provided a new e-mail address, you will begin to receive E statements only. You will continue to receive E statements other than the two situations described above. If you wish to change your preference to not receive E Statements and instead to receive paper statements, you must login to Gettington/MyAccount to change your preference from E Statement Delivery to Paper Statements. You may opt to change your preference at anytime.

EXHIBIT D GETTINGT0N.COM ONLINE PRIVACY POLICY Effective Date: August 1, 2009 Welcome to Gettington.com (this “Site”). Gettington (“we,” “us,” “our,” and “Gettington”) cares about your privacy. We value your trust and will work hard to earn and keep it. As part of our commitment to your privacy, Gettington adheres to the guidelines and practices of the Direct Marketing Association’s “Privacy Promise to American Consumers.” We have agreed to provide you with notice of how to opt out of having your personal information shared with other direct marketers, honor your requests not to share your personal information with other direct marketers, and honor your requests not to receive mail, telephone, email or other solicitations from Gettington or our marketing partners. Scope of This Privacy Policy This Online Privacy Policy (this “Privacy Policy”) covers all of the “personal information” we collect through this Site, except the information you provide when you apply for a Gettington Credit Account. The personal information you provide when you apply for a Gettington Credit Account is collected on behalf of WebBank and is covered by WebBank’s privacy policy. For more information, click here. What is Personal Information? “Personal Information” is information that identifies you personally, either alone or in combination with other information available to us. Examples of personal information include your name, address, email address, credit card information, and the information you provide when you make a purchase. Your Consent PLEASE TAKE A FEW MINUTES TO REVIEW THIS PRIVACY POLICY. BY ACCESSING OR USING THIS SITE YOU ARE CONSENTING TO THE COLLECTION, USE AND DISCLOSURE OF YOUR PERSONAL INFORMATION AS SET FORTH IN THIS PRIVACY POLICY. If you do not consent to the collection, use and disclosure of your personal information as set forth in this privacy policy, please do not use this site. This Privacy Policy is Part of Our Terms of Use This Privacy Policy is incorporated by reference and is part of the Gettington Terms of Use (“Terms of Use”) governing your use of this Site. Our Terms of Use contain the terms on which you may purchase products and services through this Site. Please take a few minutes to review our Terms of Use, if you have not already done so. You may access the current version of the Terms of Use at any time by clicking on the link marked “Terms of Use” at the bottom of each page of this Site. This Privacy Policy May Change We reserve the right to update or modify this Privacy Policy, at any time and without prior notice, by posting the revised version of this Privacy Policy on this Site. These changes will only apply to personal information we collect after we have posted the revised Privacy Policy. Your use of this Site following any such change constitutes your agreement that all personal information collected from or about you through this Site after the revised Privacy Policy is posted will be subject to the terms of the revised Privacy Policy. For this reason, it is important to review this

Privacy Policy regularly. If we modify this Privacy Policy, we will provide a notice at the top of this Privacy Policy for at least 30 days after the new effective date. You may access the current version of this Privacy Policy at any time by clicking on the link marked “Privacy and Security” at the bottom of each page of this Site. For your convenience, we post the effective date of this Privacy Policy at the top of this page, so that you can see at a glance whether this Privacy Policy has changed since your last visit. Privacy Notices This Privacy Policy may be supplemented or amended from time to time by “privacy notices” posted on this Site. Generally, privacy notices provide details about the personal information we collect on particular pages or particular areas of this site, why we need that information, and choices you may have about the ways we use that information. Our privacy notices are part of this Privacy Policy. Agreements Governing Specific Features and Password-Protected Areas of This Site This Privacy Policy may be supplemented or amended by special terms and conditions governing specific features or password-protected areas of this Site. When you sign up to use a special feature or password-protected area, you may be asked to agree to special terms governing your use of the special feature or password-protected area. In such cases, you will be asked to expressly consent to the special terms, for example, by checking a box or clicking on a button marked “I agree.” This type of agreement is known as a “click-through” agreement. If any of the terms of the click-through agreement are different than the terms of this Privacy Policy, the terms of the click-through agreement will supplement or amend this Privacy Policy, but only with respect to the matters governed by the “click-through agreement.” Separate Privacy Policies Governing Gettington Credit Accounts All Account Holders. Please be aware that the personal information you provide when you apply for a Gettington Credit Account is collected for WebBank, the initial creditor, and is not covered by this Privacy Policy. If you apply and are approved for a Gettington Credit Account, we will provide you with a separate copy of the WebBank privacy notice describing how WebBank collects, uses, shares and protects the personal information collected in connection with your Gettington Credit Account. To review WebBank’s current privacy notice, click here. If your Gettington Credit Account is approved, Gettington will acquire and service your account. We will provide you with a separate notice (our “Gettington Credit Account Financial Disclosure Statement”) describing how we collect, use, share and protect the personal information we collect in connection with your Gettington Credit Account (your “Credit Account Information”). Your Credit Account Information may include your name and contact information, information about your credit history and credit scores; and information about your account balances and payment history. Our Gettington Credit Account Financial Disclosure Statement also describes the choices you have about the ways we use and share the personal information we collect in connection with your Gettington Credit Account. If any of the terms of the Gettington Credit Account Financial Disclosure Statement are different than the terms of this Privacy Policy, the terms of the Gettington Credit Account Financial Disclosure Statement will supplement or amend this Privacy Policy, but only with respect to the personal information we collect in connection with your Credit Account Information. To review our current Gettington Credit Account Financial Disclosure Statement, please click here. California Residents . If you are a California resident, we will send you a California Privacy Statement when you open a Gettington Credit Account. Our California Privacy Statement descri bes some of the choices you have about the ways we share your personal information. If any of the terms of our California Privacy Statement are different than the terms of this Privacy Policy or the Gettington Credit Account Financial Disclosure Statement, the California Privacy Statement will govern. To view our current California Privacy Statement, please click here. Vermont Residents . If you are a Vermont resident, we will send you a Vermont Privacy Statement when you open a Gettington Credit Account. Our Vermont Privacy Statement describes some of the choices you have about the ways we share your personal information. If any of the terms of our Vermont Privacy Statement are different than the terms of this Privacy Policy or the Gettington Credit Account Financial Disclosure Statement, the Vermont Privacy Statement will govern. To view our current Vermont Privacy Statement, please click here. What Personal Information Does Gettington Collect Through This Site? Information You Volunteer. We collect the personal information that you knowingly and voluntarily provide when you use this Site, for example, the information you provide when you request information about products or services, request a catalog, purchase a product or service, contact us regarding a purchase, or enter a contest or promotion.

This information may include your name, shipping/billing address, email address, phone number, credit card information, Social Security Number, birth date, gender, occupation, personal interests, and information used to verify your identity or for fraud prevention purposes. Whether to provide such information is completely your own choice. But if you choose not to provide the information we request, you may be unable to purchase products, or access certain services, offers and content on this Site. Supplemental Information. To serve you better, we may combine information you give us through our catalogs with the information we collect through this Site. We may also supplement the information we collect through this Site with information that is publicly available (such as information based on your zip code) and information we receive from or cross-reference with our Marketing Partners. We may also collect information regarding payment on your Gettington Credit Account. When you apply for credit on this Site, personal information may be obtained about you from credit bureaus. To learn more about the ways we protect your privacy in association with your Gettington Credit Account, click here. Information Sent to Us by Your Web Browser. We collect information that is sent to us automatically by your Web browser. This information typically includes the IP address of your Internet service provider, the name and version of your operating system, the name and version of your browser, the date and time of your visit, and the pages you visit. Please check your browser if you want to learn what information your browser sends or how to change your settings. This information does not identify you personally. If, however, you have created a user identity on one of your visits to this Site (for example, by making a purchase), we may link the information provided by your browser to information that identifies you personally and use it for the purposes described below. In addition, we may review our server logs for security purposes, such as detecting intrusions into our network. If we suspect criminal activity, we may share portions of our server logs — which contain visitors’ IP addresses — with the appropriate investigative and/or law enforcement authorities who may use that information to trace and identify individuals. Information Collected Using Cookies and Similar Technologies. We use “cookies” and similar technologies, such as Web beacons (also referred to as “GIF files,” “pixels,” or “action tags”), to collect information and support certain features of this Site. For example, we may use these technologies to collect information about the ways you use this Site — which pages you visit, which links you use, and how long you stay on each page; support the features and functionality of this Site — for example, to track the items you add to your shopping cart or to track your order; save you the trouble of reentering information already in our database or to prompt the settings you established on previous visits to this Site; personalize your shopping experience; manage and determine the effectiveness of our advertising campaigns; and provide Web site security. Generally, the information we collect using these Web technologies does not identify you personally. If, however, you have created a user identity, for example, by applying for credit, we may link the information we collect using Web technologies to other information that identifies you personally. If you do not wish to receive cookies, you may set your browser to reject cookies or to alert you when a cookie is placed on your computer. You may also delete our cookies as soon as you leave a site. Although you are not required to accept our cookies when you visit this Site, if you set your browser to reject cookies, you will not be able to use all of the features and functionality of this Site. Our marketing and advertising consultants also use cookies and other Web technologies to collect information about visitors to this Site. To learn more, click here. How Does Gettington Use Your Personal Information? Generally. We use the personal information we collect through this Site to provide the products, information and services you request; for security, credit or fraud prevention purposes;

to provide you with effective customer service; to provide you with a personalized experience when you use this Site; to display personalized advertising when you visit this Site; to contact you with special offers and other information we believe will be of interest to you (but only with your permission); to contact you with information and notices related to your use of this Site; to invite you to participate in surveys and provide feedback to us; to better understand your needs and interests; to improve the content, functionality and usability of this Site; to improve our products and services; to improve our marketing and promotional efforts; and for any other purpose identified in an applicable privacy notice or other agreement between Gettington and you. To learn more about the choices you have about the ways we use your personal information, please click here. How Does Gettington Share My Personal Information? Service Providers. We share personal information with companies and organizations that perform services on our behalf, for example, companies that provide support services to us (such as credit card processing services, data storage services, and web hosting services) or that help us market our products and services (such as third-party email marketing companies). These third parties are required by contract to use the personal information we share with them only to perform services on our behalf and to take commercially reasonable measures to protect the confidentiality and security of your personal information. With Our Marketing Partners . From time to time we may establish a business relationship with other third parties whom we believe trustworthy. These are known as our “Marketing Partners.” In such cases, we may share and cross-reference information, including some personal information about you, so that our Marketing Partners can contact you regarding products and services that may be of interest to you. If you do not want us to share your personal information with our Marketing Partners, you may “opt-out” at any time using one of the methods described below. With Our Affiliates. We may share the personal information we collect through this Site with our affiliates so that they can contact you regarding products and services that may be of interest to you. If you do not want us to share your personal information with our affiliates, you may “opt-out” at any time using one of the methods described below. Business Transfers. Your personal information may be transferred to a company that has acquired the stock or assets of Gettington or one of our businesses, for example, as the result of a sale, merger, reorganization or liquidation. If such a transfer occurs, the acquiring company’s use of your personal information will still be subject to this Privacy Policy and the privacy preferences you have expressed to us. Compliance With Laws and Protection of Our Rights and the Rights of Others. We may disclose personal information when we, in good faith, believe disclosure is appropriate to comply with the law, a court order or a subpoena. We may also disclose personal information to prevent or investigate a possible crime, such as fraud or identity theft; to enforce or apply our online terms of use or other agreements; or to protect our own rights or property or the rights, property or safety of our users or others. As Described in a Privacy Notice. We reserve the right to disclose your personal information as described in any privacy notice posted on the Web page (or area) where you provide that information. By providing your personal information on that Web page you will be consenting to the disclosure of your personal information as described in that privacy notice. As Described in Any Other Agreement Between You and Gettington. We reserve the right to disclose your personal information as described in any click-through agreement or any other agreement between you and Gettington. Your Choices In General. We respect your right to make choices about the ways we collect, use and disclose your personal information. In most cases, we will ask you to indicate your choices at the time we collect your personal information. We will also include an “opt-out” link in newsletter or promotional email we send you so that you can inform us that you do not wish to receive such communications from us in the future. If you have created an account or a personal profile on this Site, you may be able to update some or all of your privacy choices by changing the settings on your account settings or profile page. Direct Marketing. We want to communicate with you only if you want to hear from us. You have the choice to be excluded from our offers and promotions and to be excluded from sharing personal information with our affiliates or Marketing Partners. If you choose not to receive information from us or do not want us to share your personal information with our affiliates or Marketing Partners, please let us know by calling us at 1-866-688-1091 or by sending us an email at customerservice@qettinqton.com. Please be sure to include your email address, full name, and specifically what information you do not want to receive, such as “no phone offers”, “no mail offers”, “no email offers”, or “no sharing of information with Marketing Partners.” DO NOT include your social security number or account number in the email, but DO provide us with your 10 digit customer number. We will respond to reasonable requests within a reasonable time and, in any event, within the time period required by law. Even if you ask us not to share or use your personal information for direct marketing purposes, we may still use your personal information in connection with the proper administration and management of your Gettington Credit Account. In addition, when you purchase from us online or through our catalogs, we may need to contact you via phone, email or mail to address questions specific to your order, even if you have opted to not receive marketing communications. How Can You Update or Correct Your Personal Information? If you wish to update or correct your personal information, please let us know by calling us at 1-866-688-1091 or by sending us an email at customerseivice@gettington.com. Please be sure to include your email address, full name, and specifically what information you would like to update or correct. If you contact us by email, DO NOT include your social security number or account number, but DO provide us with your 10 digit customer number. Use of Cookies, Web Beacons and Similar Technologies by Third Parties Marketing Consultants. Our marketing consultants may use Web beacons, cookies and other Web technologies to collect information about visitors to this Site. For example, our consultants may count how many visitors access this Site, what links they use, and what pages they view. They may also track which Web sites and advertisements refer traffic to this Site and the URLs of the sites to which this Site refer traffic (that is, the Web sites on which our visitors land when they leave this Site). Our consultants use this information to compile statistics and prepare reports that provide the feedback and analysis we need to understand the needs and interests of our visitors, improve the content, functionality and usability of this Site, and improve the effectiveness of our advertising and marketing efforts. The information our consultants collect does not identify you personally. Advertising Companies. We use third-party advertising companies to manage our online advertising campaigns. These advertising companies use cookies and other Web technologies to target and measure the effectiveness of the advertisements. For example, these advertising companies place Web beacons on their clients’ Web sites, including this Site. When you visit these Web sites, the Web beacon “tags” your computer with a “cookie”. The information stored on the cookie does not identify you personally and is not combined with any information that identifies you personally, but it does permit our advertising companies to recognize your computer when you access one of their clients’ sites. These advertising companies use the info rmation they collect about your use of their clients’ Web sites to customize the advertisements you see when you visit their clients’ sites. Our advertising companies’ use of cookies and other web technologies is covered by their privacy policies, not by this Online Privacy Statement. If you do not wish to receive our advertising companies’ cookies, you may “opt-out” by using the following link and clicking the “SELECT ALL” button on the opening page: www.networkadvertising.org/managing/opt_out.asp Protecting Children Our website is not focused on marketing or attracting minors and we do not knowingly collect personal information about anyone under the age of 18. Anyone under the age of 18 should not use this Site unless supervised by an adult. Our goal is to comply with applicable laws and regulations relating to collection and use of information from children, including the federal Children’s Online Privacy Protection Act. If you believe that we have received information from a child, please notify us immediately by calling us at 1-866-688-1091 or by sending us an email at customerservice@gettington.com, and we will take reasonable steps to remove that information from our database. Children under the age of 13 should always ask their parents or guardians for permission before providing any personal information to anyone online.

Security and Confidentiality In General. We take commercially reasonable administrative, physical and technological security measures to protect your personal information from unauthorized access, unauthorized use, and unauthorized or accidental destruction, modification or disclosure. Although we take commercially reasonable precautions to provide a level of security appropriate to the sensitivity of the personal information we collect, we cannot guarantee the security of information provided over the Internet or stored in our databases. Password Protected Areas of This Site. For your protection, certain areas of this Site are password protected. You are responsible for maintaining the confidentiality of your passwords. We have the right to assume that anyone accessing this Site using a password assigned to you has the right to do so. You will be solely responsible for the activities of anyone accessing this Site using a password assigned to you, even if the individual is not, in fact authorized by you. If you have reason to believe that your password has been compromised or used without authorization, you must promptly change it using the functionality provided on this Site. Do Not Use Emails to Communicate Sensitive Personal Information. Never provide sensitive personal information (for example, your social security number, driver’s license number or credit card information) to us via email. Use the appropriate areas of this Site to communicate this information or contact us by telephone with your 10 digit customer number. Links to Other Gettington Web Sites Gettington operates other Web sites, each with its own content, features, and functionality. Each Gettington site serves a different purpose. For this reason, not all of our sites are governed by this Privacy Policy. When you use a link on this Site to access another Gettington Web site, please take a minute to review the privacy policy posted on that site. Links to Third Party Sites This site may contain links to Web sites operated by other companies, including websites operated by our third-party service providers, our Marketing Partners, and other third parties. This Privacy Policy does not apply to personal information collected on any of these third-party sites. When you access third-party sites through a link on this Site, please take a few minutes to review the privacy policy posted on that site. Governing Law This Privacy Policy is governed under the laws of the State of Minnesota without regard to its conflicts of law provisions. Interpretation As used in this Privacy Policy, the word “including” means “including, without limitation.” Contact Us If you have questions about this policy or our privacy practices, please email us at customerservice@gettinqton.com and write “Privacy” in the subject line or write us at: Gettington 6250 Ridgewood Road St. Cloud, MN 56303 Attention: Privacy and Security

EXHIBIT D GETTINGTON CREDIT ACCOUNT FINANCIAL DISCLOSURE STATEMENT BB8BW WHAT DOES GETTINGTON DO WITH YOUR PERSONAL HHHHH INFORMATION? Financial companies choose how they share your personal information, Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do. The types of personal information we collect and share depend on the product or service you have with us. This information can include: • Social Security number and income • account balances and payment history • credit history and credit scores When you close your account, we continue to share information about you according to our policies. All financial companies need to share customers’ personal information to run their everyday business—to process transactions, maintain customer accounts, and report to credit bureaus. In the section below, we list the reasons financial companies can share their customers’ personal information, the reasons Gettington chooses to share, and I whether you can limit this sharing. i i For our everyday business purposes— Yes No to process your transactions, maintain your account, and report to credit bureaus For our marketing purposes — Yes Yes (Check your choices, p. 3) to offer our products and services to you For joint marketing with other financial companies Yes Yes (Check your choices, p. 3) For our affiliates’ everyday business purposes— Yes No information about your transactions and experiences For our affiliates’ everyday business purposes— No We don’t share information about your creditworthiness For our affiliates to market to you Yes Yes (Check your choices, p. 3) For nonaffiliates to market to you Yes Yes (Check your choices, p. 3) Email us at customerservice#,gettington,com

GETTiNGTON CREDIT ACCOUNT FINANCIAL DISCLOSURE STATEMENT HBMH WHAT DOES GETTINGTON DO WITH YOUR PERSONAL Hggm INFORMATION? How often does Gettington We must notify you about our sharing practices when we acquire your credit obligation and notify me about its each year while you are a customer. practices? How does Gettington protect To protect your personal information from unauthorized access and use, we use security my personal information? measures that comply with federal law. These measures include computer safeguards and secured files and buildings. How does Gettington collect We collect your personal information as part of your credit account file when we purchase my personal information? your credit obligation. We also collect your personal information from others, such as credit bureaus, affiliates, or other companies. Why can’t I limit all sharing? Federal law gives you the right to limit sharing only for: affiliates’ everyday business purposes—information about your creditworthiness affiliates to market to you nonaffiliates to market to you 1 State laws and individual companies may give you additional rights to limit sharing. Everyday business purposes The actions necessary by financial companies to run their business and manage customer accounts, such as: processing transactions, mailing, and auditing services providing information to credit bureaus responding to court orders and legal investigations Affiliates Companies related by common ownership or control. They can be financial and nonfinancial companies. • Our affiliates include nonfinancial companies, such as order fulfillment companies. Nonaffiliates Companies not related by common ownership or control. They can be financial and nonfinancial companies. • Nonaffiliates we share with can include direct marketing companies. Joint Marketing A formal agreement between nonaffiliated financial companies that together market financial products or services to you. • Our joint marketing partners can include insurance companies.

GETTINGTON CREDIT ACCOUNT FINANCIAL DISCLOSURE STATEMENT B|HmB WHAT DOES GETT1NGTON DO WITH YOUR PERSONAL WHH INFORMATION? i i . i Contact us By email: customerservice@gettington.com By mail: mark your choices below, fill in and send form to: Gettington 6250 Ridgewood Road St. Cloud, MN 56303 Attn: Privacy and Security Unless we hear from you, we can begin sharing your information 30 days from the date of this letter. However, you can contact us at any time to limit our sharing. Check any/all you want to limit: (See page 1) Your choices will apply to U Do not use my personal information to market Gettington products to me. everyone on your account. n Do not share my persona| information with nonaffiliates to jointly market financial products and services to me. Do not allow your affiliates to use my personal information to market to me. Do not share my personal information with nonaffiliates to market their products and services to me. If you elect to limit any or all of the above, please let us know by: • by sending us an email to customerservice@qettington.com (please be sure to include your email address, your full name, your customer number and the category/categories of sharing which you would like to limit, as described above; do not include your social security number or account number in the email), or • by printing, completing and mailing this form as described below. Your name Your address Mail to: Gettington 6250 Ridgewood Road St. Cloud, MN 56303 Attn: Privacy and 10 digit customer Security number

EXHIBIT D CALIFORNIA PRIVACY STATEMENT IMPORTANT PRIVACY CHOICES FOR CONSUMERS You have the right to control whether we share some of your personal information. Please read the following information carefully before you make your choices below. Your Rights You have the following rights to restrict the sharing of personal and financial information with our affiliates (companies we own or control) and outside companies that we do business with. Nothing in this form prohibits the sharing of information necessary for us to follow the law, as permitted by law, or to give you the best service on your accounts with us. This includes sending you information about some other products or services. Your Choices Restrict Information Sharing With Other Companies Gettington Owns or Controls (Affiliates): Unless you say “NO “, we may share personal and financial information about you with our affiliated companies. O NO, please do not share personal and financial information about me with your affiliated companies. Restrict Information Sharing With Other Companies Gettington Does Business With To Provide Financial Products And Services: Unless you say “NO “, we may share personal and financial information about you with outside companies we contract with to provide financial products and services to you. £7 NO, please do not share personal and financial information about me with outside companies you contract with to provide financial products and services. Time Sensitive Reply You may make your privacy choice (s) at any time. Your choice(s) marked here will remain unless you state otherwise. However, if we do not hear from you, we may share some of your information with affiliated companies and other companies with whom we have contracts to provide financial products and services. Name: Address: i r___ , Street Address City State Zip Code 10 Digit Gettington Customer Number: __ Last Four Digits of Social Security Number: Signature: Date: To exercise your choices, do one of the following: Contact us at £fllt2me£se|2i«®||ettjj|gto||jOTjn. Please include your email address, full name, address and Gettington account number, as well as the request to opt-out of information sharing as described above. Fill out, sign and send this form back to us using the envelope provided (you may want to make a copy for your records). Mail your request to: Gettington 6250 Ridgewood Road St, Cloud, MN 56303 Attn: Privacy and Security

EXHIBIT D PRIVACY NOTICE DISCLOSURE SPECIAL NOTICE FOR VERMONT RESIDENTS Financial companies choose how they share your personal information. In addition to the protections provided by federal law, Vermont law gives you the right to decide whether we may share nonpublic personal information about you with certain third parties. Vermont law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do. Information We Collect About You We collect nonpublic personal information about you from the following sources: 8 information received from you on applications and other forms; 8 information about your transactions with us, our affiliates or others; and • information we receive from a consumer reporting agency. Information We Share About You We may disclose all of the nonpublic personal information which we collect, as described above. Parties with Whom We Share Information We may disclose the nonpublic personal information about you to the following types of third parties: 8 financial service providers (such as insurance agents); 8 non-financial companies (such as retailers, direct marketing companies and order fulfillment companies); and 8 others (including joint marketing companies). We may also disclose the information described in this notice to other affiliated or nonaffiliated third parties, as applicable, as required or permitted by law. Information We Share to Parties that Provide Services to Us In order for us to conduct out business and to best serve you, we may disclose all of the information we collect, as described above, to nonaffiliated third parties (including service providers that perform marketing on our behalf, such as direct marketing companies) or financial institutions with whom we have joint agreements for marketing. Information We Share About Former Customers When you close your account, we continue to share the nonpublic personal information about you described above according to our policies. How We Protect Your Information We restrict access to nonpublic personal information about you to [our employees who need to know this information to provide products or services to you]. We maintain physical, electronic and procedural safeguards that comply with state and federal regulations to guard your nonpublic personal information. Your Right to Opt In We will not disclose nonpublic personal financial information about you to nonaffiliated third parties (other than as permitted by law) unless you authorize us to make that disclosure. Your authorization must be in writing or, if you agree, in electronic form. If you wish to authorize us to disclose your nonpublic personal financial information to third parties, you may check the box below or complete and sign the form included and mail it to us.

Products or Services to Which Your Opt In Right Applies You have the right to elect that we may share your nonpublic personal information to our business partners so that those business partners may market financial products or services which may be of interest to you, such as insurance. Revoking Your Opt In Direction You may, at any time, revoke your election to permit us to share your nonpublic personal information. To do so, please contact us at iMMSSli!S£&S!SiSSs£3Si.or at the address provided below. Contact Us If you have any questions, please contact us by email at cjistomervic£{ggettingtoncorn. or by mail at: Gettington 6250 Ridgewood Road St. Cloud, MN 56303 Attn: Privacy and Security D I authorize Gettington to share my nonpublic personal information as provided in the notice provided to me. Revocation of Opt In By mailing this form to you, I (the undersigned) hereby exercise my right to revoke my election to permit you to share my nonpublic personal information. Name: . Address: i Street Address City State Zip Code 10 Digit Gettington Customer Number: Last Four Digits of Social Security Number: Signature: Date:

EXHIBIT D WebBank Privacy Notice Introduction: At WebBank, the basis of each customer relationship is trust and confidence. As financial services professionals entrusted with sensitive financial information, we respect the privacy of our customers and are committed to treating customer information responsibly. We are dedicated to protecting your confidential information and have established standards and procedures to safeguard your personal information. This notice is to make you aware of how we treat the personal information we receive about you. Our Privacy Policy: It is our policy that we do not disclose nonpublic personal information about our customers, except as provided by law. Nonpublic personal information is nonpublic information about you that we obtain in connection with providing a financial product or service to you. In particular, we do not provide account or personal information to nonaffiliated companies for independent telemarketing or direct mail marketing of any products or services of those companies. How we collect Information: Information about consumers is accumulated in various ways. Customers provide some themselves on applications, or other forms. WebBank develops other data as part of providing a product or service to a customer. Still other information is obtained from outside sources such as consumer reporting agencies. Information we may share with others: WebBank contracts with service providers to perform marketing services on our behalf. These service providers promote certain bank products. Information will be gathered in the application process that will allow WebBank to establish certain products and services in your name. We are permitted by law to share all the information collected with the companies that perform marketing or other services on our behalf. Confidentiality: We will limit the use and collection of information about our customers to that which is necessary to conduct our business. We use information to protect and administer your records, accounts and funds; to comply with certain laws and regulations; to help us design or improve our products and services; and to understand your financial needs so that we can provide you with quality products and superior service. We do not reveal specific information about your accounts or other personally identifiable data to parties outside our bank and companies for their independent use unless:

• You request or authorize it and we approve it; . The information is provided to help complete a transaction initiated by you; • The information is provided to a reputable credit bureau or similar information reporting agency; or . The disclosure is lawfully permitted or required. Limits on Employee Access: At WebBank, employee access to personally identifiable customer information is limited to those with a business reason to know such information. Employees are educated on the importance of maintaining the confidentiality of customer information and on these Privacy Principles. All WebBank employees are responsible for maintaining the confidentiality of customer information. Security: We safeguard personal and financial information according to established standards and procedures. All of our operational and data processing systems are in a secure environment that protects your account information from being accessed by third parties. Our employees are trained to understand and comply with these information principles. Information about former customers: We maintain the same policy about disclosing information about former customers as we do about current customers. Complete and Accurate Information: We continually strive to maintain complete and accurate information about you and your accounts. Should you ever believe that our records contain inaccurate or incomplete informal ion about you, please notify us. We will investigate your concerns and correct any inaccuracies. Future changes: We reserve the right to change the procedures and other provisions in this disclosure at anytime. If we do, we will notify you of those changes. If you have questions: WebBank recognizes and respects the privacy expectations of our customers. We want our customers to understand our commitment to privacy in our use of customer information. As a result of our commitment, we have developed this Privacy Notice, which is available to our customers. Customers who have questions about the Privacy Notice or have a question about the privacy of their customer information should call us at 1-801-993-5025.

33 yA Page 1 of 2 n,n’’ ¦- Check out our great products for spring in our spring DE _ .ttmglOn break shopDD Summary of Account Activity PieviMJi’Balance $142.94 Payment Information Payments 8 Credits $20.00 ,,, ,, , .,.,,,,,,, P.. chases & Debits $0.00 Balance in § ™i, tees Charged $0.00 Minimum Payment Due $20 00 ¦Interest Charged $2.04 “ail Payment By 08 20 10 ,;¦• New Balah 5 WTM Payment Due Date 08/27/10 Credit Limit $1,000.00 Late Payment Warning: If we do not receive your minimum Available Credit $875.02 payment by the date listed above, you may have to pay a late fee of Billing Date 08/01/10 up to $24.90. Days in Cycle 31 Minimum Payment Warning: If you make only the minimum payment each period, you will pay more in interest and it will take Past Due Amount $0.00 you longer to pay off your balance. For example: Minimum Payment Due $20.00 r— ~i— — 1 — 1If you make no additional You will pay off the And you will end up charges using this card balance shown on this paying an eslimated Interest Charge Calculation andeach monlhyou p3y: “‘fa"*-¦<Type of Annual Percentage Balance Subject Interest n’nau™nimUm 7 months $133 Balance Rate (APR) to Interest Rate Charge | M y I | Easy Option 19.90% $122.94 $2.04 If you would like information about credit counseling services call 1-888-363-9184 To avoid additional interest charges, pay the New Balance by the Payment Due Date. Your Current Monthly Activity Date Type Description Amount Transactions 07/18/10 Payment — Thank you $-20.00 TOTAL FEES FOR THIS PERIOD $0.00 Interest Charged 08/01/10 EASY Option Interest $2.04 TOTAL INTEREST CHARGED THIS PERIOD $2.04 TOTAL FEES YTD 2010 $0.00 TOTAL INTEREST CHARGED YTD 2010 $2.04 Your Payment Plans EASY Option Balances Previous Payments Purchases New Total Min Balance Credits Debits Balance Pay Due $142.94 $20.00 $2.04 $124.98 $20.00 K’frlalliiiwIiMi YoucanpayyourbillatGeUington.com/PayBill. “ “ feS %JBfclirimOinw Or tear oil ami return with your payment by moll. Make your chrck payable to Gettington, .t,UpOfl Gettington Credit Account (issued by WebfJankl Account Number MAIL PAYMENT BY MINIMUM PAYMENT New Balance Amount Enclosed XXXX-XXXX-XXXX-8978 j j I 1 I 1 Customer Number 08/20/10 $20.00 $124.98 #BWBBDZZ 1002 Make your check payable lo Gettington and mail to. BEE lll..,l,..l.,.llll Illl II,IUUI.,,IUI,,I mmmmamm*m p0 Box 166 Newark, NJ 07101-0166 lliUnllLllllliUliliillilillUlliilUillliullUilUlnUUI Sggfl71E17M3aS7UMIMa7a0flnil000n5nD0000500Dl

IMPORTANT NOTICE CREDIT OUREAU DISPUTES Youi payment will ha credited lo your account on the same day we receive il if the II you believe we inaccurately repotted credit history information ahout yo or your bottwtjxjriiQnolJhiS’jtalyniefitandyoiHcheckarerecetveUby(«ona(jioce«ingday Account to a ciedit reporting agency, call us at L-C66-219-S293 or write lo us at; byBOpmEaiNioflmeiiUheencIoaetJenvelopeatourproceKingcenter-Payrints Cmdil Buteatj Reporting Services, 62S0 Ridgewtxtfl Road, St Cloud. MN 56J0.71 received aftefu’L’O pin Eastern Time wilt be credited on lhe next processing day. Please Please Include a copy of lbtied*t report reflecting th& tnfennation that you believe ullOiV .it I -*jis"<jve-n (7) days for postal delivery Payments lecc-rved at any other location is inaccurate In anoiN-. fotm ot with other ducumeirts may not b* credited the same day we receive the, a. fstent Out pioc&slng (fays we Monday through Sunday, excluding holidays, lor PAYMENT PLANS pay Tnts received by mail Payments received on holidays Will bs credited as of the WebBank offers two different Gellington payment Plan Options They ate the fcisy p r /tons processing day. When you send us a check *& a payment, you authorize us Option Plan ami fast Option nan. If no payment plan option has been selected al the I *6 ire information from your check to make a one-time electronic, lund transfer from time ol purchase, Ute default option will be tlw Ensy Option Payment Plan i your deposit account, or <o process (he payment a checM transaction When we GeW|nalon c,edit AccaU(r,,Mrth(y mm rtatenKI)t ,fel5 ol, gf lhe payfnwrt plan , t.M information from your chech tc m*an electronic fund irarufer. funds may bo s &. l|w,. f(]f Af withdrawn from your deposit account as soon as the same day we receive payment,’ ‘ > and yoti will not receive your check back from your financial institution. If your check A summary of each active plan is pn’nled on the billing statement. Tpsummary lor fis relumed to us duo to pon-sutfictent funds we may also re-deposit It Ityough a each active plan includes the “Plantype, the Previous Balance. Payments and Credits one-time electronic ‘und transfer. Vou may alto make a payment at anytime on your applied during tfje bitting period.. Purchases nnrl Debits applied during the billing period Ccltington Account at Wellington ccw/MyAccount. Online’ payments will be posted as the New Balance and tlia Total Minimum Pay Olih of U.0 same day tf made before 11:00 pin Central Time. How W£ CALcULATE |NT£REST CHftRGES PAYMENTS We calculate your tola* periodic inleiest charges by atlifiiKj logethe. the ...leiest Make checks payable to Gettington and mall lo charges applicable lo your Easy Oplloii Wan anil llvi interest charges applcable lo Gc-tllngton. P.O. Box l«j, Newark, (-i.l 07I01-P16G your Fast Option plan. We will also add any ileleiied interest charges in connection . .. ,-..,, , , , . ,. . . ,.,, , with deferred interest promotions, if applicable. If the total .nicest charges for a month Fte.se Wile you, Cellinglon account number o you. check Do not send $ ,,Uuumpe,iad,einte,«t cha.ge whichwe will cwespmdencc- lo IIns adtIress. Ma,l you, payment m the enclosed envelope with the payment coupon al tile bottom of you. statement. ‘•” Determining your Interest charge on your Easy Option Plan and your Fast Option WHAT TO DO IF VOU THINK VOU FIND A MISTAKE ON YOUR STATEMENT Plan. To determine the amount ol Intcie-st charges applicable to each ol the Easy It you think there is an cor on you. statement, write us at Option Plan and the fast Option Plan, we multiply the Average Daily Balance (or each Gelllngton Account Services. P.O, Bon 1500, St Cloud, MM 56J95-1500 !*"> ,l’“ws “K “™""'V I*“0* ">is’°’lhil1 ‘>lan In your letter, give- us the followi ng Infoimatlon Av“a0, <*"*"«’ r° f > ,h? Af n?e P“al“CB’<Mof««1-asyCntion . , , ; ,, w . .. , ,. . . . a.rd Fast Option Plans, we lalie the beyinninq balance of that plan of your Account . Account Inforrnaloir. You. nwand Ge.tinglon Credit Account number Mch M a,,y mw mKtaxs m (JhM #m m day aml ,;tolK( a’ny p;iymcn,s Dollar Amount: Tire dalia. amount ol the suspected euo. or aajjxs we app|y to lne p|an ihat day. We add Interest Charges lo each featuic on Description of Problem: If you llrink there is an error on your bill, describe- what you a monthly basis. We add other chatges and fees, such as late fees, to the Easy Option believe is wrong and why you believe it is a mislat:& Plan on the day such charges or lees aie posted to the Accounl If yot.t Account has You must contact us within 60 days alter lhe cnor appeared on youi statement You a credit balance, sve beat tills as a 50 balance This owes us the daily balance for each must notify us ot any potential enois unveiling. You may call us, but .1 you do we ate plan. I hen we add up att the daily balances lo. each plan lot each day in lhe Ming not required to investiaaie any potentialeriois and you rriav have to pay lite amount cycle and divide each lotal by the number ol days in the blllng cycle. This gives us the in question. Average DaKy Balance. White we Investigate wlteita or not there has been an euoi. the following aic hue. Interest Charges. We determine the monthly inlc-.tst charges as lollo.w: • We cannot by to collect the amount in question, ol K-poil you as delinquent on Fut yol” Easy Option Plan, an Annual Peicentage Rale of ig.90% (corresponding that amount. monthly periodic rate 16jS%I applies lo the Easy Option balance This is a nom variable • Tire chaige In question may remain on your statement, and we may continue to fate’ charge you inleiest on tint amount. But. if we determine thai we made a mistake, rot your Fast Option Han. an Annual Percentage Hate ol M.90W (corresponding you will nol have lo pay the amount in question o. any Interest o. other lees related monthly periodic rate 1242X1 applies to each purchase during the Fast Option Period. to that amount, This is a non -variable rale. • Wrilteyou do not have lo pay lhe amount in question, you are responsible fo. the When Interest charges begin to .accrue. Interest charges begin lo accn.e on each lernaindef ol your balance purchase on the date of the purchase. However, if you paid lha new balance on your . We en, apply any unpaid amount against you. credit limit, Previous Statement by lhe payment due date shown on thai statement then: 111 It you pay the new balance on you. cui.ent billing Statement by the payment due dale shown, YOUR HIGHTS IF YOU ARE DISSATISFIED WITH YOUR CREDIT CARD PURCHASES we Impose no inleiest cli3io.es on purchases duiing lhe currant billing cycle, and IJ| If tr you a.e dissatisfied wins lhe goods o. services that you have purchased with you. y°” mi” payment by lhe payment due dale shown on yotn current Statement that Is credil card, and you haya tried In good faith to collect the problem With the merchant. k’is *hm l,,e nsw bslai1M-wl11 credit thai payment as ol lhe li.st day In you. ouneril you may have lhe tight not lo pay the remaining amount due on the purchase. M!l’“3 cylri addition if your previous Statement rcllected a new balance and you did To US” this rioht all of lhe following must be Hue r,Dl p3y lhal hew baL,nM ln “‘” **,he PaV”—ertt due dale on Ihat pievous Statement, to us. tnisrrg.il, an jiineioiro,(ingm.5ioeuue rhen we will rK.t impose teresi cha.ges on any pu.chases duiing llw cu.rent tilling IThe purchase must have been made in you. home State or within 100 miles ol cycleityotipaythe new balance shownon you. cu.renl Statement bylhenayment due your cui.enl mailing address, arid the purchase pree must have been moie tlan j ,5,(11;] D,, y,al CU|,Hnl siaiement- S50. (Mote: Neither nf Ihese a.e neces sary if your purchase was based on 3n adve.liSEnle.il we mailed lo you, or il we own the company lhal sold you lhe goods QUESTIONS ABOUT YOUR STATEMENT7 or services I f -mail us M customeiserviceiaGettirigton com or call 1-Jltrfj-fiflll-1091. Yew must have used you. credit caid fo. the pu.chass. You must have nol yet fully paid lo. lhe puichastj. If nil of lhe cnleiia aljove are met and you are still dissallslied will, the pu.chase, contact us in w.itinq ah Geltinglon Account Services. P.O. Box moo, St. Cloud. MM 56595-1500 While we investigate, lhe same utles apply to the disputed amounl as discussed above. Alter we finish our investigation, we will tell you our decision At that point, if we ihinli you owe an amount and you do not pay we may fepo.t you as delinquent t-.GeU.Aav.n !.-0A0G’l?-(>00 K’o/10) IMPORTANTHas your address, phone number, or e-mail address changed? If so, please fill in any NEW information in the spaces below and we will update your account. Account Phone 1 , 1 j Name I j j ; : I i \; I | Address j \ i 1 | j City i ; , , ; StateZip i j i ! E-Mail Address I Please provide your e-mail address for business transactions. (We will not send promotional material without your permission.) P Check here if you’d like to receive e-mails about Gettington special deals and events.

EXHIBIT E Bluestein Brands, Inc Credit Compliance Policy Section 13.1 Customer Identification Program Policy Statement It is the policy of Bluestem Brands, Inc (“Bluestem”) to insure proper adherence Section 326 of the USA Patriot Act regarding the requirement to implement reasonable procedures to verify the identity of any person seeking to open a credit account, maintain records of the information used to verify the person’s identity, including name, address and other identifying information, and determine whether the person appears on any lists of known or suspected terrorists or terrorist organizations provided by a government agency and to Bluestem by its partner banks. The provisions and intent of the USA Patriot Act require Bluestem and its partner banks to implement and maintain identification, documentation, verification, and recordkeeping procedures to ensure: i. compliance with state and federal laws and regulations; ii. adherence to safe and sound banking practices; iii. decrease risk that Bluestem and/or its partner banks will become victim to illegal activities; and iv. protect the reputation and strategic position of Bluestem and its partner banks. Risk Management Bluestem, as part of its overall risk management program, reviews each area where risks may present themselves to regulatory customer identification requirements. Customer Due Diligence The USA Patriot Act establishes minimum standards regarding the identity of any customer who applies to open a new credit account. Specifically, financial institutions must: identify and verify all persons seeking to open a new credit account; maintain accurate records of such; and compare presented customer identification with government lists. Bluestem’s procedures for verifying the true identity of a person are based on Bluestem and its partner banks’ risk assessment presented by the type of account, the various methods of opening an account, and the type of identifying information available. In any instance, though, employees must ensure that a reasonable belief of the true identity of Bluestem customers is obtained.

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Identification information required before opening a new credit account includes all of the following: name; date of birth; physical/street address, includes: a. army post office (APO) or fleet post office (FPO) box number; or b. physical/street address where they can be reached and mail sent to; 4. Social Security number. Procedures for Verification of Identity For a customer submitting an application in person an unexpired identification which provides evidence of a customer’s nationality or residence and bears a photograph or similar safeguard, such as a driver’s license or passport. For customers submitting applications over the phone, through direct mail or over the internet, the applicants’ identification must be validated by comparing the information provided with information received from a credit reporting agency, public database or other source. In the event that the information cannot be verified through a credit reporting agency, before opening a new credit account, a person’s identity must be verified through one or more of the following documentary and non-documentary methods: unexpired government issued identification; verification through a public database; utility bill with the person’s name and address The specific step by step verification procedures for handing the verification of a person’s information when it cannot be verified through a credit reporting agency are outlined and maintained on the Consumer Credit Compliance Program intranet site. Management of the department with responsibility for account opening is responsible for ensuring their employees are properly trained and adhere to these procedures. Procedures for Lack of Identity Verification It is against policy to open or maintain a credit account for a person if the person cannot be properly validated and a reasonable belief is not formed of the true identity of the person. If a person’s identity cannot be verified within specific timeframes provided for in operational procedures, the person is to be notified in writing and the person’s credit application declined. NOTE: On a case by case basis, in the event of a suspicious situation where a person’s identity cannot be properly verified, a SAR may need to be filed. If this is the case, the Compliance Manager should be contacted for guidance and assistance. The Compliance Manager will subsequently notify the partner bank to report the suspicious activity so the partner bank can determine whether the filing of a SAR is necessary. Additional Account Opening Procedures In addition to those listed in this policy, it may be necessary to conduct additional information verification procedures to re-verify the true identity of a customer or the true purpose of a credit

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account. In this instance, the Compliance Manager should be contacted for guidance and assistance. Procedures for Comparing with Government Lists It is Bluestem’s practice, during the customer identification verification process, to determine whether a person appears on any list of known or suspected terrorists or terrorist organizations or any known or suspected drug traffickers or drug trafficking organizations provided by a government agency or by our partner banks. These lists include, but are not limited to, the OF AC and 314(a) lists. Please also see the Bluestem Brands, Inc Credit Compliance Policy Section 11—OFAC Policy and the Bluestem Brands, Inc Credit Compliance Policy Section 12-FinCEN 314(a) List Policy. Customer Notice Procedures It is Bluestem’s policy to provide consumers with adequate notice that a partner bank is requesting information to verify their identity. Such notice will be provided to consumers in applicable account disclosures on all direct mail solicitations or electronically via a website. The notices state; “IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT: To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means to you: When you open an account, we will ask you for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents.” Recordkeeping It is Bluestem’s policy to retain the following documentation related to the identity verification of customers for a period of 60 months from the date a credit account is closed or become dormant: All identifying information provided by a customer after the date the account is closed or becomes dormant; A description of any document that was relied upon pursuant to this policy that clearly evidences the type of document and identification number it may contain; A description of the methods and results of any measures undertaken to verify the identity of a customer pursuant to this policy; and A description of the resolution of any substantive discrepancy discovered when verifying the identifying information obtained.

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VIII. STAFF TRAINING General It is the responsibility of the appropriate department to ensure that employees receive appropriate training on the Customer Identification Program and the directives of this policy. All managers are responsible for the complete comprehension of this policy and for verifying their employees understand their responsibilities, The Compliance Manager and/or other designated member of management will periodically attend educational programs related to BSA and CIP. 5. If, at any time, an employee is uncertain about the proper handling of a situation or transaction, he or she should refer the issue to their immediate supervisor or contact the Compliance Manager for further guidance. Procedures: Operational procedures governed or impacted by this regulation can be found on the “Procedures Index by Regulation” spreadsheet housed on the Consumer Credit Compliance Program SharePoint site. History: Drafted 07.08.09 Version 13.1 Drafted 05.04.10 Version 13.1 approved by Credit Compliance Program Steering Committee 05.06.2010

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EXHIBIT F WEBBANK GETTINGTON RECEIVABLES DAILY SETTLEMENT STATEMENT WebBank I I j j Debt Waiver Customer Origination Receivable Origination Fee Debt Waiver Receivable Additional Debt Waiver Gettington # Days of Daily Interest Total Purchase Due From Due to Date Transaction Date Date Sales Amt as of Fees Origination Fee Origination Fee Purchase Date Interest Rate An* WebBank WebBank

Exhibit G

[*]
[*]  Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

EXHIBIT H

[*]
[*]  Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

EXHIBIT I WebBank/Bluestem Brands, Inc. Compliance Program Overview Bluestem Brands, Inc., its subsidiaries and affiliates (“Bluestem”) will act as an administrator for WebBank (“WebBank”) during underwriting, origination, and servicing phases of the WebBank/Gettington credit program. The Consumer Credit Compliance Program was developed and implemented by Bluestem to further compliance with laws applicable to the revolving credit program. The program is designed to further compliance with the law or regulations named in the applicable policy, to wit: • Regulation Z/Truth in Lending (12 CFR 226) ® Regulation B/Equal Credit Opportunity Act (12 CFR 202) Fair Credit Reporting Act/FACTA (12 CFR 222 and 15 USC 1681 seq.) Bank Secrecy Act/USA PATRIOT Act (31 CFR 103 and HR 3162) Right to Financial Privacy (12 USC 3501) Servicemembers’ Civil Relief Act Fair Debt Collection Practices Act Gramm-Leach-Bliley Privacy Act (12 CFR 332) FTC Unfair and Deceptive Practices Act (16 CFR 444) The Consumer Credit Compliance Program encompasses the lending activities of WebBank for which Bluestem acts as administrator. Monitors are in place across all functional areas of the company which include a credit component, be it prescreening, underwriting, servicing or collections. Bluestem’s Legal Services Department monitors changes in applicable laws and regulations, engaging nationally recognized financial services counsel as partners in this effort, and ensures that such changes are reflected in the applicable policies and procedures. Consumer Credit Compliance Program Bluestem’s Consumer Credit Compliance Program Steering Committee has been authorized by Bluestem’s Executive Team to provide oversight of the development and administration of the compliance program. Operating Teams from the four main functional areas which include credit components (Customer Service, Credit Operations, Credit Risk and Collections) have day-to-day responsibility for maintaining compliance with internal procedures and monitoring of same.

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EXHIBIT I Bluestem’s Compliance Program is maintained in a written format and is housed on the company’s internal SharePoint system. Access to policies and procedures is available to all employees who require it in order to fulfill their responsibilities under the program. Monitoring of compliance procedures is incorporated in the normal business activities of each affected area and reported upon monthly. Goals for the monitoring process include the detection of procedural or training deficiencies and the application of corrective action plans where appropriate. Training Understanding of the laws which guide the various procedures across the company is an integral part of Bluestem’s “new hire” training. In addition, specialized training is provided to staff who perform functions that are guided by consumer compliance laws, such as Billing Disputes or Collections. Compliance Procedure Overview Bluestem has adopted policies and procedures as an integral part of its Consumer Credit Compliance Program. The policies are listed in this document under the heading “Compliance Program Overview”. This section of the document is intended to be illustrative in a summary fashion of certain procedures also constituting part of the Consumer Credit Compliance Program. It is only representative of certain of Bluestem’s procedures and therefore is not a comprehensive index of procedures nor the procedures themselves. Collections Collections Support Settlement Procedure A customer may be offered a settlement if his or her account is two or more cycles past due (66 days or greater excluding charged-off accounts) and the account falls into certain pre-determined behavior score ranges. The last payment must be received within 60 days of the first payment. The offer is null and void if payments are not received or are returned by a financial institution as unpaid. The account will not be moved to a “Settlement Status” until 30 days after the last payment is received.

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EXHIBIT I Cease and Desist Requests When a written request is received via mail from the customer, an attorney representing the customer or any third party who provides a Power of Attorney signed by the customer, communications from Bluestem regarding the collection of an account will cease within 48 hours. Reduced Payment Plans Bluestem offers reduced payment plans to customers who experience financial hardships. A qualifying payment is a minimum of 2.5% of the account balance. Late fees are not applied while the customer is on the program and the interest charges are reduced. Reage of Accounts Customers who are at least 66 days past due and have no open to buy are eligible for Bluestem’s Reage Program. Customers are offered a reage program when they are unable to bring their accounts current through any other means. When on a reage program, the customer must make three qualifying payments in order for the account to reage. An account may only be reaged if it is at least nine months old, and may be reaged only once in a 12-month period and no more than twice in a five-year period. Bankruptcy and Deceased Early Charge-Off Accounts marked as Bankruptcy or Deceased will be charged off 60 days after notification, provided there is a balance and the account is six or more days delinquent. Consumer Credit Counseling Services (CCCS) From time to time, customers who are facing financial difficulties will contract with a Consumer Credit Counseling Service (“CCCS”) in an effort to pay their debt. CCCS companies contact Bluestem with a written proposal for repayment. The payment amount proposed must be at least 2.5% of the outstanding balance or $15.00, whichever is greater, in order to be accepted. If the account is less than 90 days delinquent, the APR is set at 14.90% and the account is set to “CCCS Retention”. If the account is greater than 90 days delinquent, the APR is sent at 9.90% and the account is set to “CCCS Closed.”

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EXHIBIT I Credit Operations FinCEN Reporting The Financial Crimes Enforcement Network (“FinCEN”) provides biweekly files containing names and addresses (when available) of individuals and businesses appearing on Specially Designated Terrorist Lists. Bluestem matches the names of individuals against the lists of current credit customers; in the event a name is a match or a potential match, further investigation is completed and the results of the investigation is forwarded to the account-owning bank. When a match occurs, the results are grouped based on three main matching criteria: a one-to-one match on SSN, a one-to-one match by alias first name/last name, city and ZIP Code, or a calculated match by address and city. Manual Review Override Authorization From time to time, requests are made for credit line increases that are outside the normal parameters for the Manual Review Area. In such cases, the request is forwarded to a Supervisor or manager. Manual Review Supervisors have the authority up to $200.00 to approve an account or increase of a credit limit. Manual Review Managers have authority up to $500.00 to approve an account or increase of a credit limit. The Director/Vice President of NCA has authority up to $2000.00 to approve an account or increase of a credit limit. Requests for amounts greater than $2000.00 are referred to the head of Risk Management. Credit Risk Modeling Variable Restrictions The following attributes are not to be included in the development or usage of any credit statistical models: age, gender, religion, language preference, nationality, state of residence (or any other fields that could directly or indirectly cause redlining), marital status or medical condition. All credit statistical models will be reviewed by the Model Review Committee. GLB Annual Notifications On an annual basis (defined as within a 12-month period), Privacy Notices are provided to all account holders required to receive such notices. Account holders exempt from notification include all zero balance closed accounts, charged off/closed, bankrupt and deceased accounts. Account holders are provided the right and the ability to opt out of information sharing and are provided a form and mailing address on the privacy notification.

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EXHIBIT I Credit Bureau Reporting On behalf of the account-owning bank, Bluestem reports information on its credit accounts on a monthly basis to both Equifax and TransUnion. The extract file developed for reporting purposes conforms to the standard Metro 2 credit reporting format. Customer Service and Collections Support have separate operational procedures in order to comply with reporting requirements and any subsequent customer inquiries. Collections Support is responsible for handling all customer disputes. Portfolio Reviews On a quarterly basis, Bluestem, on behalf of the account-owning bank, obtains an updated read on the credit bureau attributes of selected accounts. A representative of the Credit Risk team runs a SAS program to determine which customers satisfy the criteria in place to generate a review. This group of customers is then compared to a file constructed by IT using the same criteria, and if the comparison is acceptable, the file is sent to the credit bureau. Upon receipt of the updated information for the reviewed customers, Credit Risk verifies that the customers returned are the same as those sent out and that the attributes returned are reasonable. Real Time Authorizations This fully automated process provides guidelines and logic for making purchase authorization decisions at the point of sale. It includes decisioning for Overlimit Authorizations and High Risk declines. At each purchase attempt, accounts satisfying all other criteria to approve the purchase except sufficient available credit are subject to “OTB Logic”, which uses preset parameters to make an authorization decision. If the purchase passes the OTB Logic, the authorization is approved. No overlimit fees are assessed. If the purchase does not pass the OTB Logic, the authorization is declined. In addition, at each purchase attempt, accounts satisfying all other criteria that would approve the purchase are analyzed in real time to assess the risk of the purchase. If the purchase meets the high-end threshold in terms of defining the risk the account will become seriously delinquent within the next 12 months, the purchase authorization is declined and the credit limit is reduced to balance. The customer is sent an adverse action letter which provides the reasons for the declination.

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EXHIBIT I Credit Line Increase Program On a monthly basis, Bluestem, on behalf of the account owning bank, executes an automated credit limit increase program for accounts with demonstrated payment capacity and low risk. The credit limit increase program is not run in January or July so as not to interfere with the Portfolio Review process. The credit limit increase process utilizes three unique sets of logic to determine which accounts qualify. Two types of increases are given to customers: permanent and temporary. Temporary line increases generally have an expiration date of 90 days. However, if a customer utilizes all or part of the temporary line increase, their limit will remain increased by the amount of the utilization even after the expiration date. Credit Line Decrease Due to Delinquency At the end of each billing cycle, accounts meeting pre-set conditions are systematically reviewed for a decrease in the credit limit. With the conditions met, actions are taken based upon the number of days delinquent. Limits on accounts with a 60-89 day delinquency status are reduced to balance and rounded up to the nearest whole dollar. The credit limit will not be reduced below $100.00. Limits on accounts with a 90+ day delinquency status are reduced to zero. No action is taken for purposes of this procedure on accounts that are less than 60 days delinquent. Customer Service Billing Disputes In the event a customer has a dispute as defined in the Truth-in-Lending Act and notifies Bluestem no later than 60 days after the first billing statement on which the disputed information appears, Bluestem will investigate and resolve the dispute on behalf of WebBank within the timeframes as specified in the Truth-in-Lending Act. During the period in which the dispute is being investigated, the amount in dispute will be suspended from the accrual of interest charges, billing, and, in some cases, collection. All notification to the customer regarding the receipt, investigation and resolution of the dispute will be sent within the timeframes as specified in the Truth-in-Lending Act.

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EXHIBIT I Servicemembers’ Civil Relief Act Upon the request of a customer who is enlisted in the Armed Services (as defined by the SCRA), and when accompanied by copies of the customer’s active duty orders, Bluestem will reduce the interest rate to 6% on that portion of the account balance incurred prior to the customer’s call to active duty. Within 30-60 days prior to the release of the customer from active duty, Bluestem will send notification to the customer that their protection under SCRA is due to expire and request further documentation in the event the customer’s active duty has been extended. Protection under the SCRA will terminate within 30-60 days of the customer’s discharge from active duty. As a courtesy to customers on active duty, and upon appropriate verification, Bluestem will accept requests for protection and information regarding deployment from a servicemembers’ spouse.

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Inhibit J Third-Party Service Contractors In accordance with and subject to Section 39 of the Agreement and Section 12 of the Receivables Sale Agreement, Company’s Tier 1 and Tier 2 subcontractors are as follows: Tier 1: The Tier 1 subcontractors include CoreCard Software, Inc. and Experian Marketing Solutions, which entities provide Company with its card processing platform and application approval system, respectively. Tier 2: The Tier 2 subcontractors include, without limitation, AllianceOne, Inc. and NCO Financial Services, Inc., which entities provide first-party collection support to Company, and vCustomer Corporation and 24-7 Customer, Inc., which entities provide customer servicing support to Company, including account application and servicing.

EXHIBIT K Bluestem Brands, Inc Credit Compliance Policy Section 42 Bank Secrecy Act I. PURPOSE The Bank Secrecy Act (BSA) and related laws and regulations require financial institutions and their servicers to take reasonable steps to verify the identity of their customers, monitor and report certain currency, suspicious and foreign transactions, and maintain specific records. These steps require financial institutions to keep records that provide documentation that law enforcement can utilize and provide penalties for individuals and entities attempting to avoid these requirements. II. POLICY DESCRIPTION, AUTHORITY AND SCOPE Description and Authority This policy is a general statement of Bluestem Brands, Inc’s (“Bluestem”) objectives, direction and expectations regarding the BSA. As such, it is the authority, basis and platform for the development, communication, implementation, interpretation and enforcement of appropriate and applicable operating procedures. It is the policy of Bluestem to comply with all provisions of the BSA. All employees must comply with this policy and all steps necessary are taken to ensure that proper adherence to the laws and regulations can be met. Enforcement Changes to this policy require approval by the Consumer Credit Compliance Steering Committee. Changes in operating procedures, standards, guidelines, and technologies, provided they are consistent with this policy, may be authorized by the Consumer Credit Compliance Operating Team for the affected department and its representative on the Consumer Credit Compliance Steering Committee and the Compliance Manager. The Consumer Credit Compliance Steering Committee will approve this policy annually. It is responsible for ensuring the directives are implemented and administered in compliance with the approved policy. The primary responsibility for enforcement of this policy and its operating procedures rests with Bluestem employees.

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No part of this policy or its supporting operating procedures should be interpreted as contravening or superseding any other legal and regulatory requirements. Protective measures should not impede other legally mandated processes such as records retention or subpoenas. Any conflicts should immediately be submitted to the Compliance Manager for further evaluation and/or subsequent submission to the Consumer Credit Compliance Steering Committee. Exceptions to Policy There are no exceptions to the Bluestem BSA Policy. If unique circumstances exist that may require special handling, requests for this special handling must be very specific and apply only to specific terms or items, rather than entire sections of the policy. Employees with special handling requests are to communicate their requests by submitting them in writing to the Compliance Manager for consideration by the Consumer Credit Compliance Steering Committee and/or senior management. III. RISK MANAGEMENT General Bluestem realizes that the potential for risk exists in an ever changing environment, and in response, has developed and implemented this comprehensive risk-based BSA, anti-money laundering (“AML”) program. This program is designed to mitigate risks associated with Bluestem’s partner banks and the geographies, customers, products, services, and the nature of Bluestem’s operations. This program provides for policies and procedures, and the assignment of designated employees responsible for monitoring day to day compliance. The nature of the business conducted by Bluestem does not generally provide exposure to a high risk of BSA or AML issues and past history demonstrates that Bluestem has a low risk of BSA or AML violations. Nevertheless, Bluestem has committed to establishing strong internal controls, processes, policies, and procedures to maintain compliance in all areas. IV. CURRENCY TRANSACTION REPORTING General Federal law and regulation requires financial institutions to report every cash transaction by a customer (unless the customer is specifically exempted) in excess of $10,000 to the Internal Revenue Service on a Currency Transaction Report within 15 days of the transaction. However, since it is the policy of Bluestem to not accept any cash payments, this requirement is not relevant to Bluestem’s business. If at any time Bluestem receives an unsolicited cash payment, the payment is to be reported to the Payment Processing Manager, who is then required to report the cash payment to the Compliance Manager. V. REPORT OF CRIMES AND SUSPECTED CRIMES General The FDIC’s rules and regulations require insured banks to make prompt and systematic reports of crimes and attempted crimes to law enforcement authorities. This responsibility covers any known, attempted, or suspected crimes involving or affecting the assets or affairs of insured banks. As a servicer on behalf of Bluestem’s partner banks, it is the policy of Bluestem to

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comply with rules and regulations of the applicable regulator as required by Bluestem’s partner banks. Suspicious activity and crimes can be identified in a wide variety of forms that may indicate money laundering or other illegal activity. However, as activity may appear suspicious, it may only require enhanced scrutiny. Examples of activity that may require enhanced scrutiny include, but are not limited to: activity inconsistent with a customer’s prior history; unusual characteristics of a customer; unusual or inconsistent payment activity unusual or inconsistent account purchase activity; or a consumer provides inconsistent, incomplete, insufficient or suspicious information when requested to comply with the information requirements of Bluestem’s Customer Identification Program, (see Credit Compliance Policy Section 13, “Customer Identification Program”) Examples of suspicious activity that must be reported include, but are not limited to: any BSA violation (ex. structuring or money laundering); bribery or gratuity; check fraud; computer intrusion; loan fraud; counterfeit credit card; counterfeit payment instrument; credit card fraud; employee defalcation or embezzlement; identity theft; misuse of position or self dealing; mysterious disappearance; terrorist financing; wire transfer fraud. Suspicious Activity Reports The Treasury Department’s Financial Crimes Enforcement Network (“FinCEN”), along with bank regulatory agencies, has adopted the Suspicious Activity Report (“SAR”). All banks are required to file a SAR for any matter that they have basis to believe is a known or suspected violation of federal criminal law. As a servicer on behalf of its partner banks, it is the policy of Bluestem to comply with FinCEN rules as required by its partner banks. Examples of incidents that require a bank to file a SAR include but are not limited to: Known or suspected violations of federal criminal law by one of Bluestem’s directors, officers, employees, agents or other affiliated parties that may have committed or aided in the commission of the violation; Known or suspected violations of federal criminal law involving or aggregating $5000 or more and there is substantial basis for identifying a possible suspect or group of suspects;

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3. Known or suspected violation of federal criminal law involving or aggregating $25,000 or more and there is no substantial basis for indentifying a possible suspect or group of suspects; Transactions involving or aggregating $5000 or more that involve potential money laundering or violations of the BSA. NOTE: Bluestem will notify its partner bank in the event of a robbery or burglary, but no SAR is required to be filed if the robbery or burglary is reported to the appropriate law enforcement authorities. In the event Bluestem identifies a known or suspected violation of federal criminal law as described above, Bluestem will immediately notify its affected partner bank so that the bank may file a SAR. A SAR must be filed within 30 calendar days after the date of initial detection of the facts that constitute the basis for filing a SAR. If no suspect was identified on the date of detection of the incident requiring filing, the bank may delay filing the SAR for an additional 30 calendar days to identify a suspect. In no case shall reporting be delayed more than 60 calendar days after the date of initial detection of a reportable incident. To the best of its ability, Bluestem will provide its partner bank the following information so that the bank may file a SAR: who conducted the transaction; what instrument or instruments facilitated the suspicious activity; when the suspicious activity occurred; where the suspicious activity took place; why Bluestem believes the activity is suspicious; how the suspicious activity occurred; and any documentation that supports the filing of the SAR. A SAR is confidential. If Bluestem is subpoenaed or otherwise requested to disclose any information regarding a SAR or the information contained in a SAR, Bluestem will decline to provide any information that would disclose that a SAR has been filed. Any such requests should be immediately forwarded to the Compliance Manager for handling. Bluestem will also notify its partner bank so that they may notify the appropriate regulatory agency of the request. Employee Reporting of Suspicious Activity Any Bluestem employee detecting a violation of federal criminal law or who has a suspicion that a violation of federal criminal law has as occurred is to report their suspicions. Employees may report suspicious currency transactions or other activities to the Compliance Manager. The identity of the employee reporting the incident may remain anonymous. VI. ANTI-MONEY LAUNDERING Policy Statement

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It is the policy of Bluestem to ensure proper adherence to the provisions and intent of the USA Patriot Act regarding the requirement to implement reasonable procedures to deter money laundering activities and actively search for suspicious activity. This policy is a general statement of Bluestem’s objectives, direction and expectations regarding Bluestem’s anti-money laundering (“AML”) programs. As such, it is the authority, basis and platform for the development, communication, implementation, interpretation and enforcement of appropriate and applicable operating procedures. Changes to this policy require approval by the Consumer Credit Compliance Steering Committee. Changes in operating procedures, standards, guidelines and technologies, provided they are consistent with this policy, may be authorized by the Consumer Credit Compliance Operating Team for the affected department and its representative on the Consumer Credit Compliance Steering Committee and the Compliance Manager. The Consumer Credit Compliance Steering Committee is responsible for ensuring the directives are implemented and administered in compliance with the policy. The primary responsibility for enforcement of this policy and its operating procedures lies with the Consumer Credit Compliance Steering Committee and Bluestem employees. General Money laundering means any activity criminalized by 18 USC 1956 or 1957. Money is ‘laundered’ to conceal all types of criminal activity. It is driven by the need to conceal the true source of funds, and becomes necessary when the amount of money is so large that the criminal or criminal organization cannot reasonably absorb it into their lifestyle or business. Money laundering, through often a complex process, generally consists of three independent steps that often occur at once: 1. PLACEMENT. This involves illegal money in bank, in a non-bank financial institution, in the general domestic economy, or in a foreign economy. Some examples of placing money are listed below. A. Structuring/Smurfing. This involves the structuring of cash, monetary instruments, or exchanges of small bills for larger denominations to avoid currency transaction report reporting requirements. B. Bank Complicity. This occurs when bank staff, from front line operational employees to executives, are bribed by criminals or when entire institutions are controlled by criminals. C. Misuse of BSA Exemption Lists. This occurs when banks or non-bank financial institutions do not follow BSA rules for reviewing accounts and maintaining an active “Know Your Customer” policy and grant exceptions from BSA reviews. D. Creation of False BSA Trails. This occurs when documents are falsified to disguise the true source, ownership, location or controls over illegal money. 2. LAYERING. This means separating the illegal money from the source through layers of complex financial transactions. If the placement of money is undetected, the money laundering activities are even more difficult to uncover. The confusing complicated ways in which layer after layer of activities and transactions are piled on

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top of one another are intended to make tracing of funds impossible to law enforcement. 3. INTEGRATION. This provides an apparently legitimate explanation for the illegal money. This is the final stage in the process of money laundering where the “cleansed” money is integrated into the economy providing the appearance that the funds were legally obtained. Risk Analysis, Detection and Monitoring Due to the nature of the business of Bluestem and the programs serviced on behalf of its partner banks, Bluestem’s customer base is considered low risk for money laundering activities. It is considered low risk because Bluestem offers and services only low credit line credit cards to individual consumers, not businesses, and provide no high risk banking functions or transactions such as private banking, trust, offshore internal activity, deposit taking facilities, international correspondent banking, cash management functions, trade financing, or transactions involving large amounts of traveler’s checks, official bank checks, money orders and stored value cards. However, Bluestem has implemented reasonable procedures to deter money laundering activities and actively search for suspicious activity. Bluestem has determined the appropriate due diligence procedures to be applied to consumers when initiating a relationship or continuing a relationship. For these risk analysis strategies, refer to the Report of Crimes and Suspected Crimes section and the Customer Identification Program Policy. If any employee of Bluestem suspects or identifies money laundering activities, they are to report it to the Compliance Manager. Penalties Individuals, including employees of financial institutions, convicted of money laundering may face up to 20 years in prison for each money laundering transaction. Any money or any property traceable to proceeds from criminal activity, including loan collateral, personal property, bank accounts (even if a portion of the funds in the accounts is legitimate) may be subject to forfeiture. hi addition, banks risk losing their charter and their employees risk being removed and barred from future employment in the financial sector. VII. KNOW YOUR CUSTOMER General It is the intent of Bluestem to have a clear and concise understanding of customer practices in order to avoid criminal exposure by any customer who would use its resources or its partner bank’s resources for illegal puiposes. The objective of this policy is to ensure the immediate detection and identification of suspicious activity. Accordingly, it is the policy of Bluestem to incorporate the following into our business practices: Bluestem will make a reasonable effort to determine the true identity of all customers; Bluestem will make a reasonable effort to identify the true ownership of all accounts; Employees of Bluestem will make a reasonable effort to be aware of any unusual transaction activity. As a general rule, Bluestem will not establish a business relationship until the identity of a potential customer is satisfactorily established. If a potential customer refuses to produce any requested verification documentation, the relationship will not be established. The Customer

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Identification Program Policy provides an overview of general principles to follow in establishing customer relationships. Consumer Credit Accounts No consumer credit account will be opened without capturing the following information and conducting the following procedures, including, but not limited to: Valid Social Security number Physical Address Date of Birth Confirmation of a credit bureau match Commercial Credit Accounts Bluestem does not offer or service commercial accounts. VIII. STAFF TRAINING General It is the responsibility of the appropriate department to ensure that employees receive appropriate training on the Customer Identification Program and the directives of this policy. All managers are responsible for the complete comprehension of this policy and for verifying their employees understand their responsibilities. The Compliance Manager and/or other designated member of management will periodically attend educational programs related to BSA and CIP. If, at any time, an employee is uncertain about the proper handling of a situation or transaction, he or she should refer the issue to their immediate supervisor or contact the Compliance Manager for further guidance. IX. RETENTION OF RECORDS It is the policy to retain the following items for a period of at least five years: Currency Transaction Reports (it is policy to not accept cash payments) Customer Identification Records Documents related to a Suspicious Activity Report Evidence of 314(s) Searches Evidence of OF AC Searches Account Statements Showing Individual Transaction Activity Records containing the name, address and SSN of customer

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Procedures: Operational procedures governed or impacted by this regulation can be found on the “Procedures Index by Regulation” spreadsheet housed on the Consumer Credit Compliance Program SharePoint site. History: Drafted 10.08.07 Approved by Credit Compliance Program Steering Committee 10.23.07 Approved by FDM Executive Management 07.21.08 Revision 4.1 drafted 07.08.09 Revision 4.2 drafted 05.04.10 Revision 4.2 approved by Credit Compliance Program Steering Committee 05.06.2010

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EXHIBIT K Bluestem Brands, Inc Credit Compliance Policy Section 11.1 OFAC Policy I. PURPOSE The Office of Foreign Assets Control (OFAC) of the Department of the Treasury administers and oversees a series of laws that impose economic sanctions against hostile targets to further U.S. foreign policy and national security objectives. OFAC is responsible for promulgating, developing, and administering the sanctions for the Treasury under eight federal statutes. All of the financial institution regulatory agencies cooperate in ensuring financial institution compliance with the OFAC regulations. The OFAC laws and regulations promote national and international security by requiring asset freezing of: oppressive governments, international terrorists, narcotic traffickers, and other specially designated persons. The purpose of this policy is to ensure compliance with the OFAC regulations by identifying individuals who are on the OFAC Specially Designated Nationals (SDN) and Blocked Persons list so that we and our partner banks do not engage in business or facilitate any credit card account transactions with them. IL OBJECTIVES The objectives of this policy are to: 1. Identify by comparison to the OFAC SDN and Blocked Persons list a “true match” of any individual who: a. applies for a new credit card account issued by our partner banks; or b. is a current customer with a credit card account issued by one of our partner banks and serviced by Bluestem Brands, Inc (“Bluestem”) To verify that a true match exists in the event of a possible match. If a true match exists, decline the credit card applicant, or if account has already been approved, block and close the account. Report any true matches to our partner bank to be reported to the OFAC. DL MATCHING PROCESS New Credit Card Applications All individuals applying for a new credit card account issued by our partner banks must be compared to the OFAC SDN for any true matches before application approval. This comparison process is completed through the Equifax product, OFAC Alert. OFAC Alert compares individual

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application information to the Compliance Data Center’s (CDC) comprehensive database of Specially Designated Nationals (SDNs) and Blocked Persons. Bluestem is notified of any potential matches, and all potential matches are manually reviewed to determine if a true match exists. All false positives will be noted; all true matches will be reported to the issuing partner bank. Current Customer Database All customers with a credit card account issued by a partner bank must be compared to the OF AC SDN for any true matches on a monthly basis. This comparison process is completed through various resources. Bluestem’s current customer database is compared to the most recent database of SDNs and Blocked Persons. Bluestem is notified of any potential matches, and all potential matches are manually reviewed to determine if a true match exists. All false positives and true matches will be reported to the partner bank. IV. REPORTING Employees responsible for reviewing any potential matches for new credit card applications or in our current customer database must notify the Compliance Department of any match they believe may be a true match within one business day of their review. If, after review, the Compliance Department believes the match may be a true match, the Compliance Department must notify the partner bank within one business day of review. Notification to the partner bank is completed via a secure email to the designated staff person at the partner bank. In addition, Bluestem will immediately block any existing customer accounts upon notice from a partner bank of a confirmed true match and will immediately decline all applications upon notice from a partner bank that there is a confirmed true match. General All reports regarding compliance with the OF AC will be retained by Bluestem for a minimum of five years. *****Procedures: Operational procedures governed or impacted by this regulation can be found on the “Procedures Index by Regulation” spreadsheet housed on the Consumer Credit Compliance Program SharePoint site. History: Drafted 07.08.09 Version 11.1 Drafted 05.04.10 Version 11.1 approved by Credit Compliance Program Steering Committee 05.06.10

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EXHIBIT K Bluestem Brands, Inc Credit Compliance Policy Section 12.1 FinCEN 314(a) List Policy I. PURPOSE Pursuant to Title III of the Patriot Act, Section 314, the Financial Crimes Enforcement Network (FinCEN) of the U.S. Department of Treasury is authorized to require certain records or reports from financial institutions. This is intended to create a cooperative partnership between the financial community and law enforcement in order to gather information that could be relevant to significant law enforcement investigations pertaining to such criminal activities as money laundering or terrorism, and tax evasion. Information requests from FinCEN generally are in the form of the FinCEN 314(a) list. By statute, FinCEN provides the 314(a) list directly to financial institutions, which are required to perform a one-time scan of their accounts and transactions against the list. The list is confidential and is provided biweekly. Banks issuing credit on behalf of Bluestem Brands, Inc (“Bluestem”) then securely provide Bluestem with the 314(a) list for investigation. The puipose of this policy is to ensure compliance with the regulation by identifying individuals or transactions that are on the FinCEN 314(a) list so that we can promptly notify our partner banks, who can then report any true matches to FinCEN. II. OBJECTIVES The objectives of this policy are to: Identify by comparison to the FinCEN 314(a) biweekly list a true match of any individual who has had an account issued by one of our partner banks within, at a minimum, the preceding 12 months. To verify that a true match exists in the event of a possible match. If a true match exists, report it to our partner bank to be reported to FinCEN. III. MATCHING PROCESS

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Bank Partners All customers with a credit account issued by a partner bank must be compared to the FinCEN 314(a) list for any true matches on a biweekly basis. This comparison process is initiated by Bluestem’s partner banks. Since FinCEN only provides the list directly to financial institutions, Bluestem’s partner banks are responsible for providing the lists to Bluestem. The partner bank’s customer database for at least the preceding 12 months is compared to the most recently issued 314(a) list. Bluestem reviews the lists for any possible matches, and all possible matches are manually reviewed to determine if a true match exists. All false positives will be noted and that information reported to the partner bank. All true matches will immediately be reported to the partner bank. IV. CONFIDENTIALITY All information provided on the FinCEN 314(a) list is strictly confidential and should be secured. Any names on the list will not be disclosed to any person or entity without the express permission of the financial institution who provided the list or as required by law. Internally, any information on the list will be confined to those employees who have business need for the information in order to comply with our policies and procedures. Bluestem will not disclose to any person, other than to FinCEN, the issuing partner bank’s primary banking regulator, or the federal law enforcement agency on whose behalf FinCEN is requesting information, the fact that FinCEN has requested or obtained information. V. REPORTING Employees responsible for reviewing any possible matches for true matches must notify the Compliance Department of any possible match they believe may be a true match within one business day of their review. If, after review, the Compliance Department believes the match may be a true match, the Compliance Department must notify the partner bank within one business day of review. Notification to the partner bank is completed via a secure email to the staff member designated by the partner bank. Unless the information request specifically states otherwise, Bluestem will take no action on the true match (other than to notify the partner bank) unless further instruction is received by the partner bank. VI. RECORD RETENTION Documentation showing evidence of compliance with the above objectives will be kept for a minimum of five years.

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Procedures: Operational procedures governed or impacted by this regulation can be found on the “Procedures Index by Regulation” spreadsheet housed on the Consumer Credit Compliance Program SharePoint site. History: Drafted 07.08.09 Version 12.1 drafted 05.04.10 Version 12.1 approved by Consumer Credit Compliance Program Steering Committee 05.06.2010

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Exhibit L SafeLine Account Protection (includes both Debt Suppression and Debt Waiver) General Requirements for Benefit Activation ® Customer will not qualify for benefits if account is seriously delinquent (more than sixty (60) days past due) when we review Benefit Activation Application. ® Customer must complete a Benefit Activation Application and submit it, along with the supporting documentation, to Gettington Account Services at the address shown on the application. ® Gettington Account Services will verify the information given and evaluate request for benefit activation. ® If benefit activation is approved, benefits will be activated immediately. If benefits are not approved, customer will be notified of such action and the reason benefits were not activated. ® For Payment Suspension Benefits, except when activated for Life Events, customer will be required to provide proof of continued qualification for benefit activation, as described below. Death Benefit: Balance Cancellation Benefit Description For the first ninety (90) days after enrollment in the Plan, customer may be eligible for the Balance Cancellation Benefit, but only in the event of Accidental Death. “Accidental Death” means death that (a) is directly due to an accidental injury that occurs after the enrollment date; (b) is independent of all other causes, except accidental injury; and (c) is unintended, unexpected, and unforeseen. If death occurs more than ninety (90) days after enrollment in the Plan, customer may be eligible for the Balance Cancellation Benefit regardless of the cause of death; however, death from war, act of war (declared or not), or act of terrorism invalidates eligibility for the Balance Cancellation Benefit. Conditions for Death Benefit Activation ® Death certificate must be provided. Involuntary Unemployment Benefit: Payment Suspension Benefit and Balance Cancellation Benefit Customer may be eligible for a Payment Suspension Benefit if they become Involuntarily Unemployed. “Involuntary Unemployment” or “Involuntarily Unemployed” means customer has suffered an entire loss of employment income due to one of the following reasons: (a) layoff, (b) general strike, or (c) involuntary termination by the employer. Benefits will not be activated for termination due to willful or criminal misconduct, unionized labor dispute, or lockout. The following are examples of occurrences that do not qualify as Involuntary Unemployment: (a) voluntary forfeiture of employment salary, wages or employment income; (b) resignation; (c) retirement; (d) scheduled termination of an employment contract; (e) termination of employment; or (f) loss of income caused by illness, disease, accident, injury or pregnancy (although these occurrences may qualify for a Disability Payment Suspension Benefit, as described below). A customer is not eligible for Involuntary Unemployment benefit activation if they are self-employed, retired or permanently disabled. The Maximum Benefit Period for Involuntary Unemployment is twelve (12) months. If a customer is continuously involuntarily unemployed for twelve (12) consecutive months, they may be eligible for a Balance Cancellation Benefit at that time. Conditions for Involuntary Unemployment Benefit Activation • Customer must be enrolled in the Plan for three (3) months prior to requesting benefit activation due to Involuntary Unemployment. ® Customer must have been working in a job for thirty (30) or more hours per week for the three (3) months immediately preceding date of Involuntary Unemployment in order to qualify for benefit activation. Customer will be required to submit a copy of state unemployment registration form provided by the state in which they collect Involuntary Unemployment benefits. Upon approval of Benefit Activation Application, benefits will be activated retroactive to the later of (a) Customer’s first day of Involuntary Unemployment, in which case any delinquency relating to the Involuntary Unemployment condition will be cleared (if present); or (b) three (3) months after enrollment date in the program, in which case any negative status or reporting will be cleared only if it arose at least three (3) months after enrollment date in the program and was a result of the Involuntary Unemployment condition for which customer received Payment Suspension Benefits. ® Each month customer may be required to give proof that of continued receipt of state unemployment benefits. Disability Benefit: Payment Suspension Benefit and Balance Cancellation Benefit Customer may be eligible for a Payment Suspension Benefit if becomes Disabled. If customer is a working person, “Disability” or “Disabled” means that, as a result of an injury or illness, they are unable to perform the material and substantial duties of customer’s occupation and are under the continuous treatment of a physician. If customer is a non-working person, “Disability” or “Disabled” means that, as a result of an injury or illness, they are unable to perform all the normal activities of daily living of a person of like age or sex as certified by a physician and are under the continuous treatment of a physician.

A customer does not qualify for benefit activation if Disability is due to (a) childbirth, (b) normal pregnancy, or (c) intentionally self-inflicted injuries. Disability must begin more than thirty (30) days after customer enrolls in the Plan. If Disability is caused by a pre-existing condition, customer does not qualify for benefit activation until they have been enrolled in the Plan for six months. A pre-existing condition is an illness or an injury arising from an accident, that caused customer to consult with a physician or seek medical treatment within six (6) months prior to enrollment date. The Maximum Benefit Period for Disability is twelve (12) months. If customer is continuously disabled for twelve (12) consecutive months, they may be eligible for a Balance Cancellation Benefit at that time. Conditions for Disability Benefit Activation for Working Persons • Customer must be out of work for thirty (30) or more consecutive days to qualify for benefit activation. ® Customer must have been working in a job for thirty (30) or more hours per week for the three (3) months immediately preceding date of Disability to qualify for benefit activation. • Customer may be asked to provide a statement from physician stating the cause of the Disability, the initial onset of the Disability, the expected duration of the Disability, and a statement that they are unable to perform the customer’s regular job. Each month the customer may be required to give proof that Disability has continued. Conditions for Disability Benefit Activation for Non-Working Persons • Customer must have been unable to perform at least one (1) of the activities of daily living for thirty (30) or more consecutive days to qualify for benefit activation. ® Customer may be asked to provide a statement from physician stating the cause of the Disability, the initial onset of the Disability, the expected duration of the Disability, and a statement that they are unable to perform at least one (1) of the activities of daily living. Each month customer may be required to give proof that Disability has continued. Hospitalization Benefit: Payment Suspension Benefit and Balance Cancellation Benefit Customer may be eligible for a Payment Suspension Benefit if they become Hospitalized. “Hospitalization” or “Hospitalized” means that customer is admitted to a Hospital and remains in the Hospital for more than forty-eight (48) hours. The term “Hospital” means a (a) licensed medical facility; (b) chiropractic hospital; (c) acute care facility; (d) nursing home; (e) residential drug facility; (f) psychiatric facility; (g) hospice facility; or (h) rehabilitation facility. Customer does not qualify for benefit activation if Hospitalization is due to (a) childbirth, (b) normal pregnancy, or (c) intentionally self-inflicted injuries. The Maximum Benefit Period for Hospitalization is three (3) months.

If customer is continuously hospitalized for three (3) consecutive months, they may be eligible for a Balance Cancellation Benefit at that time. Conditions for Hospitalization Benefit Activation ® Hospitalization must begin more than thirty (30) days after enrollment in the Plan. Customer may be asked to provide proof of Hospital stay and the duration of the stay. Unpaid Leave of Absence Benefit; Payment Suspension Benefit Customer may be eligible for a Payment Suspension Benefit if they take an Unpaid Leave of Absence (“Leave”). “Leave” means an employer-approved temporary absence without pay from permanent, non-seasonal, full-time employment. The following are examples of occurrences that do not qualify as a Leave: (a) resignation; (b) retirement; (c) scheduled termination of employment contract; (d) termination of employment; and (e) absence from work due to illness, disease, accident, or injury (although these occurrences may qualify for a Disability Payment Suspension Benefit as described above). Customer is not eligible for Leave benefit activation if they are self-employed or are an independent contractor. The Maximum Benefit Period for Leave is three (3) months. Conditions for Leave Benefit Activation Leave must begin more than thirty (30) days after enrollment in the Plan. Customer must have been working in a job for thirty (30) or more hours per week for the three (3) months immediately preceding date of Leave. Customer may be asked to provide proof from employer, stating that they have been granted a Leave from work, the reason for the Leave, and the duration of the Leave. Life Event: Payment Suspension Benefit Customer may be eligible for a Payment Suspension Benefit if they experience a Life Event. “Life Event” means (a) marriage or entrance into a domestic partnership; (b) the birth of child or adoption of a child; (c) divorce; (d) retirement; (e) change of primary residence; (f) the death of Spouse or Domestic Partner; or (g) experiencing of a natural disaster. The Maximum Benefit Period for a Life Event is three (3) months, except for “(e) change of primary residence,” in which case the benefit period is one (1) month.

Conditions for Life Event Benefit Activation Customer must be enrolled in the Plan for thirty (30) days prior to requesting benefit activation due to a Life Event. Customer must notify Gettington Account Services within one (1) year of the date the Life Event initially occurred. Customer will be required to provide satisfactory evidence, such as a copy of (a) a marriage certificate; (b) a birth certificate or adoption papers; (c) the divorce decree or court order of divorce; (d) a letter from the employer indicating retirement; (e) an address change documentation, such as a signed lease, real estate purchase agreement, or deed of trust; (f) a death certificate; or (g) documentation indicating that as a result of a natural disaster customer experienced at least five hundred dollars ($500) in damages to residence or proof that residence is uninhabitable, or other proof that customer has been directly impacted by a federally declared natural disaster. Pricing — Price listed below is as of date of signing of contract. Price is set by Gettington and may be amended at the sole discretion of Gettington. 1. $1.19 per $100 of total balance of Gettington credit account. Marketing Channels — Marketing Channels listed below are as of date of signing of contract. Marketing Channels are set by Gettington and may be amended at the sole discretion of Gettington Print including Statement message, catalog, insert, bangtail and solo direct mail Inbound and outbound telemarketing Internet and email marketing Customer Service cross-sell and order add-on

Permissible States and Territories for Safeline Marketing As of the day of the contract, the permissible states and territories are: States Alabama Arizona Arkansas California Colorado Connecticut Delaware Georgia Hawaii Idaho Illinois Indiana Iowa Kansas Kentucky Louisiana Maine Maryland Michigan Minnesota Mississippi Missouri Nebraska Nevada New Hampshire New Jersey New Mexico New York North Carolina North Dakota Ohio Oklahoma Oregon Pennsylvania Rhode Island South Carolina South Dakota Tennessee Texas Utah Vermont

Virginia Washington West Virginia Wisconsin Wyoming Territories District of Columbia Puerto Rico For greater clarity, the states and territories that are not to be marketed to as of the date of this contract are: States Alaska Florida Massachusetts Montana Territories American Samoa Federated States of Micronesia Guam Marshall Islands Northern Mariana Islands Palau Virgin Islands Both parties have an obligation to amend this list as information about other permissible (and not permissible) states and territories becomes available.

EXHIBIT M Debt Waiver Product Terms and Conditions See Subsequent Pages

IMPORTANT
Review immediately the SafeLine® Account Protection Plan Summary enclosed, then sign and mail the form below.

Cut along dotted line

SafeLine® Account Protection

Enrollment Acknowledgement

Thank you for choosing SafeLine!

I acknowledge my enrollment in the SafeLine Account Protection program offered by WebBank to protect my Gettington Credit Account and I have received the SafeLine Plan Summary.

Gettington Credit Account Number:

____
Account Holder Name (please print)

____
Address

____
City State Zip

____
Account Holder Signature

PLEASE SIGN THIS FORM AND MAIL PROMPTLY TO:

Gettington Account Services
6250 Ridgewood Road
St. Cloud, MN 56303

Congratulations on choosing SafeLine® Account Protection

Your enrollment ensures worry-free protection of your Gettington Credit Account for just pennies a day and you pay nothing if you have no balance!

- In case of job loss or disability, SafeLine freezes your account for up to 6 months: no monthly payments or late fees will be due and no SafeLine monthly fees will be assessed.
- Or, in the event of your death, the outstanding account balance up to the assigned credit line will be waived.

See inside for important information about your benefits and retain this for your records.

Claim Information
To make an eligible claim, please contact Gettington Account Services:

By Mail
Gettington Account Services
6250 Ridgewood Road
St. Cloud, MN 56303

By Phone
Toll-free 1-866-688-1091
Monday-Friday, 8am-8pm CT

©Gettington 5-060421-000

Welcome to SafeLine® Account Protection



You've made a smart choice.

Your SafeLine enrollment provides worry-free protection of your Gettington Credit Account (issued by WebBank).

PLEASE REVIEW THE ENCLOSED PLAN SUMMARY. It contains important information about your coverage and contacts for making a claim.

Gettington.

RETAIN FOR YOUR RECORDS.

EXHIBIT M

Safeline Account Protection plan Summary lf a” conclitions are met- Vour Gettington Credit Account (issued by -You cannot qualify for disability benefits due to a) childbirth. 3T6 LI lie nCCU U 111 V lOl.cC HOI I WebBank) will be frozen for the shortest of: 1) the number of months you b) normal pregnancy, or c) intentionally self-inflicted injuries. R a,, Ci a wyi wm~ky\i ave Deen enrolled in SafeLine, 2] the length of your unemployment, 3) You cannot re-submit a benefit activation request due to a disability Oil OUifllllQBjf the length of your disability occurrence, or 4) six months. Once benefits condition that we have already honored for the full six-month have expired, your account will “be reactivated and you will be responsible benefit period. for making monthly payments again, as outlined in your Gellington Credit • Gettington Account Services will verify the information given and This is a summary of benefits and conditions of the optional SafeLine Account (issued by WebBank) agreement. In the event of your death, the evaluate your request for benefit activation. Account Protection Program in which you have elected to be enrolled account balance as of the date of your death (up to your assigned credit • You will not qualify for benefits if your account is seriously in connection with your Gettington Credit Account (issued by WebBank). |im;t) wju t,e wajved (provided all conditions are met) and your Gettington delinquent (more than 60 days past due) when we review your Credit Account (issued by WebBank) will be closed. application for benefits. In this benefits and conditions guide, the words ‘you’ and “your” refer to the person enrolled in the SafeLine Account Protection Program, and the Conditions for Unemployment Benefit Activation Conditions for Death Benefit words “we”, “us” and “our” refer to WebBank- . You must be out of work for 30 or more consecutive days prior to • You must be enrolled in SafeLine Account Protection for three making a request for benefits. months prior to date of death to be eligible for the death benefit. Enrollment . You must have been working in a job which entailed 30 or more hours • A death certificate must be provided. Upon receipt of death Your purchase of SafeLine Account Protection is an optional benefit for per wee]< jn orcjer l0 SUDmit an unemployment benefit activation request. certificate, your account balance will be waived up to your credit Gettington Credit customers. Whether or not you purchase this product .you are not eligible for the unemployment benefit if you are self- limit and your account will be closed. will not affect your application for credit or Ihe other terms of any existing employed. Retired and permanently disabled account holders cannot You will not qualify for benefits if your account is seriously credit agreement you have with WebBank. request benefit activation due to unemployment delinquent (more than 60 days past due) when we review your Your unemployment must be involuntary. application for benefits. The monthly fee for SafeLine Account Protection is 94 cents per S100 of . You must be enrolled in SafeLine Account Protection for three months your total balance at the end of each monthly billing cycle. For example. prjor l0 requesting benefit activation due to unemploymenL if your balance is $195 you will be assessed a fee of S1.83 15195/100 x .94). . you cannot submit a benefit activation request due to an unemployment If your balance is less than $100, this fee will be prorated. For example, if condition that we have already honored for the full six-month benefit your balance is $65. you will be assessed a fee of 61 cents ($65/100 x .94). period. • You will be required to submit a completed Benefit Activation Application “T’lLfc | . .i i if*i HP You have the right to cancel SafeLine Account Protection at any time. form 3nd a copy of your Slate unemployment registration form provided I 11011!% VOLI lOl If you cancel within 30 days of your enrollment date, we will refund to you by rhe state in which you collect unemployment benefits. your SafeLine Account Protection fee. We may cancel SafeLine Account . Gettington Account Services will verify the information given and rtHMAlIinn im Protection at any time. We will not reduce any claimed benefits you evaluate your request for benefit activation. 6111011100 IO are already receiving at the time of our cancellation notice. Gettington . Upon approval of your Benefit Activation Application, your benefits will “reserves the right to adjust benefits and pricing with 50 days prior written be retroactive to the later of your first day of unemployment, in which *—¦; yIs notification to you of the change. case any delinquency relating to the unemployment condition will be |L /*¦"*, ¦#- jf~% 1 1 Wk “.® cleared (if present), or three months after your enrollment date in the % “f f f i 111 mBenefits Description program. Also, any negative status or reporting will be cleared if it was a *_• CC 8 \_ , 111 \ SafeLine Account Protection freezes your Gettington Credit Account result of the unemployment condition that arose three months after your (issued by WebBank) for up to six months in the event that you become enrollment date in the program. ACCOUITt Protection unemployed or disabled, provided all conditions are met. (See ‘Conditions . r£acrl month you will be required to give proof that you will continue to for Unemployment Benefit Activation” and “Conditions for Disability receive unemployment benelils. Acceptable verification includes a copy Benefit Activation” below.) In the event of your death. SafeLine Account 0( electronic documentation of receipt of unemployment payment or Protection will waive your entire balance as of the dale of your death other similar verification. FOf yOUT SeCUTity, ple3Se (up to your assigned credit limit) provided all conditions are met. and . you will not qualify for benefits if your account is seriously delinquent your Gettington Credit Account (issued by WebBank) will be closed. (See (more than 60 days past due) when we review your application for fj[[ OUt the form On the “Conditions for Death Benefit’ below.) benefits. The term “freeze” means that we will not impose a minimum payment due. Conditions for Disability Benefit Activation Oilier SlUC Ol tlilo pallet late fees, overlimit fees, or SafeLine Account Protection fees in any billing . You must be enrolled in SafeLine Account Protection for 30 days prior to period in which benefits are provided. Your account status with Gettington requesting benefit activation due to disability.anG 171311 prOlTiptly tO wilt be frozen upon benefit activation during those billing periods, and no . You must be unable to work due to the disability. reports reflecting a deteriorating credit status with Gettington will be sent . you must t>e out of work for 30 or more consecutive days prior to aCkflOWledCje FeCeipt Of to any credit reporting agency during those billing periods. For example, if making a benefit activation request. your account is 30 days delinquent when you activate benefits, the status . No disability or illness benefit activation request can be submitted for VOIJ r P I“TO 11 ITl P D t will remain unchanged while your account is frozen. Please note that you pre-existing conditions until you have been enrolled in SafeLine Account JU ClllUllllieiH. will be unable lo use your Gettington Credit Account (issued by WebBank) Protection for six months. . r and interest will continue to accrue on your outstanding balance while .You must have been working in a job which entailed 30 or more “inTOriTlStlOn. SafeLine Account Protection is activated and your account is frozen. hours per wee|< jn order to submit a benefit activation request for a disability. You are not eligible for the disability benefit if y ou are retired. permanently disabled, or self-employed.

Hospitalization Benefit: Payment Suspension Benefit anil (f) the death of your Spouse or Domestic Partner or (g) your experiencing IBMKIBfifuH Balance Cancellation Benefit of a natural disaster. KWWMSYSEMmFXXmmnS Benefit Description Tlic Maximum Benefit Period Tor a Lire Event is three (3) months, except for lflillj B ft]j§ 1 amflSrM Stfga WjLl BkJ HI BlwJBi \ A / I 4- You may be eligible for a Payment Suspension Benefit if you become “<c> )’°ur cllal,ec r primary residence,” in which case the benefit period is one IWMMmMSliS VV GICO iTI £ LO Hospitalized. (I) month. illfllrKll .*- /• “Hospitalization” or “Hospitalized” means that you are admitted to Conditions lor Lile Event Benelit Activation BSiBmSimmmmBmMl I JL 1 a Hospital and remain in the Hospital for more than forty-eight (48) • You must be enrolled in the Plan for thirty (30) days prior to requesting GtS!SJmSlP’°W°lX9¥WOKKi \& ‘“lI iF tf~~% 1 1 W~\ f~\ hours. The term “Hospital” means a (a) licensed medical facility; (b) benefit activation due to a Life Event. WBmBmW§BmSm wk 1 §8l™?mlrrM 1 ifll t 1” 1 111 1 chiropractic hospital; (c) acute care facility; (d) nursing home; (e) You must notify Gettington Credit Account Services within one (f) year MXlSa!w/ %*JL I \— L> 1 1 1 \*<® residential drug facility; (f) psychiatric facility; (g) hospice facility; or (h) 0( the date the Life Event initially occurred. SVHWFTWf’VWM rehabilitation facility. • You will be required to provide satisfactory evidence, such as a copy llIB AcCOURt PrOtCCtlOn Pi US You do not qualify for benefit activation if your Hospitalization is due 0f (a) a marriage certificate; (b) a birth certificate or adoption papers; illilBl to (a) childbirth, (b) normal pregnancy, or (c) intentionally self-inflicted (C) the divorce decree or court order of divorce; (d) a letter from the “JgMHllMlMaflilglilM injuries. employer indicating retirement; (e) an address change documentation, llliiiBllM The Maximum Benefit Period for Hospitalization is three (3) months. such as a signed lease, real estate purchase agreement, or deed of trust; n -gggggfm* If you are continuously hospitalized for three (3) consecutive months, (<)a deatn certificate; or (g) documentation indicating that as a result of J\— cut along dotted nm .,. , 1 you may be eligible for a Balance Cancellation Benefit at that time with a natural disaster you expenenced at least five hundred dollars ($500) in r *” , “.jJBv. proof of your ongoing hospitalization damages to your residence or proof that your residence is uninhabitable, I Conditions lor Hospitalization Benefit Activation £ “inlZJtl” *l” ‘l“impacM by a MeraIll’ • f.J I — , • Your Hospitalization must begin more than thirty (30) days alter you; ,,J ° m I enroll in the Plan.; j 5 °• You may be asked to provide proof of your Hospital stay and the r™n,,k,!,f,,,«,,A ;.,,; ; % S /- n. ‘ duration of the stay. Congratulations on choosing i ; §B [ fpo- j i S r I • I I—;, “-stj envelope slot i are Line, protection pius i h j pi sswi” . ;’Benelit Description Your enrollment ensures worry-free protection of your 1 11—~ I § -o 1 ‘” TilSF IsAi k You may be eligible for a Payment Suspension Benefit if you take an WebBank/Gettington Credit Account for just pennies a 1 1 i , S < , :,,, Haik ‘V Unpaid Leave of Absence (“Leave”). day and you pay nothing if you have no balanceI ~Lj 1 Ss-g 1 “ Wftt. vi” “Leave” means an employer-approved temporary absence without pay , , , ,, ,. i % i y £ E1 ° a , iTlfe “ “’ ‘ from permanent, non-seasonal, full-time employment. In case of unforeseen events, SafeLine freezes your a; i < fs ‘ . f ‘S. Jl:V- The following are examples of occurrences that do not qualify as a Leave; account for up to the specified amount of time below; l ; g,, o vf3*=w?;. resignation- no monthly payments or late fees will be due and no ol. i K S > “JSJfc— :’ , > :. retirement; (c) scheduled termination of your employment contract SafeLine monthly fees will be assessed. Interest charges • l ; S 3 f -, • — (d) termination of employment; and (e) absence from work due to will continue to accrue. ( l £ ( WULi-.- illness, disease, accident, or injury (although these occurrences may • Job loss: up to 12 months I $i j I raEL’ qualify for a Disability Payment Suspension Benefit as described above). • Disability: up to 12 months i TJaBjt You are not eligible for Leave benefit activation if you are self-employed Unpaid leave of absence: up to 3 months [ ,, = % I “ ‘” l’ or are an independent contractor. • Hospitalization: up to 3 months I c 12 I Vm l\/P marip a Qmprt rhniro The Maximum Benefit Period for Leave is three (3) monllis. • Life event (as described inside): up to 3 months j c CD *$j 2 ° I u v’ IQW3 O ol I Id i I L-l lUIV-C. Conditions lor Leave Benefit Activation Or, in the event of your death, the outstanding account 1 §1 §5 if I 8 Your Safpl inp enrollment nrnvirlps Your Leave must begin more than thirty (30) days after you enroll in balance up to the assigned credit limit will be waived os g, §-S I TOUr bateLine enrollment provides mePian- u ,,, , , i u s -n ,2 e = o. i worry-free protection of your •You must have been working in a job for thirty (30) or more hours You may be eligible for other account balance , <o. wJsj J3 , rotKnntn rroHit A, .rt- per week for the three (3) months immediately preceding your date canceilation benefits. fli > .c ass ? , ueuinyion reuil AU-OUriT. ofLeave. , Uj o 8 s I — i i (issued by WebBank). You may be asked to provide proof from your employer, stating that See inside for important information about 1 f"** Sc’c’’S -Suj 1 you have been granted a Leave from work, the reason for the Leave, your benefits, including eligibility conditions. I &— -g u =« .!= .E j- , D, rn« nn/iEui Tun cur. n«n dt «u ci immov and the duration of the Leave. and retain this Plan Summary for your records. I ‘- < k 111 £1 PLEASE REVIEW THE ENCLOSED PIAN SUMMARY. 1 EaJ +- 1.&S Ej ;S , It contains important information about your Life Event: Payment Suspension Benefit ,, . , , T , ,. .u, , . i, S 9 11 S•§-o-o >-” I coverage and contacts for making a claim. . p Claim Information: To make an eligible claim. ,, C] ] i= — £”.£ S n Tl “O i- Beoellt Description please contact Gettington Credit Account Services: V>T J “c II — U<<G You may be eligible for a Payment Suspension Benefit if you experience t*«*i 0 t-a \ j % rm aLifeEvenL By Mail: Gettington Credit Account Services I f« 2g 5fj -I MmC\ #.,. “Life Event” means (a) your marriage or entrance into a domestic 625° Rid9ewood R°ad-st“cloud’MN 56303 I r £ t5 1 IMil GettlligtOII. partnership; (b) the birth of your child or your adoption of a child; (c) By Phone: Toll-free 1-866-688-1091 I J j; s < I *your divorce; (d) your retirement; (e) your change of primary residence; 1 I SGtUinglon 5-060501-000, RETAIN FOR YOUR RECORDS.

SafeLiHB® ‘Contact us to obtain a Benefit Activation Application by visiting us at -For Payment Suspension Benefits, except when activated for Life Events, -Upon approval of your Benefit Activation Application, your benefits Arpnimf PrnfprHnn Plus Plan nmmanr k fingerhut.com; or by writing to us at Gettington Credit Account Services. you will be required to provide proof of continued qualification for will be activated retroactive to the later of (a) your first day of Mbbuum 1-iuiei.iiuii rms nan ounimaiy 6250 Hidgew00d Rd., st. Cloud, MN 56303; or by calling us at benefit activation, as described below. Involuntary Unemployment,” in which case any delinquency relating to These are the terms and conditions of the notional SafeLine® Account 1-866-688-1091. The application will list the supporting documentalion the Involuntary Unemployment condition will be cleared (if present); ™lta™&rfutoSrtS,h thatyoumustprov.de. Death Benefit: Balance Cancellation MJ TJlCS fnlS’l connection with your WebBank/Gerfington Credit Account (“Credit • You must complete a Benefit Activation Application and submit it, g ff( BescnWan TJS%?X* IT™2™ L.JSI th Accounf) along with the supporting documentation, to Gettington Credit Account aenem uescnpnon if it arose at least three (3) months after your enrollment date in the '' Services at the address shown on the aoolication For the first ninety (90) days after your enrollment in the Plan, you may program and was a result of the Involuntary Unemployment condition In this amendment, the words “you” and “your” refer to the person ,.,. . on . be eligible for the Balance Cancellation Benefit, but only in the event for which you received Payment Suspension Benefits. enrolled n the Plan, and the words we, us” and “our refer to “ Gettington Credit Account Services will venfy the information given and . “ Ar.riri~n1,r neath “arrirfentai neith” means death that lai k ,- .. . ,. j. ¦... . ,uii.hnoni, evaluate vnur reouest for benefit activation ot your nccioemai ueatn. Accioentai ueatn means oeatn mat (a) is • Each month you may be required to give proof that you continue to WebBank. evaluate your request rorDenetitaciivanon. directly due to an accidental injury that occurs after the enrollment date; receive state unemployment benefits • If your benefit activation is approved, your benefits will be activated (o) js independent of all other causes, except accidental injury; and (c) is Enrollment immediately. If your benefits are not approved, you will be notified of unintended, unexpected, and unforeseen. such action and the reason benefits were not activated. ., ,,r . ... ,, ,, .. . . .,,, , Disability Benefit: Payment Suspension Benefit and Balance Your purchase of the Plan is optional. Whether or not you purchase the II y°"' dralh occurs ™re ‘ha” ninety (90) days after your enrollment Cancellation Benefit Plan will not affect your application for credit or the terms of any existing ln the pla”. y°u may oe el0ihle for Ihe Balance Cancellation Benefit credit agreement you have with WebBank regardless of the cause of death; however, death from war, act of war mmm uescnpuon The monthly fee for the Plan is $1.19 per $100 of your toy balance (declared or not), or act of terrorism invalidates eligibility for the Balance You may be eligible for a Payment Suspension Benefit if you become of your Credit Account at the end of each monthl/billing cycle. For I 1 mUm BeneM’ unless sudl lmalldatl°n ls eroblblted W”‘6 DlsablBd’ example, if your balance is $195 you will be assessed a fee of $2.32 W>i iv D rs io/-\f i4-f If you are a working person, “Disability” or “Disabled” means that, as ($195/$100 x $1.19). If your balance is $65, you will be assessed a fee UUl DCI Ifc-I lib Conditions for Death Benetit Activation a res ult of an injury or illness, you are unable to perform the material of $0.77 (SS5/S100 x $1.19). , /—.% -Your death certificate must be provided. and substantial duties of your occupation and are under the continuous You have the right to cancel the Plan at any time. If you cancel within BlB LllBYlCQ treatment of a physician. thirty (30) days of your enrollment date, we will refund your Plan fee. v-i«.v>m i- Involuntary Unemployment Benefit: Payment Suspension iTJ?/JumSS, We reserve the right to adjust any of the terms and conditions, or cancel StgiBMitfMclfflWfiMWngi Benefit and Balance Cancellation Benefit as a res ‘of a” llw ° “ ss’yGU a e“lD pertorm a” ormal the Plan entirely, with thirty (30) days prior written notification to you IfSMWffilTO nm.m n,,™nt; ,, activities of daily living of a person of like age or sex as certified by a of the change. Any change or cancellation will not affect any benefit fMJPPg uem” uesc"'“ra” physician and are under the continuous treatment of a physician. activation that exists on or prior to the effective date of such change or MMMMBHgMMHM You may be eil°lble ,or a Payment Suspension Benefit if you become You do not qualify for benefit activation if your Disability is due to cancellation. ™~ ~ “ vmmmmmm mmnw Involuntarily Unemployed. (a) childbirth, (b) normal pregnancy, or (c) intentionally self-inflicted Disability “Involuntary Unemployment” or “Involuntarily Unemployed” means injuries. Your Disability must begin more than thirty (30) days afteryou Balance Cancellation Benefit Descrintion a°ld y™become disabled im t0 an 12 Wto 12 you have suffered an entire loss of employment income due to one of enroll in the Plan. If your Disability is caused by a pre-existing condition, . .,,,.... k j accident or illness that leaves you unable to months consecutive the following reasons: (a) layoff, (b) general strike, or (c) involuntary you do not qualify for benefit activation until you have been enrolled Provided all conditions are met, we may activate your benefits and aT™ °’™e,12m™m months termination by the employer. in the Plan for six (6) months. A pre-existing condition is an illness or o? vnt’Seatntr we’mav SlZ’S Mhfend’E££ iTZnUTjS Benefits will not be activated for termination due to your willful an injury arising from an accident that caused you to consult with a ilZTJl y)°f°tleast30c,nsecutivedays . u The pnysicia,, or seek medilal trealmeni within six (6) monte prior l0 your Ci,S,nn h£~ £S IT r” h> Homitalratinn M°wi«Bara ex™Pl of occurrences that do not qualify as Involuntary enrollment date. ilTn-,C P cancellation, your Credit Hospitalization 3 After3 Unemployment (a) voluntary forfeiture of employment salary, wages The Maximum Benefit Period IbrDisabiti.y is twelve (12)™,!., Account win pecioseo. When you are hospitalized due to an months consecutive or employment income;, (b) resignation; (c) retirement; (d) scheduled lfyouarecontinuouslydisabledfortwelve(12)consecutivemonths,you accident or illness tor more than two months termination of an employment contract; (e) termination of employment, may he eligible for a Balance Cancellation Benefit at that time, as long as Payment Suspension Benefit Description consecutive days except tor involuntary termination by your employer; or (f) loss of income vou contlnue to meet the conditions for disability eligibility. Provided all conditions are met, we may activate your benefits and iiimt caused by illness- disEasB’ accide’lt. m’Y °r pregnancy (although these Conditions lor Disability Benefit Activation for Wnrkino Persons suspend your Credit Account during the benefit activation period. The Unemployment ,, After n occurrences may qualify for a Disability Payment Suspension Benefit, as ConOitmns or Disamitty Benefit Amvation lor Woman Persons term “suspend” means th at we will waive your requirement to make Should you lose your job unexpectedly, months consecutive described below). • You must be ou olf work: for thirty (30) or more consecutive days to the minimum monthly payment and will waive all late fees or Plan fees and are unemployed for at least months You are not eligible for Involuntary Unemployment benefit activation if you q ry o oe applicable to any billing period in which benefits are activated. 30 consecutive days are self-employed or retired. “ Yo« must have been working in a job for thirty (30) or more hours Upon benefit activation, your Credit Account is suspended. During those n,-j i ,,f ni,,, The Maximum Bencm Period for Involuntary Unemployment is twelve (12) °5”?, [°J *em,7,,erS,,SKliS*31 precBdlnB y0ur °’ billing periods, no reports reflecting a deteriorating credit status with Unpaid Leave of Absence 3 monlte. Disability to qualify for benefit activation. us will be sent to any credit reporting agency. Please note that you will Temporary Leave from work months f m continuously involuntarily unemployed for twelve (12) “ !°u “ be fA!?. P™a sta.te™,m f™m ‘™f. P”??10™be unable to use your Credit Account while benefits are activated, and lifpFvpntc. consecutive months, you may be eligible for a Balance Cancellation ‘hyen ™f. °,.tbe J?is’b£’h.be, ™l’a intspel°’ ,lbe. °’1Ih, interest will continue to accrue on your outstanding balance. LlfeEventS Benefit at that time, song as you continue to meet the requirements for iZX Upon benefit activation, your Credit Account will be suspended for the Such as marriage birth or adoption of child, unemployment ellgbility. LP,,n ?Z, n?£ S LZZV V”‘red to give shorter of (a) the number of months you have been enrolled in the rebrementdeat of a spouse er domestic months Conditions for,nvoiuntary Unemployment Benefit Activation rZlnTZZlJZLfcrlta. WorUiooPer™ Plan or (b) the length of time that the condition causing your benefits partner, natural disaster£ ‘ consecutive davs to °“S Dls!”,y Be“el” Act,va’m” “-WriS Persons to be activated continues up to the maximum benefit period; provided, “TT IZS henefi aJ.Snn consecutive days to . you mus[ havf, been unabe t(J perfom1 a( eaa m (1) of ,nB ac(ivities however, that suspension will never be less than one (1) month. Once Moving 1 I™’Dal™ acuvauon. of daiy ivi[]g fQr thirty or mK consecutive days to qualify for your benefits have expired, your account will be reactivated in the If you change you primary residence month You must be enrolled in the Plan for three (3) months prior to requesting benefit: activation. same status as it was on the date of benefit activation, and you will he benent aclrat">” due l0 Involuntary Unemployment . You my aske(j f0 fmM, a smmmi from ym pnysfcian . responsible for making monthly payments again as outlined in your Ueatn Benefit Account “ Y°u must have been working in a job for thirty (30) or more hours the cause of the Disability, the initial onset of the Disability, the Credit Account agreement. After90 days, forall causes ofdeath, balance per week for the three (3) months immediately preceding your date expected duration of the Disability, and a statementthatyou are unable General Requirements for Benefit Activation accidental death only in first 90 days cancellation of Involuntary Unemployment in order to qualify for benefit activation. t0 perform at ieast one (i) of tne activities of daily living. Each month • You will not qualify for benefits if your account is seriously delinquentI I’You wi” be required to submit a copy of your state unemployment you may be required to give proof that your Disability has continued. (more than sixty (60) days past due) when we review your Benefit If you meet eligibility requirements as stated in this Plan Summary. registration form provided to you by the state in which you collect Activation Application. Involuntary Unemployment benefits.

Exhibit N

Services Provided by Company

General program management

- Dedicated manager of the Program and liaison to WebBank
- Management of the origination function
  - Credit bureau reporting
  - Inventory management
  - Product development and hard-coding
- Management of payment processing
- Record maintenance, storage, retention and retrieval

Marketing

- Development of products, marketing plans, collateral materials, educational inserts, surveys and support materials
- Print production of collateral
- Application fulfillment
- Market research
- Notification to Borrowers of any change in terms

Credit Approval (based on WebBank credit policies)

- Customized programming to establish credit and fraud controls, meet servicing requirements and adhere to WebBank criteria
- Control Account creation, review and regular audit
- Review application for completeness and fraud
- Application processing
- Use of credit review system to approve, decline or hold accounts, including credit bureau analysis
- Adverse action notification
- Application retention, storage and retrieval

Credit Control

- Account management strategy recommendations and implementation (upon approval by WebBank)
  - Credit line management
  - Authorizations
  - Reissue
- Behavior and credit scoring

Customer Service

- Customer education
- Customer website for account status information and on-line payment options
- Voice response unit, 7 days, 24 hours
- 800 number for inbound customer service calls

• 800 number for applications by phone 800 number for Account activation 800 number for lost/stolen calls taken by live representative 7 days, 24 hours Account retention “Day-of payment processing (Western Union “walk-in service”, MoneyGram, check-by-phone payment vehicles) Dispute handling Charge-back processing Financial and non-financial adjustments to Accounts Customer information updates (name, address) Quality assurance monitoring On-going product, compliance and procedural training for representatives Collection/Fraud Issuing monthly billing statements Processing payments on Accounts from Borrowers Inbound and auto-dialer driven outbound calls on delinquent accounts according to documented phone and mail collection strategies 800 number for collection call backs Skip tracing Bankruptcy, deceased processing Charge-off processing Re-age processing (according to bank policy) Quality assurance monitoring Risk Management Tracking and analysis of products and portfolios Reporting Settlement and Reconciliation ® Daily settlement with WebBank © Daily balancing Legal/Regulatorv/Compliance Review of all collateral (solicitation pieces, customer education pieces, customer service and collection communication pieces, etc.) for adherence to regulations Proactive research on laws and regulations affecting Program Compliance and internal audit programs, with reports documenting findings Research, documentation and drafting of regulatory inquiry responses

Exhibit O Service Level Standards Service to be Provided Standard Customer Servicing and Collections Functions Company will utilize reasonable industry accepted standards and practices to affect customer service, collections, correspondence and payment processing consistent with the composition of the customer base being serviced. Company will comply in all material respects with Applicable Laws and regulations governing the business as well as the Account Documentation. Examples of this level of service include: a. Call Center Functions: Company will answer 70% of incoming customer service calls within 60 seconds, determined on a monthly average. Abandon rates will not exceed 6% determined on a monthly average. b. Collection Functions — applies to good phone delinquent Accounts where the Account balance is $50 or greater and the Account holder is not charged off, bankrupt, deceased, protected by a cease and desist order, institutionalized, or actively enrolled in a consumer credit counseling program: Company will attempt to contact 2 + cycle delinquent Accounts for which no successful contact was made or payment agreement reached no fewer than 5 times per month and Company will have a monthly average attempt penetration rate on 1+ cycle delinquent Accounts of greater than 80%. c. Correspondence Functions — Company will acknowledge written disputes in all material respects in accordance with the Billing Rights Notice and Applicable Laws and regulations including, but not limited to, Regulation of the Truth in Lending Act. d. Payment Processing Functions — Company will process customer payments in accordance with Account Documentation and in material compliance with Applicable Laws and regulations.

Data Entry (received bv 1 PM PST) Non-monetary changes 100% within 5 business days File maintenance changes made to an Account 100% within 5 business days New account application entry 100% within 5 business days Monetary Entries (received bv 12 PM EST1 Payments (identified) 100% same or next day Payments (unidentified) Research within 5 business days Adjustments 100% within 5 business days Statements A periodic summary of Account activity will be mailed to the Each cycle, in accordance with Borrower regulation Monthly Statement Storage Information set forth on the Account statement will 100% for 3 months be stored electronically Balance/status inquiry Information provided to Borrower regarding their 100% same day if telephonic; Account otherwise 5 business days Transaction Inquiry Information provided to Borrower regarding specific 100% same day if telephonic; transactions within last three months otherwise 5 business days Computer Letters and Notices Computer generated letters and notices to Mailed according to strategy; Borrower

Credit Bureau Reporting Account holder files will be sent to those credit bureau Monthly reporting agencies to whom the Company/Bank reports using the required format MIS Reports 100% within 5 business days Hard or soft copies of daily, weekly and monthly reports Collections Blocking of bankrupt and deceased Accounts 100% same or next business day Outbound calls on delinquent Accounts According to strategy Automated charge-off processing 100% within 1 business day of charge-off cycle